Exhibit 10.3

EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of June 11, 2015 (this “2015 Amendment”), in respect of (i) the Amended and Restated Term Loan Credit Agreement originally dated as of November 9, 2012 (as first amended and restated on November 19, 2013 and as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among McJunkin Red Man Corporation, as borrower (the “Borrower”), MRC Global Inc., the Subsidiary Guarantors party thereto, U.S. Bank National Association, as Collateral Trustee (in such capacity, the “Collateral Trustee”), the lending institutions party thereto from time to time, as Lenders, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other parties party thereto, (ii) the Security Agreement, dated as of November 9, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”), among the Borrower, the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, (iii) the Term Loan Pledge Agreement, dated as of November 9, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Pledge Agreement”), among the pledgors party thereto and the Collateral Trustee for the benefit of the Lenders, and (iv) the Collateral Trust Agreement, dated as of November 9, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Collateral Trust Agreement”), among the Borrower, the other Credit Parties party thereto, the Administrative Agent, the other Secured Debt Representatives (as defined therein) and the Collateral Trustee.

WHEREAS, the Borrower desires to effect certain amendments and modifications to the Credit Agreement, the Security Agreement, the Pledge Agreement, the Intercreditor Agreement and the Collateral Trust Agreement, in each case where applicable as agreed or otherwise consented to by the Required Lenders;

WHEREAS, the parties hereto have agreed to amend the Credit Agreement, the Security Agreement, the Pledge Agreement and the Collateral Trust Agreement as hereinafter provided;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in (i) the Credit Agreement shall, after the 2015 Amendment Effective Date, refer to the Credit Agreement as amended by the Credit Agreement Amendments (as defined below) pursuant to this 2015 Amendment (the “Amended Credit Agreement”), (ii) the Security Agreement shall, after the 2015 Amendment Effective Date, refer to the Security Agreement as amended by the Security Agreement Amendments (as defined below) (the “Amended Security Agreement”), (iii) the Pledge Agreement shall, after the 2015 Amendment Effective Date, refer to the Pledge Agreement as amended by the Pledge Agreement

Amendments (as defined below) (the “Amended Pledge Agreement”), and (iv) the Collateral Trust Agreement shall, after the 2015 Amendment Effective Date, refer to the Collateral Trust Agreement as amended by the Collateral Trust Agreement Amendments (as defined below) (the “Amended Collateral Trust Agreement” and, together with the Amended Credit Agreement, the Amended Security Agreement and the Amended Pledge Agreement, the “Amended Credit Documents”). Each reference to (x) the “Credit Agreement”, the “Security Agreement”, the “Pledge Agreement” and the “Collateral Trust Agreement” in each Credit Document shall, after the 2015 Amendment Effective Date, refer to the Amended Credit Agreement, the Amended Security Agreement, the Amended Pledge Agreement and the Amended Collateral Trust Agreement, respectively and (y) the “Credit Documents” shall, after the 2015 Amendment Effective Date, include each Credit Document amended hereby.

(b) As used in this 2015 Amendment, the following terms have the meanings specified below:

“2015 Amendment Effective Date” shall have the meaning assigned to such term in Section 8 hereof.

SECTION 2. Amendment to Credit Agreement. Each of the Credit Parties party hereto, the Administrative Agent, the Collateral Trustee and the Lenders party hereto, which Lenders constitute the Required Lenders, agree that, effective on the 2015 Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Credit Agreement Amendments”).

SECTION 3. Amendment to Security Agreement. Each of the Credit Parties party hereto, the Collateral Trustee and the Lenders party hereto, which Lenders constitute the Required Lenders, agree that, effective on the 2015 Amendment Effective Date, the Security Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Security Agreement attached as Exhibit B hereto (the “Security Agreement Amendments”).

SECTION 4. Amendment to Pledge Agreement. Each of the Credit Parties party hereto, the Collateral Trustee and the Lenders party hereto, which Lenders constitute the Required Lenders, agree that, effective on the 2015 Amendment Effective Date, the Pledge Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Pledge Agreement attached as Exhibit C hereto (the “Pledge Agreement Amendments”).

SECTION 5. Amendment to Collateral Trust Agreement. Each of the Credit Parties party hereto, the Administrative Agent, the Collateral Trustee and the Lenders party hereto,

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which Lenders constitute the Required Lenders, agree that, effective on the 2015 Amendment Effective Date, the Collateral Trust Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Collateral Trust Agreement attached as Exhibit D hereto (the “Collateral Trust Agreement Amendments” and, together with the Credit Agreement Amendments, the Security Agreement Amendments and the Pledge Agreement Amendments, the “Amendments”).

SECTION 6. Effect of Amendment; Reaffirmation; Etc. (a) Except as expressly set forth herein (including in clause (b)(ii) below), this 2015 Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Amended Credit Agreement, the Amended Security Agreement, the Amended Pledge Agreement, the Amended Collateral Trust Agreement or under any other Credit Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement, the Amended Security Agreement, the Amended Pledge Agreement or the Amended Collateral Trust Agreement or any other provision of the Amended Credit Agreement, the Amended Security Agreement, the Amended Pledge Agreement or the Amended Collateral Trust Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) each Credit Party acknowledges and agrees that (A) each Credit Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, the Security Agreement, the Pledge Agreement and the Collateral Trust Agreement, as amended pursuant to this 2015 Amendment, and, in the case of the Intercreditor Agreement, as amended pursuant to clause (b)(ii) below) and (B) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Obligations on the terms and conditions set forth in the Security Documents, and hereby ratifies the security interests granted by it pursuant to the Security Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guarantee with respect to all of the Guaranteed Obligations (as defined therein).

(b) It is understood and agreed that, by execution of this 2015 Amendment, the Lenders party hereto, which Lenders constitute (a) the Required Lenders under the Credit Agreement and (b) the holders of Priority Lien Debt (as defined in the Collateral Trust Agreement) in an amount at least equal to the percentage of holders of Priority Lien required to deliver an Act of Required Debtholders (as defined in the Collateral Trust Agreement), and, hereby (i) authorize and direct each Agent to execute and deliver, and perform each of its obligations under each Amended Credit Document to which such Agent is a party (it being understood and agreed by each of the parties hereto that no Agent shall be required to execute and deliver the Amended Credit Agreement, the Amended Security Agreement nor the Amended Pledge Agreement for any such Amended Credit Document to become effective as of the 2015 Amendment Effective Date upon satisfaction of the conditions precedent to effectiveness of this 2015 Amendment set forth in Section 8 hereof) and (ii) authorize and direct the Collateral

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Trustee to execute and deliver, and perform each of its obligations under, the Fourth Amended and Restated Intercreditor Agreement, substantially in the form attached as Exhibit E hereto (the “Fourth Amended Intercreditor Agreement”), among the Borrower, the guarantors party thereto, Bank of America, N.A., in its capacity as collateral agent for the Revolving Credit Lenders referenced therein, and the Collateral Trustee. Without limiting the foregoing, each Lender party hereto hereby authorizes each of the Agents party hereto to enter into, execute, deliver and/or file such other documents and instruments as shall be necessary to give effect to the Amendments and the other transactions contemplated by this 2015 Amendment.

(c) This 2015 Amendment constitutes a “2015 Amendment” as such term is used and defined in the Amended Credit Agreement. This 2015 Amendment constitutes an “Act of Required Debtholders” with respect to the transactions contemplated hereby as such term is used and defined in the Collateral Trust Agreement and the Amended Collateral Trust Agreement. From and after the 2015 Amendment Effective Date, this 2015 Amendment and each Amended Credit Document shall be a Credit Document.

SECTION 7. Representations of the Credit Parties. Each of the Credit Parties hereby represents and warrants that, immediately prior to and immediately after giving effect to the transactions contemplated by this 2015 Amendment, including Amendments to the Credit Agreement, the Security Agreement, the Pledge Agreement and the Collateral Trust Agreement:

(a) the representations and warranties set forth in Article 8 of the Credit Agreement and in each other Credit Document shall be true and correct in all material respects on and as of the 2015 Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (it being understood and agreed that each reference therein to the “Closing Date” shall be deemed to be a reference to the 2015 Amendment Effective Date); provided, that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the 2015 Amendment Effective Date with the same effect as though made on and as of such date or such earlier date, as applicable;

(b) such Credit Party has full power and authority, and has taken all action necessary, to execute and deliver this 2015 Amendment and to consummate the transactions contemplated hereby and neither its execution and delivery of this 2015 Amendment nor the consummation of the transactions contemplated hereby violate such Credit Party’s Organizational Documents or Applicable Law; and

(c) no Default shall exist or would result from the transactions contemplated by this 2015 Amendment, including the amendments to the Credit Agreement, the Security Agreement, the Pledge Agreement and the Collateral Trust Agreement set forth herein.

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SECTION 8. Effectiveness. This 2015 Amendment and each of the Amendments shall become effective on the date (the “2015 Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received from each Credit Party and each Lender either (i) a counterpart of this 2015 Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include an electronic transmission of a signed signature page of this 2015 Amendment) that such party has signed a counterpart of this 2015 Amendment or authorized the Administrative Agent to sign this 2015 Amendment on its behalf;

(b) the Borrower shall have (i) made an optional prepayment (the “Prepayment”) of Term Loans pursuant to, and in accordance with the requirements of, Section 5.01 of the Credit Agreement in an aggregate principal amount of at least $200,000,000 and (ii) paid in full all accrued but unpaid interest with respect to the Term Loans prepaid pursuant to the Prepayment (irrespective of whether such accrued amounts are otherwise then due and payable by the terms of the Credit Agreement);

(c) (i) the applicable Agents shall have received all fees and expenses due and payable on or prior to the 2015 Amendment Effective Date under the Credit Agreement or any other Credit Document in connection with this 2015 Amendment, including, to the extent invoiced at least two Business Days prior to the 2015 Amendment Effective Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all out-of-pocket expenses of the Collateral Trustee, the Lenders and the lead arrangers (including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (which shall be limited to the reasonable fees, disbursements and other charges of White & Case LLP, as counsel to the lead arrangers, the Lenders and the Agents (other than the Collateral Trustee) and of Covington & Burling LLP, counsel to the Collateral Trustee)) for which invoices have been presented at least one (1) Business Day prior to the 2015 Amendment Effective Date, required to be reimbursed or paid by the Credit Parties hereunder, under the Credit Agreement or any other Credit Document or otherwise in connection with this 2015 Amendment, (ii) the lead arrangers shall have received the fees in the amounts as set forth in the Engagement Letter, dated as of June 2, 2015, between MRC Global Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to be received on the 2015 Amendment Effective Date and (iii) the Borrower shall have paid to the Administrative Agent, for the account of each Lender that has delivered to the Administrative Agent an executed counterpart of this 2015 Amendment on or prior to 3:00 p.m., New York City time, on June 8, 2015, a fee in an aggregate amount equal to 0.10% of the aggregate principal amount of all Term Loans of such Lender outstanding immediately after consummation of the Prepayment;

(d) the Collateral Trustee shall have received:

(I) an Officer’s Certificate (as defined in the Collateral Trust Agreement) certifying on behalf of the Borrower that the entry into this 2015 Amendment, the Amended Credit Documents and the Fourth Amended Intercreditor Agreement will not result in the breach of any provision of the Secured Debt Documents (as defined in the Collateral Trust Agreement) or the ABL Debt Documents (as defined in the Collateral Trust Agreement), and

(II) a legal opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, special New York counsel to the Credit Parties, to the effect that the execution and delivery by the Collateral Trustee of (x) this 2015 Amendment, (y) the Amended Credit Documents to which the Collateral Trustee is a party, and (z) the Fourth Amended Intercreditor Agreement are in each case authorized or permitted under the Collateral Trust Agreement; and

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(e) the representations and warranties set forth in Section 7 shall be true and correct in all material respects on and as of the 2015 Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the 2015 Amendment Effective Date with the same effect as though made on and as of such date or such earlier date, as applicable.

SECTION 9. Governing Law. THIS 2015 AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Counterparts. This 2015 Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this 2015 Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this 2015 Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this 2015 Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MCJUNKIN RED MAN CORPORATION

By:	/s/ Elton R. Bond
Name:	Elton R. Bond
Title:	Senior Vice President and Chief Accounting Officer

Parent:

MRC GLOBAL INC.

By:	/s/ Elton R. Bond
Name:	Elton R. Bond
Title:	Senior Vice President and Chief Accounting Officer

Subsidiary Guarantors:

MIDWAY-TRISTATE CORPORATION
MCJUNKIN RED MAN DEVELOPMENT CORPORATION
MILTON OIL & GAS COMPANY
GREENBRIER PETROLEUM CORPORATION
RUFFNER REALTY COMPANY
MRC MANAGEMENT COMPANY
THE SOUTH TEXAS SUPPLY COMPANY, INC.

By:	/s/ Elton R. Bond
Name:	Elton R. Bond
Title:	Senior Vice President and Chief Accounting Officer

SIGNATURE PAGE TO 2015 AMENDMENT

BANK OF AMERICA, N.A., as Administrative Agent, on behalf of the Required Lenders

By	/s/ John Pantalena
Name: John Pantalena
Title: Director

SIGNATURE PAGE TO 2015 AMENDMENT

U.S. BANK, NATIONAL ASSOCIATION, as Collateral Trustee

By	/s/ Prital K. Patel
Name: Prital K. Patel
Title: Vice President

SIGNATURE PAGE TO 2015 AMENDMENT

Exhibit A

Credit Agreement Amendments

Composite copy reflecting amendments made pursuant to the ~~Refinancing~~2015

Amendment ~~and Incremental Joinder Agreement~~ dated as of ~~November 19,~~

~~2013.~~June 11, 2015.

$793,500,000

SECOND AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

dated as of ~~November 19, 2013~~June 11, 2015

(Originally dated as of November 9, 2012 and

 first amended and restated as of November 19, 2013)

among

MCJUNKIN RED MAN CORPORATION,

as the Borrower,

MRC GLOBAL INC.,

as Guarantor,

Each Other Subsidiary Guarantor from Time to Time Party Hereto,

The Several Lenders

from Time to Time Parties Hereto

BANK OF AMERICA, N.A.,

as Administrative Agent

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Trustee

~~[~~GOLDMAN SACHS LENDING PARTNERS LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BARCLAYS BANK PLC,

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

KEY BANK NATIONAL ASSOCIATION

SUNTRUST ROBINSON HUMPHREY, INC.

as Co-Managers

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agent

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS BANK PLC

as Co-Syndication Agents~~]~~

*	With respect to the 2013 Term Loans borrowed on November 19, 2013, Bank of America, N.A., Barclays Bank PLC, Goldman Sachs Lending Partners LLC and Wells Fargo Securities, LLC ~~act~~acted as joint lead arrangers and joint bookrunners.

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01.	Defined Terms	2
Section 1.02.	Other Interpretive Provisions	~~58~~60
Section 1.03.	Accounting Terms; Exchange Rates	~~59~~60
Section 1.04.	Rounding	~~59~~61
Section 1.05.	References to Agreements, Laws, Etc.	~~60~~61

ARTICLE 2
AMOUNT AND TERMS OF CREDIT

Section 2.01.	Term Loan Borrowing Commitments	~~60~~61
Section 2.02.	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~60~~62
Section 2.03.	Notice of Borrowing	~~60~~62
Section 2.04.	Disbursement of Funds	~~61~~63
Section 2.05.	Repayment of Loans; Evidence of Debt	~~63~~65
Section 2.06.	Conversions and Continuations	~~64~~66
Section 2.07.	Pro Rata Borrowings	~~65~~67
Section 2.08.	Interest	~~65~~67
Section 2.09.	Interest Periods	~~67~~68
Section 2.10.	Increased Costs; Capital Adequacy; Illegality; Inability to Determine Costs	~~67~~69
Section 2.11.	Funding Losses	~~70~~72
Section 2.12.	Change of Lending Office	~~70~~72
Section 2.13.	[Reserved]	~~70~~72
Section 2.14.	Incremental Facilities	~~70~~72
Section 2.15.	Refinancing Amendments	~~72~~74
Section 2.16.	Extension of Maturity Date	~~73~~75

ARTICLE 3
[INTENTIONALLY OMITTED]

ARTICLE 4
COMMITMENTS

Section 4.01.	Fees	~~76~~78
Section 4.02.	Mandatory Termination of Commitments	~~76~~78

ARTICLE 5
PAYMENTS

Section 5.01.	Voluntary Prepayments	~~76~~78
Section 5.02.	Mandatory Prepayments	~~77~~79

i

Section 5.03.	Method and Place of Payment	~~80~~82
Section 5.04.	Taxes	~~80~~82
Section 5.05.	Computations of Interest and Fees	~~84~~86
Section 5.06.	Limit on Rate of Interest	~~85~~87
Section 5.07.	Payments Generally; Administrative Agent’s Clawback	~~85~~88
Section 5.08.	Sharing of Payments	~~86~~89
Section 5.09.	Defaulting Lenders	~~87~~90
Section 5.10.	Replacement of Lenders	~~89~~91

ARTICLE 6
CONDITIONS PRECEDENT TO THE INITIAL BORROWING

Section 6.01.	Credit Documents	~~90~~92
Section 6.02.	Collateral	~~90~~93
Section 6.03.	Legal Opinions	~~91~~94
Section 6.04.	Officer’s Certificates	~~91~~94
Section 6.05.	Organizational Documents; Incumbency	~~91~~94
Section 6.06.	No Default, Representations and Warranties	~~92~~94
Section 6.07.	Insurance	~~92~~94
Section 6.08.	The Refinancing; Indebtedness	~~92~~95
Section 6.09.	Fees	~~92~~95
Section 6.10.	No Material Adverse Change	~~93~~95
Section 6.11.	No Litigation	~~93~~95
Section 6.12	Closing Certificate; Third Party Consents	~~93~~95
Section 6.13	Solvency Certificate	~~93~~96
Section 6.14	Know Your Customer	~~93~~96
Section 6.15	Borrowing Notice	~~93~~96

ARTICLE 7
RESERVED

ARTICLE 8
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 8.01.	Corporate Status	~~94~~96
Section 8.02.	Corporate Power and Authority	~~94~~96
Section 8.03.	No Violation	~~94~~97
Section 8.04.	Litigation	~~94~~97
Section 8.05.	Margin Regulations	~~95~~97
Section 8.06.	Governmental Approvals	~~95~~97
Section 8.07.	Investment Company Act	~~95~~97
Section 8.08.	True and Complete Disclosure	~~95~~97
Section 8.09.	Financial Condition; Financial Statements; No Material Adverse Change	~~95~~98
Section 8.10.	Tax Returns and Payments	~~96~~98
Section 8.11.	Compliance with ERISA	~~96~~98
Section 8.12.	Labor Matters	~~96~~99
Section 8.13.	Subsidiaries	~~97~~99

Section 8.14.	Intellectual Property	~~97~~99
Section 8.15.	Environmental Laws	~~97~~99
Section 8.16.	Properties	~~97~~100
Section 8.17.	Solvency	~~98~~100
Section 8.18.	OFAC	~~98~~100
Section 8.19.	PATRIOT Act	~~98~~101
Section 8.20.	Foreign Corrupt Practices Act	~~98~~101
Section 8.21.	Security Documents	~~98~~101

ARTICLE 9
AFFIRMATIVE COVENANTS

Section 9.01.	Information Covenants	~~99~~102
Section 9.02.	Books, Records and Inspections	~~104~~106
Section 9.03.	Maintenance of Insurance	~~104~~107
Section 9.04.	Payment of Taxes	~~105~~108
Section 9.05.	[Intentionally Omitted]	~~105~~108
Section 9.06.	Consolidated Corporate Franchises	~~105~~108
Section 9.07.	Compliance with Statutes, Regulations, etc.	~~106~~108
Section 9.08.	ERISA	~~106~~108
Section 9.09.	Maintenance of Properties	~~106~~109
Section 9.10.	Transactions with Affiliates	~~106~~109
Section 9.11.	End of Fiscal Years; Fiscal Quarters	~~107~~109
Section 9.12.	Additional Guarantors and Grantors	~~107~~110
Section 9.13.	Pledges of Additional Equity Interests and Evidence of Indebtedness	~~107~~110
Section 9.14.	Use of Proceeds	~~108~~111
Section 9.15.	Lender Meetings	~~108~~111
Section 9.16.	Maintenance of Ratings	~~108~~111
Section 9.17.	Further Assurances	~~108~~111
Section 9.18.	Designation of Subsidiaries	~~109~~112
Section 9.19.	Mortgaged Property	~~110~~112

ARTICLE 10
NEGATIVE COVENANTS

Section 10.01.	Limitation on Indebtedness	~~111~~114
Section 10.02.	Limitation on Liens	~~116~~119
Section 10.03.	Limitation on Fundamental Changes	~~119~~122
Section 10.04.	Limitation on Sale of Assets	~~120~~123
Section 10.05.	Limitation on Investments	~~123~~126
Section 10.06.	Limitation on Dividends	~~125~~128
Section 10.07.	Prepayments, Etc. of Indebtedness	~~126~~130
Section 10.08.	Limitations on Sale Leasebacks	~~127~~130
Section 10.09.	Changes in Business	~~127~~130
Section 10.10.	Burdensome Agreements	~~127~~130
Section 10.11.	Amendments of Organization Documents	~~128~~131

ARTICLE 11
EVENTS OF DEFAULT

Section 11.01.	Payments	~~128~~132
Section 11.02.	Representations, etc.	~~128~~132
Section 11.03.	Covenants	~~129~~132
Section 11.04.	Default Under Other Agreements	~~129~~132
Section 11.05.	Bankruptcy, etc.	~~129~~132
Section 11.06.	ERISA	~~130~~133
Section 11.07.	Guarantee	~~130~~133
Section 11.08.	Pledge Agreement	~~130~~133
Section 11.09.	Security Agreement	~~130~~134
Section 11.10.	Mortgages	~~131~~134
Section 11.11.	Judgments	~~131~~134
Section 11.12.	Change of Control	~~131~~134
Section 11.13.	Intercreditor; Subordination	~~131~~134

ARTICLE 12
REMEDIES UPON AN EVENT OF DEFAULT

Section 12.01.	Remedies Upon Event of Default	~~131~~135
Section 12.02.	Application of Funds	~~132~~135

ARTICLE 13
ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 13.01.	Appointment and Authorization of Agents	~~133~~136
Section 13.02.	Delegation of Duties	~~134~~137
Section 13.03.	Liability of Agents	~~134~~137
Section 13.04.	Reliance by Agents	~~134~~137
Section 13.05.	Notice of Default	~~135~~138
Section 13.06.	Credit Decision; Disclosure of Information by Agents	~~135~~138
Section 13.07.	Indemnification of Agents	~~136~~139
Section 13.08.	Agents in their Individual Capacities	~~136~~139
Section 13.09.	Successor Agents	~~137~~140
Section 13.10.	Administrative Agent May File Proofs of Claim	~~137~~141
Section 13.11.	Collateral and Guaranty Matters	~~138~~141
Section 13.12.	Other Agents; Arranger and Managers	~~139~~142
Section 13.13.	Appointment of Supplemental Administrative Agents	~~139~~143

ARTICLE 14
MISCELLANEOUS

Section 14.01.	Amendments, Etc.	~~140~~144
Section 14.02.	Notices; Effectiveness; Electronic Communications	~~143~~146
Section 14.03.	No Waiver; Cumulative Remedies; Enforcement	~~145~~148
Section 14.04.	Expenses	~~146~~149
Section 14.05.	Indemnification by the Borrower	~~146~~150
Section 14.06.	Payments Set Aside	~~148~~151

Section 14.07.	Successors and Assigns	~~148~~152
Section 14.08.	Confidentiality	~~155~~159
Section 14.09.	Setoff	~~157~~160
Section 14.10.	Interest Rate Limitation	~~157~~161
Section 14.11.	Counterparts	~~157~~161
Section 14.12.	Integration; Effectiveness	~~158~~161
Section 14.13.	Survival of Representations and Warranties	~~158~~162
Section 14.14.	Severability	~~158~~162
Section 14.15.	Governing Law; Jurisdiction; Etc.	~~158~~162
Section 14.16.	WAIVER OF RIGHT TO TRIAL BY JURY	~~159~~163
Section 14.17.	Binding Effect	~~160~~163
Section 14.18.	No Advisory or Fiduciary Responsibility	~~160~~163
Section 14.19.	Affiliate Activities	~~161~~164
Section 14.20.	Judgment Currency	~~161~~165
Section 14.21.	Electronic Execution of Assignments and Certain Other Documents	~~162~~165
Section 14.22.	PATRIOT Act	~~162~~166

v

SCHEDULES

Schedule 1.01(a)	Excluded Subsidiaries
Schedule 1.01(b)	Mortgaged Properties
Schedule 1.01(c)	Commitments and Addresses of Lenders
Schedule 6.08	Closing Date Indebtedness
Schedule 8.13	Subsidiaries
Schedule 8.16	Real Estate
Schedule 8.21	Filing Offices
Schedule 9.10	Closing Date Affiliate Transactions
Schedule 9.17(c)	Post-Closing Actions
Schedule 10.01(g)	Closing Date Indebtedness
Schedule 10.02(d)	Closing Date Liens
Schedule 10.05(d)	Closing Date Investments
Schedule 10.10	Permitted Burdensome Agreements
Schedule 14.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Exhibit A	Administrative Questionnaire
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Compliance Certificate
Exhibit D	Dutch Auction Procedures
Exhibit E	Form of Guarantee
Exhibit F	Form of Joinder Agreement
Exhibit G	Form of Mortgage
Exhibit H	Form of Note
Exhibit I	Form of Perfection Certificate
Exhibit J	Form of Pledge Agreement
Exhibit K	Form of Security Agreement
Exhibit L	Form of Notice of Borrowing
Exhibit M-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships
Exhibit M-2	Form of U.S. Tax Compliance Certificate for Foreign Participants that are not Partnerships
Exhibit M-3	Form of Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships
Exhibit M-4	Form of U.S. Tax Compliance Certificate for Foreign Participants that are Partnerships
Exhibit N	Form of Officer’s Certificate
Exhibit O	Form of Affiliate Lender Assignment and Acceptance
Exhibit P	Subordination Agreement

SECOND AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT dated as of ~~November 19, 2013~~June 11, 2015 (originally dated as of November 9, 2012 and first amended and restated on November 19, 2013), among McJunkin Red Man Corporation, a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent”), each Subsidiary Guarantor from time to time party thereto, the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), Bank of America, N.A. as Administrative Agent, U.S. Bank National Association as Collateral Trustee, Bank of America, N.A., Barclays Bank PLC (“Barclays”), Goldman Sachs Lending Partners LLC (“Goldman Sachs”) and Wells Fargo Securities, LLC (“Wells Fargo”), as Joint Lead Arrangers and Joint Bookrunners, KeyBank National Association (“KeyBank”) and SunTrust Robinson Humphrey (“STRH”) as Co-Managers, Merrill Lynch, Pierce, Fenner and Smith Incorporated (“MLPFS”) and Barclays as Co-Syndication Agents and Wells Fargo Bank, National Association (“Wells Fargo Bank”) as Documentation Agent (such term and each other capitalized term used but not defined in this introductory statement having the meaning provided in Article 1).

WHEREAS, the Borrower borrowed Term Loans under this Agreement on the Closing Date, together with (a) borrowings under that certain Amended and Restated Loan, Security and Guarantee Agreement, dated as of March 27, 2012, among the Borrower, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, Bank of America, N.A., as collateral agent and administrative agent for itself and the other parties signatory thereto (as amended, supplemented, modified, refinanced, refunded, renewed, extended or replaced from time to time, the “Revolving Loan Credit Agreement”) and (b) available cash, to repay senior secured notes of the Borrower, together with Transaction Expenses (as defined in the Existing Credit Agreement) related thereto, and to provide working capital for general corporate purposes;

WHEREAS, ~~the Borrower has requested that, as of the 2013 Refinancing Amendment Effective Date,~~ the 2013 Term Loan Lenders ~~make~~made 2013 Term Loans in an aggregate principal amount of $793,500,000 on the 2013 Refinancing Amendment Effective Date;

WHEREAS, the net proceeds of the 2013 Term Loans, together with available cash, ~~shall be~~were used to repay all amounts outstanding under the Existing Credit Agreement (as defined therein) as then in effect, pay Transaction Expenses (as defined therein) related thereto and provide for other general corporate purposes of Parent and its Subsidiaries; and

WHEREAS, ~~the Lenders are willing to make available to the Borrower the 2013 Term Loans, upon the terms and subject to the conditions set forth herein;~~the Borrower has requested that the Lenders agree to certain amendments to the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. (a) As used herein, the following terms shall have the meanings specified in this Section 1.01 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“2013 Incremental Term Loans” shall mean the “2013 Incremental Term Loans” as such term is defined in the 2013 Refinancing Amendment.

“2013 Refinancing Amendment” shall mean the Refinancing Amendment and Incremental Joinder Agreement dated as of November 19, 2013 among the Borrower, Parent, the other Guarantors party thereto, the 2013 Term Loan Lenders and the Agents party thereto.

“2013 Refinancing Amendment Effective Date” shall mean the “2013 Refinancing Amendment Effective Date” as such term is defined in the 2013 Refinancing Amendment.

“2013 Refinancing Term Loans” shall mean the “2013 Refinancing Term Loans” as such term is defined in the 2013 Refinancing Amendment.

“2013 Term Loan Commitments” shall mean the “2013 Term Loan Commitments” as such term is defined in the 2013 Refinancing Amendment.

“2013 Term Loan Lender” shall mean each “2013 Term Loan Lender” as such term is defined in the 2013 Refinancing Amendment.

“2013 Term Loans” shall mean, collectively, the 2013 Incremental Term Loans and the 2013 Refinancing Term Loans.

“2015 Amendment” shall mean the Second Amendment, dated as of June 11, 2015 among the Borrower, the Parent, the other Guarantors party thereto, the Lenders party thereto, the Agents party thereto and the Collateral Trustee.

“2015 Amendment Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of the 2015 Amendment set forth in Section 8 thereof shall have been waived or satisfied, which date is June 11, 2015.

“ABR” shall mean, for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the LIBOR Rate at such time determined for a one-month Interest Period plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, the ABR shall at no time be less than 2.00% per annum.

“ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.08(a).

“Accepting Lenders” shall have the meaning provided in Section 5.02(h).

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to Parent and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Administrative Agent” shall mean Bank of America, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 13.

“Administrative Agent’s Office” shall mean in respect of all Credit Events for the account of the Borrower, the office of the Administrative Agent set forth on Schedule 14.02, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 20% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Lender Assignment and Acceptance” shall have the meaning provided in Section 14.07(i).

“Agent Parties” shall have the meaning provided in Section 14.02(c).

“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, agents, attorneys-in-fact, trustees and advisors of such Persons and Affiliates.

“Agents” shall mean each Joint Lead Arranger, the Administrative Agent, the Collateral Trustee, the Documentation Agent, each Co-Syndication Agent and each Co-Manager.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” shall mean the Existing Credit Agreement, as amended by the ~~2013 Refinancing~~2015 Amendment and as the same may be further amended, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a LIBOR floor or ABR floor greater than 1.00% per annum or 2.00% per annum, respectively (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable ABR Margin or Applicable LIBOR Margin, as applicable), or otherwise; provided that

(a) OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated or remaining life to maturity at the time of its incurrence of the applicable Indebtedness); and

(b) the difference between the LIBOR Floor or ABR Floor of the New Term Loans and 1.00% per annum or 2.00% per annum respectively shall be equated to an increase or decrease, as applicable, in interest margins applicable to the New Term Loans provided, further, that any calculation of “All-In Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees paid to arrangers for such Indebtedness.

~~“Amended Intercreditor Agreement” shall have the meaning provided in Section 6.01(f).~~

“Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan that is a Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin
Level I Status	3.00%
Level II Status	2.75%

It is understood and agreed that as of the 2013 Refinancing Amendment Effective Date, the Applicable ABR Margin with respect to all ABR Loans shall be 3.00%.

“Applicable Law” shall mean, with respect to any Person, all laws, rules, regulations and legally binding governmental guidelines applicable to the Person and its Property, conduct, transaction, agreement or matter in question, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (having the force of law) and such Person’s Organizational Documents.

“Applicable LIBOR Margin” shall mean at any date, with respect to each LIBOR Loan that is a Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin
Level I Status	4.00%
Level II Status	3.75%

It is understood and agreed that as of the 2013 Refinancing Amendment Effective Date, the Applicable LIBOR Margin with respect to all LIBOR Loans shall be 4.00%.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, the Collateral Trustee or the Lenders by means of electronic communications pursuant to Section 14.02 and all electronic communications to provide information to prospective Eligible Assignees, Participants or other transferees.

“Asset Sale Prepayment Event” shall mean any Disposition of any business units, assets or other property of the Parent or any of its Restricted Subsidiaries not in the Ordinary Course of Business (including any Disposition of any Equity Interests of any Subsidiary of the Parent owned by the Parent or a Restricted Subsidiary, including any sale of any Equity Interests of any Restricted Subsidiary). Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any (a) transaction permitted by Section 10.04, other than transactions permitted by Section 10.04(b) or (b) Disposition of Revolving Credit Collateral (as defined in the Intercreditor Agreement); provided, that this clause (b) shall only apply prior to a Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit B.

“Available Amount” shall mean, at any time (the “Reference Time”), an amount equal to (a) the sum, without duplication, of:

(i) $50,000,000 plus

(ii) 50% of the net cash proceeds from the primary proceeds of the initial public offering of Equity Interests of the Parent in April 17, 2012 (the “IPO”) plus

(iii) 100% of Retained Excess Cash Flow plus

(iv) the cumulative amount of any proceeds of equity issuances (other than Disqualified Equity Interests) or capital contributions received in the form of cash or Permitted Investments by the Parent from and including the Business Day immediately following the Closing Date through and including the Reference Time plus

(v) 100% of the aggregate amount received by the Parent or any Restricted Subsidiary of the Parent in cash and Permitted Investments from:

(A) the sale (other than to the Parent or any such Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or any minority Investments,

(B) any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments (but without duplication of amounts included in the determination of Consolidated Net Income), or

(C) any returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investments;

provided that in the case of clauses (A), (B), and (C), in each case, to the extent that the Investment corresponding to the designation of such Subsidiary as an Unrestricted Subsidiary or any subsequent Investment in such Unrestricted Subsidiary or minority Investment, as applicable, was made in reliance on the Available Amount pursuant to Section 10.05(s) plus

(vi) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of Parent, the value of the Investments originally made by the Parent and the Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to Section 10.05(s) (or of the assets transferred or conveyed, as applicable) plus

(vii) an amount equal to any returns in cash and Permitted Investments (including dividends, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Parent or any Restricted Subsidiary of Parent in respect of any Investments made pursuant to Section 10.05(s) (but without duplication of amounts included in the determination of Consolidated Net Income), minus (b) the sum, without duplication, of:

(i) the aggregate amount of Investments made pursuant to Section 10.05(s) since the Closing Date and prior to the Reference Time;

(ii) the aggregate amount of Dividends pursuant to Section 10.06(c) since the Closing Date and prior to the Reference Time; and

(iii) the aggregate amount of prepayments, repurchases and redemptions of Indebtedness pursuant to Section 10.07(a)(i)(x) since the Closing Date and prior to the Reference Time.

“Bank of America” shall mean Bank of America, N.A.

“Bankruptcy Code” shall mean Title 11 of the United State Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrower Notice” has the meaning specified in Section 9.19(d).

“Borrower Materials” shall have the meaning provided in Section 9.01.

“Borrowing” shall mean and include the incurrence of one Type of Term Loan on the Closing Date or the 2013 Refinancing Amendment Effective Date, as applicable (or resulting from conversions on a given date after the Closing Date or the 2013 Refinancing Amendment Effective Date, as applicable) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to 2.10 (c) or (d) shall be considered part of any related Borrowing of LIBOR Loans).

“Borrowing Base” means, as of any date, an amount equal to:

(a) 85% of the face amount of all accounts receivable owned by the Parent and its Restricted Subsidiaries as of the end of the most recent month preceding such date for which internal financial statements are available that were not more than 180 days past due; plus

(b) 65% of the book value of all inventory owned by the Parent and its Restricted Subsidiaries as of the end of the most recent fiscal month preceding such date for which internal financial statements are available.

“Business Day” shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day that shall be in New York City a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Casualty Event” shall mean, with respect to any Collateral, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of property for which such Collateral for which the Parent or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation. Notwithstanding the foregoing, the term “Casualty Event” shall not include any transaction permitted by Section 10.04, other than transactions permitted by Section 10.04(b).

“CCAA” shall mean the Companies’ Creditors Arrangement Act (Canada), (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“CFC” shall mean a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

~~“CFC Pledgor” shall mean a Domestic Subsidiary of the Parent substantially all the direct or indirect assets of which are the Equity Interests of one or more CFCs.~~

“Change in Law” shall mean the occurrence, after the Closing Date, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) the adoption of a plan relating to the liquidation or dissolution of the Borrower (unless, after such liquidation or dissolution, Parent assumes all of the Obligations of the Borrower under this Agreement and the Security Documents for the benefit of the Secured Parties as provided thereunder);

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, has become the ultimate “beneficial owner” (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Parent;

(d) any “Change of Control” (or any comparable term) in any document pertaining to (i) the Revolving Loan Credit Agreement or (ii) in any indenture or other agreement governing Indebtedness issued in respect of any Permitted Additional Debt having a principal amount exceeding $50,000,000;

(e) Parent shall cease to own 100% of the Borrower’s outstanding capital stock (other than as provided in clause (b) above); or

(f) the first day on which a majority of the members of the Board of Directors of the Borrower or the Parent are not Continuing Directors.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or New Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment or a New Term Loan Commitment.

“Closing Date” shall mean November 9, 2012.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder.

“Collateral” shall have the meaning provided in the Security Agreement or any other Security Document, as applicable, and shall include the Mortgaged Property.

“Collateral Trust Agreement” shall mean the collateral trust agreement dated on or about the Closing Date among the Credit Parties, the Administrative Agent, the other Secured Debt Representatives (as defined therein) and the Collateral Trustee, as amended on the 2015 Amendment Effective Date, and as the same may be further amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Collateral Trustee” shall mean U.S. Bank National Association, as the collateral trustee for the Secured Parties under this Agreement and the other Credit Documents, or any successor collateral trustee pursuant to the terms of the Collateral Trust Agreement.

“Co-Managers” shall mean KeyBank and STRH, each in their respective capacities as such.

“Co-Syndication Agents” shall mean Barclays and MLPFS, each in their respective capacities as such.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Term Loan Commitment and New Term Loan Commitment.

“Commodity Agreement” means any commodity swap agreement, futures contract, option contract or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity price exposure associated with the Parent’s and its Subsidiaries’ operations ~~in the Ordinary Course of Business~~ and not for speculative purposes.

“Compliance Certificate” means a certificate, in the form of Exhibit C with such changes as may be agreed to by the Borrower and the Administrative Agent, by which the Parent certifies to the matters set forth in Section 9.01(e).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Parent dated October 9, 2012, delivered to the Lenders in connection with this Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital of the Parent and the Restricted Subsidiaries, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii) depreciation and amortization,

(iv) (a) losses on asset sales (other than asset sales in the Ordinary Course of Business), disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets (including good-will), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi) restructuring charges or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure and/or consolidation of facilities),

(vii) any deductions attributable to minority interests,

(viii) the amount, if any, of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor,

(ix) LIFO expense, and

(x) any costs or expenses incurred by the Parent and its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the applicable Person or net cash proceeds of an issuance of Equity Interests of the applicable Person, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period),

(iii) gains on asset sales (other than asset sales in the Ordinary Course of Business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments,

(v) LIFO income, and

(vi) all gains from investments recorded using the equity method,

in each case, as determined on a consolidated basis for the Parent and its Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(A) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(B) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133,

(C) there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by the Parent or any Restricted Subsidiary since the beginning of such period to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Parent or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary since the beginning of such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion), (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business acquired since the beginning of such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Administrative Agent, and

(D) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Parent or any Restricted Subsidiary since the beginning of such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Consolidated Interest Coverage Ratio” means for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period.

“Consolidated Interest Expense” shall mean for any period, the sum of (i) the cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of the Parent and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Parent and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements) and (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any Permitted Acquisition), but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, and (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP and excluding, for the avoidance of doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, provided that (w) except as provided in clause (x) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or cash interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense, (x) there shall be included in determining Consolidated Interest Expense for any Test Period the cash interest expense (or income) of any Acquired Entity or Business acquired since the beginning of such Test Period and of any Converted Restricted Subsidiary converted since the beginning of such Test Period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such Test Period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such Test Period, (y) there shall be excluded from determining Consolidated Interest Expense for any Test Period the cash interest expense (or income) of any Sold Entity or Business disposed of since the beginning of such Test Period, based on the cash interest expense (or income) relating to any Indebtedness relieved, retired or repaid in connection with any such disposition of such Sold Entity or Business for such Test Period (including the portion thereof occurring prior to such disposal) assuming such debt relieved, retired or repaid in connection with such disposition had been relieved, retired or repaid on the first day of such Test Period and (z) in the case of any incurrence, repayment, retirement or redemption of Indebtedness, Consolidated Interest Expense for any Test Period shall be calculated after giving effect on a pro forma basis to such incurrence, repayment, retirement or redemption of Indebtedness, as if such incurrence, repayment, retirement or redemption of Indebtedness occurred on the first day of such Test Period.

“Consolidated Junior Secured Debt” means as of any date of determination, the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money (including any Credit Agreement Refinancing Debt incurred pursuant to any Refinancing Amendment), Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, in each case secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Debt, that was permitted to be incurred under this Agreement.

“Consolidated Net Income” means, for any period, the net income (loss) of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities (including any underwritten sale to the public of Parent’s Equity Interests pursuant to an effective registration statement filed with the SEC on Form S-1 or Form S-3 (or any successor forms adopted by the SEC)), refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and (d) any income (loss) for such period attributable to the early extinguishment of Indebtedness. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent and the Restricted Subsidiaries), as a result of any acquisition whether consummated before or after the Closing Date, any Permitted Acquisition or other Investment, or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Debt” means as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money (including any Credit Agreement Refinancing Debt incurred pursuant to any Refinancing Amendment and any Permitted First Priority Debt), Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, in each case secured equally and ratably with the Obligations by a Lien that was permitted to be so incurred under this Agreement (and for the avoidance doubt, Consolidated Senior Secured Debt shall also include the obligations under the Revolving Loan Credit Agreement), minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of the Parent and its Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party, which amount under this clause (b) shall in no event exceed $75,000,000.

“Consolidated Total Assets” shall mean as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Parent and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” means as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money (including any Credit Agreement Refinancing Debt incurred pursuant to any Refinancing Amendment), Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of the Parent and its Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party, which amount under this clause (b) shall in no event exceed $75,000,000.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Parent and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes plus any LIFO reserve over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Parent and the Restricted Subsidiaries on such date, excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans to the extent otherwise included therein, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes and (v) deferred revenue.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Parent on the Closing Date, (b) who, as at such date, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by a Sponsor or Persons nominated by a Sponsor or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contract Consideration” shall have the meaning provided in the definition of Excess Cash Flow.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Copyright Security Agreement” shall mean the Copyright Security Agreement entered into by the Borrower and the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, dated the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or in part, existing Term Loans, or any New Term Loans under any then-existing incremental facility or refinancing facility, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided, further, that (i) the covenants, events of default and guarantees of such Indebtedness (excluding, for the avoidance of doubt, pricing, rate floors, discounts, fees and optional prepayment or redemption terms) (when taken as a whole) are not more favorable to the lenders providing such Indebtedness than those applicable to the Refinanced Debt (other than covenants or other provisions applicable only to periods after the latest maturity date of the then-existing Term Loans), (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and fees and expenses associated with the refinancing, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, and (iv) in the case of any such Indebtedness in the form of notes or debentures, shall not require any mandatory repayment or redemption (other than (A) customary change of control or asset sale or event of loss offers, (B) early maturities customary for “bridge” loans so long as such maturities are automatically extendible or convertible absent a bankruptcy or payment event of default thereunder or (C) upon any Event of Default) prior to the 91st day after the maturity date of the Refinanced Debt.

“Credit Documents” shall mean this Agreement, the Security Documents, the 2013 Refinancing Amendment, the 2015 Amendment and any promissory notes issued by the Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan.

“Credit Extension” means the making of a Loan by a Lender.

“Credit Party” shall mean each of the Borrower, the Guarantors (including the Parent) and each other Subsidiary of the Parent that is a party to a Credit Document and shall exclude, for the avoidance of doubt, any Excluded Subsidiaries.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Parent’s and its Subsidiaries’ operations and not for speculative purposes.

“Declined Amounts” shall have the meaning provided in Section 5.02(h).

“Declining Lender” shall have the meaning provided in Section 5.02(h).

“Debt Fund Affiliate” means (i) any Affiliate of the Parent that is a bona fide diversified debt fund (other than Goldman Sachs Asset Management, L.P., Goldman Sachs Investment Strategies, LLC, or any investment fund or separate account managed by either of them), provided that the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of any such fund and (ii) so long as the Sponsor is an Affiliate of the Parent, each of the GS Mezzanine Partners Family Of Funds and the GS Loan Partners Family of Funds.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Parent or any of its Restricted Subsidiaries of any Indebtedness (but excluding any Indebtedness permitted to be issued or incurred under Section 10.01).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall mean an interest rate equal to (i) the ABR Rate plus (ii) the Applicable ABR Margin plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable LIBOR Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.01 or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit, (d) has, or has a direct or indirect parent company that has, (i) been deemed insolvent or become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender (x) if the Lender notice to the Administrative Agent and/or the Borrower described in clause (c) above states that the reason such Lender does not intend to comply with its funding obligations hereunder is due to a failure of a condition set forth in Article 6 and cites the applicable conditions precedent such Lender in good faith believes has not been satisfied or (y) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds.”

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.04(b) and Section 10.04(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Senior Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable, in whole or in part), (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the final maturity of the applicable Term Loans at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Parent (or any direct or indirect parent thereof) or its Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Parent and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” shall have the meaning provided in Section 10.04(b).

“Dividends” or “dividends” shall have the meaning provided in Section 10.06.

“Documentation Agent” shall mean Wells Fargo Bank, in its capacity as such.

“Dollar Equivalent” shall mean, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant using the applicable Exchange Rate.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Parent that is organized under the laws of the United States, any state ~~or territory~~ thereof, or the District of Columbia.

“Dutch Auction” means a dutch auction open to all Lenders on a pro rata basis conducted in accordance with the procedures set forth in Exhibit D hereto.

“Effective Yield” means, as to any Term Loans of any Class, the effective yield on such Term Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Term Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Term Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared ratably with all relevant Lenders and consent fees paid generally to consenting Lenders.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 14.07(b)(iii) and (v), (subject to such consents, if any, as may be required under Section 14.07(b)(iii)).

“Engagement Letter” means that certain engagement letter relating to the Transactions, among the Borrower and the Lenders party thereto, dated as of October 1, 2012.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Parent or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the indoor or outdoor environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, governmental restriction and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the indoor or outdoor environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Collateral” shall mean the “Pledged Shares” as defined in the Pledge Agreement.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each trade or business (whether or not incorporated) that together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of a Credit Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations in the circumstances described under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Credit Party or ERISA Affiliate from a Multiemployer Plan or the receipt of notification that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA) or in “reorganization” (within the meaning of Section 4241 of ERISA); (d) the termination, or the filing of a notice of intent to terminate, any Plan pursuant to Section 4041(c) of ERISA, (e) the receipt by any Credit Party or ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or ERISA Affiliate; (j) the conditions for the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA are met with respect to any Plan; (k) the occurrence of a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving the assets of any Plan; (l) a Foreign Plan Event; or (m) any other event or condition with respect to a Plan that could result in liability of any Credit Party.

“Event of Default” shall have the meaning provided in Article 11.

“Evidence of Flood Insurance” has the meaning specified in Section 9.19(d).

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of

(a) the sum, without duplication, of

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions or dispositions by the Parent and its Restricted Subsidiaries completed during such period), and

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Parent and the Restricted Subsidiaries during such period (other than Dispositions in the Ordinary Course of Business) to the extent deducted in arriving at such Consolidated Net Income, over

(b) the sum, without duplication, of

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior years, the amount of capital expenditures and acquisitions of intellectual property to the extent not expensed, made or accrued in cash during such period, to the extent that such capital expenditures or acquisitions were financed with internally generated cash flow of the Parent and its Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of the Parent and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 5.02(a) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding all other prepayments of Term Loans) made during such period (other than under the Revolving Loan Credit Agreement or any other revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), but in each case, only to the extent financed with internally generated cash flow of the Parent and its Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Parent and the Restricted Subsidiaries during such period (other than Dispositions in the Ordinary Course of Business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period and long-term account receivables for such period (other than any such increases arising from acquisitions or dispositions by the Parent and its Restricted Subsidiaries completed during such period),

(vi) cash payments by the Parent and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent and the Restricted Subsidiaries other than Indebtedness to the extent that such Investments were financed with internally generated cash flow of the Parent and the Restricted Subsidiaries,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the aggregate amount of cash consideration paid by the Parent and the Restricted Subsidiaries in connection with Investments (including acquisitions) made during such period pursuant to Section 10.05 to the extent that such Investments were financed with internally generated cash flow of the Parent and the Restricted Subsidiaries,

(viii) the amount of Dividends paid during such period to the extent such Dividends were financed with internally generated cash flow of the Parent and the Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Parent and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures (A) are not expensed during such period and (B) were financed with internally generated cash flow of the Parent and the Restricted Subsidiaries,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Parent or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Investments in the nature of joint ventures, capital expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Parent following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investment in the nature of joint ventures or capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

(xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Excess Cash Flow Period” has the meaning set forth in Section 5.02(a)(ii).

“Exchange Rate” shall mean on any day with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such Foreign Currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m. (Central time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Assets” means

(i) any fee owned real property (other than Material Real Properties) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters),

(ii) motor vehicles and other assets subject to certificates of title,

(iii) commercial tort claims where the amount of damages claimed by the applicable Credit Party is less than $5,000,000,

(iv) licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Collateral Trustee may not validly possess a security interest therein under Applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other Applicable Law notwithstanding such prohibition,

(v) any particular asset or right under contract, if the pledge thereof or the security interest therein (A) is prohibited by Applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other Applicable Law notwithstanding such prohibition or (B) to the extent and for as long as it would violate the terms of any written agreement, license or lease with respect to such asset (in each case, after giving effect to the relevant provisions of the UCC or other Applicable Laws) or would give rise to a termination right pursuant to any “change of control” or other similar provision under such written agreement, license or lease (except to the extent such provision is overridden by the UCC or other Applicable Laws), in each case, (a) excluding any such written agreement that relates to Credit Agreement Refinancing Indebtedness or Permitted Additional Debt and (b) only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 10.02,

(vi) (A) Margin Stock and (B) Equity Interests of an Excluded Pledge Subsidiary (other than, in the case of this clause (B), to the extent required to be pledged pursuant to Section 9.13),

(vii) any permitted agreement, lease, license or property subject to a purchase money security interest or other similar arrangement to the extent the pledges thereof and security interests therein are prohibited by such permitted agreement, lease, license or purchase money arrangement, other than proceeds and receivables thereof, except to the extent the pledge of such permitted agreement, lease, license or property is expressly deemed effective under the Uniform Commercial Code or other Applicable Law or principle of equity notwithstanding such prohibition,

(viii) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to the Parent or any of its Subsidiaries, as reasonably determined by the Parent in consultation with the Administrative Agent,

(ix) letter of credit rights, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement),

(x) cash and Cash Equivalents (other than proceeds of Collateral as to which perfection of the security interest in such proceeds is accomplished solely by the filing of a UCC financing statement), and any other assets requiring perfection through control agreements or by “control” (other than in respect of (x) certificated Equity Interests in the Borrower and in wholly owned Restricted Subsidiaries of the Parent, which Equity Interests are otherwise required to be pledged and (y) deposit and other bank and securities accounts),

(xi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and

(xii) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent in consultation with the Parent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets exceed the practical benefits to be obtained by the Lenders therefrom;

provided, however, that Excluded Assets shall not include any Proceeds (as defined in the Security Agreement), substitutions or replacements of any Excluded Assets referred to in clause (i) through (xii) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xii)).

“Excluded Deposit Accounts” means (a) a Deposit Accounts that are zero balance disbursement accounts, (b) Deposit Accounts used solely to fund payroll, payroll taxes and similar employment taxes or employee benefits in the Ordinary Course of Business and (c) other Deposit Accounts with an amount on deposit of less than $5,000,000 at any time in the aggregate for all such Deposit Accounts.

“Excluded Pledge Subsidiary” means

(a) any Subsidiary of the Parent for which the pledge of its Equity Interests is prohibited by Applicable Law or by Contractual Obligations existing on the Closing Date (or, in the case of a newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) or for which governmental (including regulatory) consent, approval, license or authorization would be required, provided that such Subsidiary will be an Excluded Pledge Subsidiary only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Pledge Subsidiary and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result,

(b) (i) any direct or indirect Subsidiary of the Parent that is a CFC and (ii) any direct or indirect Subsidiary of a CFC,

(~~b~~c) any direct or indirect Subsidiary of the Parent (i) substantially all the direct or indirect assets of which are the Equity Interests of one or more CFCs or (ii) that is a disregarded entity for U.S. federal income tax purposes and that, directly or through one or more disregarded entities, owns more than 66% of the Equity Interests of one or more CFCs,

(d) any other Subsidiary of the Parent with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the burden or cost or other consequences (including any material adverse tax consequences) of the pledge of its Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(~~c~~e) any not-for-profit Subsidiaries,

(~~d~~f) any special purpose securitization vehicle (or similar entity), only to the extent that the pledge of its Equity Interests is prohibited by Applicable Law or by Contractual Obligations in connection with a securitization, provided that such entity will be an Excluded Pledge Subsidiary only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Pledge Subsidiary and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result,

(~~e~~g) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.01(j) or Section 10.01(k) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits the Equity Interests of Restricted Subsidiary from being pledged to secure the Obligations; provided that after such time that such prohibitions on granting such Liens lapses or terminates, such Restricted Subsidiary shall no longer be an Excluded Pledge Subsidiary, and will immediately and automatically become subject to the Lien granted under the Security Documents,

(~~f~~h) each Unrestricted Subsidiary, ~~and~~ or

(~~g~~i) any Restricted Subsidiary that the Borrower elects by notice to the Administrative Agent to treat as an Excluded Pledge Subsidiary pursuant to this clause (~~g~~i), provided that (i) any such Restricted Subsidiary shall cease to be so treated as an Excluded Pledge Subsidiary pursuant to this clause (~~g~~i) upon written notice from the Borrower to the Administrative Agent, and (ii) at any time, the total assets of all Restricted

Subsidiaries that are Excluded Pledge Subsidiaries solely as a result of this clause (~~g~~i), as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $5,000,000, and (iii) the total revenues of all Restricted Subsidiaries that are Excluded Pledge Subsidiaries solely as a result of this clause (~~g~~i) for the twelve-month period ending on the last day of the most recent Test Period for which Section 9.01 Financials have been delivered do not in the aggregate exceed $~~5,000,000.~~5,000,000;

provided that if the Borrower determines that any direct or indirect Subsidiary of the Parent will constitute one or more of the types of Subsidiaries described in clauses (a) through (i) above within thirty (30) days of such determination, then such Subsidiary shall be deemed an Excluded Pledge Subsidiary under such clause or clauses for all purposes under this Agreement and the other Credit Documents upon delivery of written notice from the Borrower to the Administrative Agent of such determination; provided that such Subsidiary shall no longer qualify as an Excluded Pledge Subsidiary if it does not fall into one or more of the categories described in clauses (a) through (i) above within such thirty (30) day period.

“Excluded Subsidiary” means

(a) each Subsidiary of the Parent listed on Schedule 1.01(a) hereto,

(b) any Subsidiary of the Parent that is not a wholly owned Subsidiary of the Parent,

(c) any Subsidiary of the Parent that is prohibited by any Applicable Law from guaranteeing the Obligations,

(d) any direct or indirect Subsidiary of the Parent that is a CFC, and any direct or indirect Subsidiary of a CFC,

(e) any ~~CFC Pledgor,~~ direct or indirect Domestic Subsidiary of the Parent substantially all the direct or indirect assets of which are the Equity Interests of one or more CFCs,

(f) any Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.01(j) or Section 10.01(k) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing, or granting a Lien on any of its assets to secure, the Obligations; provided that after such time that such prohibitions on guarantees or granting of Liens lapses or terminates, such Restricted Subsidiary shall no longer be an Excluded Subsidiary,

(g) any other Subsidiary of the Parent with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(h) any Subsidiary of the Parent that is a domestic captive insurance company,

(i) not for profit Subsidiaries of the Parent,

(j) any Subsidiary that is a special purpose securitization vehicle (or similar entity),

(k) each Unrestricted Subsidiary ~~and~~ , or

(l) any Restricted Subsidiary that the Borrower elects by notice to the Administrative Agent to treat as an Excluded Subsidiary pursuant to this clause (l), provided that (i) any such Restricted Subsidiary shall cease to be so treated as an Excluded Subsidiary pursuant to this clause (l) upon written notice from the Borrower to the Administrative Agent, and (ii) at any time, the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (l), as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $5,000,000, and (iii) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (l) for the twelve-month period ending on the last day of the most recent Test Period for which Section 9.01 Financials have been delivered do not in the aggregate exceed $~~5,000,000.~~5,000,000;

provided that if the Borrower determines that any direct or indirect Subsidiary of the Parent will constitute one or more of the types of Subsidiaries described in clauses (a) through (l) above within 30 days of such determination, then such Subsidiary shall be deemed an Excluded Subsidiary under such clause or clauses for all purposes under this Agreement and the other Credit Documents upon delivery of written notice from the Borrower to the Administrative Agent of such determination; provided that such Subsidiary shall no longer qualify as an Excluded Subsidiary if it does not fall into one or more of the categories described in clauses (a) through (l) above within such thirty (30) day period.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) and franchise (and similar) Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized, or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.10) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s (i) failure to comply with Section 5.04(g) or (ii) other than as a result of a change in Tax law, inability or ineligibility to comply with clause (ii)(A), (ii)(B) or (ii)(D) of Section 5.04(g), (d) any Taxes imposed under FATCA, and (e) any branch profits taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which such Recipient has a branch.

“Existing Credit Agreement” means this Term Loan Credit Agreement, as the same was amended, supplemented or otherwise modified from time to time prior to the ~~2013 Refinancing~~2015 Amendment Effective Date.

“Existing Term Loan Maturity Date” shall have the meaning provided in Section 2.16(a).

“Extended Term Loan Maturity Date” shall have the meaning provided in Section 2.16(b).

“Extending Term Lenders” shall have the meaning provided in Section 2.16(b).

“Extending Term Loans” shall have the meaning provided in Section 2.16(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, as applicable, each of (i) that certain administrative agency letter agreement among the Administrative Agent and the Borrower, dated October 1, 2012 and (ii) that certain fee letter agreement between the Collateral Trustee and the Borrower, dated October 22, 2012, in each case as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 6.09.

“Financial Officer” shall mean the Chief Financial Officer, principal accounting officer, Treasurer, or Controller or any other senior financial officer of the Borrower designated in writing to the Administrative Agent by any of the foregoing and reasonably acceptable to the Administrative Agent.

“Flood Determination Form” has the meaning specified in Section 9.19(d).

“Flood Documents” has the meaning specified in Section 9.19(d).

“Flood Hazard Property” shall mean any real estate asset subject to a Mortgage in favor of Collateral Trustee, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards.

“Flood Laws” shall mean the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Foreign Asset Sale” shall have the meaning provided in Section 5.02(g).

“Foreign Currencies” shall mean any currency other than Dollars.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Credit Party, or with respect to which any Credit Party has any obligation, that is primarily subject to laws other than the laws of a U.S. jurisdiction, other than a trust or funding vehicle or a social security program, in each case maintained exclusively by a Governmental Authority.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (a) where such plan is required to be funded, the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or, where applicable, in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Credit Party under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Credit Party, or the imposition on any Credit Party of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Subsidiary” shall mean each direct or indirect Subsidiary of the Parent that is not a Domestic Subsidiary.

“Full Payment” shall mean with respect to any Obligations (other than unasserted contingent indemnity claims), (a) the full cash payment thereof in the applicable currency required hereunder, including any interest and documented fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are inchoate or contingent in nature, cash collateralization thereof (or delivery of a standby letter of credit acceptable to the Administrative Agent in its discretion, in the amount of required cash collateral); and (c) a release of any claims of the Credit Parties against the Administrative Agent and Lenders arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

“Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean all indebtedness of the Parent and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Parent or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that capital leases and operating leases shall be subject to generally accepted accounting principles in effect in the United States on the date hereof.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” shall mean (a) the Guarantee, made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E, and (b) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean the Parent and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any Applicable Law relating to the environment; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by or which could otherwise give rise to liability under any Applicable Law relating to the environment.

“Hedge Agreement” means an Interest Rate Agreement, Currency Agreement or Commodity Agreement ~~entered into in the ordinary course of the Parent’s or any of its Subsidiaries’ businesses~~.

“Increased Amount Date” shall have the meaning provided in Section 2.14(a).

“Incremental Term Loans” means one or more Classes of Term Loans made pursuant to Section 2.14 (including, for the avoidance of doubt, the 2013 Incremental Term Loans).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount) and (g) without duplication, all Guarantee Obligations of such Person, provided that Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the Ordinary Course of Business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the Ordinary Course of Business.

“Indemnified Liabilities” shall have the meaning provided in Section 14.05.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” shall have the meaning provided in Section 14.08.

“Intercreditor Agreement” means the Fourth Amended and Restated Intercreditor Agreement, as it may be dated as of the 2015 Amendment Effective Date, among the Borrower, the guarantors party thereto, Bank of America, N.A. in its capacity as collateral agent for the Revolving Credit Lenders referenced therein and U.S. Bank National Association, in its capacity as collateral trustee for the Lenders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Insolvency Proceeding” means any case or proceeding, application, meeting convened, resolution passed, proposal, corporate action or any other proceeding commenced by or against a Person under any state, provincial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, federal or foreign), including the Bankruptcy and Insolvency Act (Canada), the CCAA, the Singapore Companies Act, Chapter 50 and the Singapore Bankruptcy Act, Chapter 20, Bankruptcy Act 1966 (Cth), the Corporations Act 2001 (Cth), the Companies Act 1993 (New Zealand), the Belgian bankruptcy law of 8 August 1997 and the Belgian law on the continuity of enterprises of 31 January 2009; (b) the appointment of a receiver, manager, controller, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator, administrative receiver, judicial manager, statutory manager or similar officer or fiduciary or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors; (d) the winding up or strike off the Person; (e) the proposal or implementation of a scheme of arrangement; (f) a suspension of payment, moratorium of any debts, official assignment, composition or arrangement with a Person’s creditors; (g) in the case of a Subsidiary incorporated in Australia, any writ of execution, garnishee order, notice under section 120 of the PPSA Australia, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against it or its assets, or such other step is taken in relation to it being adjudicated or found unable to pay its debts when they fall due or it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act 2001 (Cth)); or (h) in the case of a Subsidiary incorporated in England and Wales (a “UK Subsidiary”), any corporate action, legal proceedings or other procedure commenced or other step taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) in relation to (i) such UK Subsidiary being adjudicated or found insolvent, (ii) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such UK Subsidiary other than a solvent liquidation or reorganization of such UK Subsidiary, the terms of which have been previously approved in writing by the Administrative Agent, (iii) a composition, assignment or arrangement with any class of creditors of such UK Subsidiary or (iv) the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer in respect of such UK Subsidiary or any of its assets; provided, that clause (g) and (h) shall not apply to (A) any winding-up petition which is frivolous or vexatious or which is being contested in good faith and, in each case, is discharged, stayed or dismissed within 21 days of commencement, or (B) any solvent reorganization contemplated or permitted by Section 10.03.

“Interest Period” shall mean, with respect to any Term Loan, the interest period applicable thereto, as determined pursuant to Section 2.09.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Parent’s and its Subsidiaries’ operations and not for speculative purposes.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 364 days arising in the Ordinary Course of Business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” shall mean, collectively, (x) the 2013 Refinancing Amendment and (y) any other agreement substantially in the form of Exhibit F and reasonably satisfactory to the Administrative Agent.

“Joint Lead Arrangers” shall mean Goldman Sachs Lending Partners LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC and Wells Fargo Securities, LLC, each in their respective capacities as such.

“Junior Financing” shall have the meaning provided in Section 10.07(a).

“Junior Financing Documentation” shall mean any documentation governing any Junior Financing.

“Junior Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Senior Secured Debt and (ii) Consolidated Junior Secured Debt, in each case, as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01 to (b) Consolidated EBITDA for such Test Period.

“Lender” shall have the meaning provided in the preamble to this Agreement and shall include each 2013 Term Loan Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Level I Status” shall exist on any date if the Total Leverage Ratio determined for such date is greater than or equal to 2.50 to 1.00.

“Level II Status” shall exist on any date if the Total Leverage Ratio determined for such date is less than 2.50 to 1.00.

“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” means for any Interest Period with respect to a LIBOR Rate Loan, or a ABR Loan the interest rate on which is determined by reference to the LIBOR Rate component of ABR, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR ABR
1.00 – LIBOR Reserve Percentage

where,

“LIBOR ABR” means, for any Interest Period or with respect to any determination of ABR, the rate per annum equal to (i) the ~~British Bankers Association~~ICE Benchmark Administration LIBOR Rate or the successor thereto if the ~~British Bankers Association~~ICE Benchmark Administration is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, in the case of any determination of ABR, on such date), for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or one month, in the case any determination of ABR) or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period (or, in the case of ABR, such date of determination) in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period;

Notwithstanding the foregoing, the LIBOR Rate shall at no time be less than 1.00% per annum.

“LIBOR Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding Loan the interest on which is determined by reference to the LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other) or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease or license in the nature thereof).

“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Receivables Entity under a Qualified Receivables Transaction.

“Loan” shall mean any Term Loan, or New Term Loan made by any Lender.

“London Banking Day” shall mean any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Adverse Change” shall mean any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of the Parent and its Subsidiaries, taken as a whole or that would materially adversely affect the ability of the Parent, the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Parent and the Subsidiaries, taken as a whole, that would materially adversely affect (a) the business, assets, operations, properties, or financial condition of the Parent and its Subsidiaries, taken as a whole, (b) the ability of the Parent, the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents or (c) the rights and remedies of the Administrative Agent, the Collateral Trustee and the Lenders under this Agreement or any of the other Credit Documents.

“Material Real Property” means any fee-owned real property located in the United States that is owned by any Credit Party and that has a fair market value in excess of

$3,000,000 at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Parent in good faith.

“Material Subsidiary” shall mean, at any date of determination, the Borrower and each other Restricted Subsidiary of the Parent (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.01 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Parent and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5.0% of the consolidated gross revenues of the Parent and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maximum Rate” has the meaning specified in Section 14.10.

“Minimum Borrowing Amount” shall mean $2,000,000 with respect to the Term Loans.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other security document entered into by the owner of a Mortgaged Property and the Collateral Trustee for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean, initially, each parcel of Material Real Property and the improvements thereto owned by a Credit Party and identified on Schedule 1.01(b), and includes each other parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.19.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Parent or any of the Restricted Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less (b) the sum of:

(i) the amount, if any, of all taxes paid or estimated to be payable by the Parent or any of its Restricted Subsidiaries in connection with such Prepayment Event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i)

above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Parent or any of its Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction;

(iii) the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event;

(iv) in the case of any Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that the Parent or any Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Parent or any of the Restricted Subsidiaries (subject to Section 10.09), provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Parent or a Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or 180 days after the date such Borrower or such Subsidiary has entered into such binding commitment, as applicable, and (y) be applied to the repayment of Term Loans in accordance with Section 5.02(a)(i); and

(v) reasonable and customary fees.

“New Term Loan Commitments” means (i) the Commitments hereunder to make (x) the 2013 Incremental Term Loans and (y) the 2013 Refinancing Term Loans and (ii) each additional Class of Term Loan Commitments hereunder that results from an incremental facility under Section 2.14 or a refinancing amendment under Section 2.15. The aggregate amount of New Term Loan Commitments as of the 2013 Refinancing Amendment Effective Date is $793,500,000.

“New Term Loan Lender” shall mean a Lender providing a New Term Loan under Section 2.14 or Section 2.15 (including each 2013 Term Loan Lender), as applicable.

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures. The New Term Loan Maturity Date with respect to the 2013 Term Loans shall be the Term Loan Maturity Date.

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.05(c).

“New Term Loans” means one or more Classes of Term Loans made pursuant to New Term Loan Commitments.

“No Undisclosed Information Representation” by a Person shall mean a representation that such Person is not in possession of any material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing.

“NFIP” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004.

“Non-Consenting Lender” shall have the meaning provided in Section 5.10(c).

“Non-Debt Fund Affiliate” means any Affiliate of the Parent other than (i) any Subsidiary of the Parent, (ii) any Debt Fund Affiliate and (iii) any natural person; and shall in any case exclude each of (A) Goldman Sachs Credit Partners L.P., (B) Goldman Sachs Lending Partners LLC and (C) Goldman Sachs Asset Management, L.P., Goldman Sachs Investment Strategies, LLC, and any investment fund or separate account managed by either of them.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extending Term Lenders” shall have the meaning provided in Section 2.16.

“Note” means a promissory note in substantially the form of Exhibit H hereto.

“Notes Indenture” means that certain indenture, dated December 21, 2009, as amended and supplemented from time to time, between the Borrower, the Subsidiaries of the Borrower party thereto as Guarantors, and U.S. Bank National Association.

“Notice of Borrowing” shall mean each notice of a Borrowing of Term Loans pursuant to Section 2.03(a).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.06.

“Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided herein (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by any Credit Party under the Credit Documents, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Credit Parties to the Administrative Agent, the Collateral Trustee or any Lender under the Credit Documents, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Credit Party under or pursuant to this agreement or any other Credit Document.

“OFAC” shall have the meaning provided in Section 8.18.

“OID” shall have the meaning provided in Section 2.15(a).

“Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person, consistent with past practices or, with respect to actions taken by such Person for which no past practice exists, consistent with past practices of similarly situated companies, and, in each case, undertaken in good faith.

“Ordinary Course Indebtedness” shall mean Indebtedness incurred in the Ordinary Course of Business under Section 10.01(b), (c), (e)(i), (g), (h), (l), (q), (r), (t), (u), (v), (x) and (aa) (to the extent that such Indebtedness is in connection with the foregoing subclauses (b), (c), (e)(i), (g), (h), (l), (q), (r), (t), (u), (v) or (x)).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership (if any), as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization (if any), as amended, and its operating agreement, as amended.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, mortgage, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 5.10).

“Parent” shall have the meaning set forth in the preamble.

“Participant” shall have the meaning provided in Section 14.07(d).

“Patent Security Agreement” shall mean the Patent Security Agreement entered into by the Borrower and the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, dated the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

“PATRIOT Act” shall have the meaning provided in Section 8.14.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate of the Borrower and the Guarantors in the form of Exhibit I or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Parent or any of the Restricted Subsidiaries of assets (including such assets constituting a line of business or division) or majority of Equity Interests, so long as

(a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law and the acquired company or assets are in the same or a generally related line of business as the Parent and its Restricted Subsidiaries or other business activities incidental or related to any of the foregoing;

(b) such acquisition shall result in the issuer of such Equity Interests becoming a Restricted Subsidiary and, to the extent required by Section 9.12, a Subsidiary Guarantor;

(c) such acquisition shall result in the Collateral Trustee, for the benefit of the Secured Parties, being granted a security interest in any Equity Interests or any assets so acquired, to the extent required by Sections 9.12, 9.13 and/or 9.17;

(d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and

(e) the Consolidated Interest Coverage Ratio, on a Pro Forma Basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.01(j) and 10.01(k), and any related Pro Forma Adjustment, computed as at the last day of the most recently ended Test Period as if such acquisition had occurred on the first day of such Test Period, shall either (x) not be less than 2.00 to 1.00 or (y) be greater than the Consolidated Interest Coverage Ratio immediately prior to such acquisition provided further that a certificate of a Senior Officer of the Parent delivered to the Administrative Agent ~~at least five Business Days~~within ten (10) days (or such ~~shorter~~longer period as the Administrative Agent may reasonably agree) ~~prior to~~after the consummation of such acquisition, certifying as to compliance with the foregoing conditions (and in the case of subclause (e) above, attaching reasonably detailed calculations as to compliance with subclause (e)(i) or (e)(ii), as applicable) shall be conclusive evidence that such acquisition is a Permitted Acquisition unless the Administrative Agent notify the Borrower within ~~such period~~five Business Days of receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Additional Debt” shall mean (a) Permitted First Priority Debt, (b) Permitted Junior Priority Debt or (c) Permitted Unsecured Debt; provided that:

(i) in the case of Permitted First Priority Debt, such amount so long as the Senior Secured Leverage Ratio at the time such additional Indebtedness is incurred would have been no greater than 3.50 to 1.00 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01;

(ii) in the case of Permitted Junior Priority Debt, such amount so long as the Junior Secured Leverage Ratio at the time such additional Indebtedness is incurred would have been no greater than 4.00 to 1.00 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01;

(iii) in the case of Permitted Unsecured Debt, such amount so long as the Total Leverage Ratio at the time such additional Indebtedness is incurred would have been no more than 5.00 to 1.00 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01;

(iv) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 90 days following the final maturity of the applicable Term Loans (other than (A) customary offers to purchase upon a change of control, asset sale or event of loss, (B) early maturities customary for “bridge” loans so long as such maturities automatically extendible or convertible absent a bankruptcy or payment event of default thereunder and (C) customary acceleration rights after an event of default); and

(v) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Parent and the Restricted Subsidiaries than those in this Agreement;

provided further that a certificate of a Senior Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, certifying as to clauses (i) through (v) with such modifications as necessary to reflect the type of Indebtedness incurred together with reasonably detailed calculations as to compliance with various financial ratios and including a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, and stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notify the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted First Priority Debt” shall mean any secured Indebtedness incurred by the Credit Parties in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations (including pursuant to the Collateral Trust Agreement) and is not secured by any property or assets of the Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Permitted Additional Debt,” (iii) such Indebtedness is not at any time guaranteed by any Restricted Subsidiaries of the Parent other than Restricted Subsidiaries, that are Guarantors and (iv) to the extent not addressed by the Intercreditor Agreement the Borrower, the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by the Credit Parties in the form of one or more series of senior secured notes or loans (including any New Term Loans and/or any New Term Loan Commitments); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations (including pursuant to the Collateral Trust Agreement) and is not secured by any property or assets of Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness,” (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Parent other than Subsidiaries that are Guarantors and (iv) to the extent not addressed in the Intercreditor Agreement, the Borrower, the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Holders” shall mean each of (i) the Sponsor, (ii) members of management of Parent (provided that Persons under this clause (ii) have direct or indirect beneficial ownership, either separately or as part of a group under this clause (ii) or clause (iii) below, of no more than 10% of the total voting power of the Voting Stock of Parent) and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and members of management, collectively, have direct or indirect beneficial ownership of more than 50% of the total voting power of the Voting Stock of Parent.

“Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the Australian, Belgian, Canadian, Dutch, New Zealand, Singapore, UK or U.S. government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any province or territory of Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the United Kingdom, or any political subdivision of any such state, province or territory, or any public instrumentality thereof or any political subdivision of any such state, province or territory, or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper issued by any Lender or any bank holding company owning any Lender;

(d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A or A2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks;

(f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g) marketable short-term money market and similar funds (x) either having assets in excess of $250,000,000 or (y) having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i) in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the UK and the U.S., Permitted Investments shall also include (i) direct obligations of the sovereign nation (or any agency thereof) in which such Restricted Foreign Subsidiary is organized and is conducting business or where such Investment is made, or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within a two years after such date and having, at the time of the acquisition thereof, a rating equivalent to at least A-1 from S&P and at least P-1 from Moody’s, (ii) investments of the type and maturity described in clauses (a) through (h) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso) and (iv) other short-term investments utilized by such Restricted Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (i).

“Permitted Junior Priority Debt” shall mean secured Indebtedness incurred by the Credit Parties in the form of one or more series of second lien (or other junior lien) secured notes or debentures or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations (including pursuant to the Collateral Trust Agreement) and the obligations in respect of any Permitted First Priority Debt and is not secured by any property or assets of Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Permitted Additional Debt” (provided, that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Debt, notwithstanding any provision to the contrary contained in the definition of “Permitted Additional Debt”), (iii) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and (iv) such Indebtedness is not at any time guaranteed by any Restricted Subsidiaries of the Parent other than Restricted Subsidiaries that are Guarantors.

“Permitted Junior Priority Refinancing Debt” shall mean secured Indebtedness incurred by the Credit Parties in the form of one or more series of second lien (or other junior lien) secured notes or debentures or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt (including pursuant to the Collateral Trust Agreement) and is not secured by any property or assets of Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” (provided, that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”), (iii) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and (iv) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Parent other than Subsidiaries that are Guarantors.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(b) Liens in respect of property or assets of the Parent or any of its Restricted Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens in each case so long as such Liens arise in the Ordinary Course of Business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the Ordinary Course of Business or otherwise constituting Investments permitted by Section 10.05;

(e) ground leases in respect of real property on which facilities owned or leased by the Parent or any of its Restricted Subsidiaries are located;

(f) easements, rights-of-way, servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Parent or its Restricted Subsidiaries, taken as a whole;

(g) any interest or title of a lessee, licensee, lessor or licensor or secured by a lessee’s, licensee’s, lessor’s or licensor’s interest under any lease permitted by this Agreement;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Parent or any of its Restricted Subsidiaries, provided that such Lien secures only the obligations of the Parent or such Restricted Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.01;

(j) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Subsidiaries, taken as a whole;

(k) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Parent or any of its Restricted Subsidiaries; and

(l) Liens created in the Ordinary Course of Business in favor of banks and other financial institutions over credit balances of any bank accounts of the Parent and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the Ordinary Course of Business.

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Parent or any of its Restricted Subsidiaries after the Closing Date, provided that any such Sale Leaseback not between the Borrower and any Guarantor or any Guarantor and another Guarantor is consummated for fair value as determined at the time of consummation in good faith by the Parent or such Restricted Subsidiary and, in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $25,000,000, the board of directors of the Parent or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Parent or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Unsecured Debt” shall mean unsecured Indebtedness incurred by the Parent or its Subsidiaries in the form of one or more series of senior unsecured loans or notes or Subordinated Indebtedness.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by the Credit Parties in the form of one or more series of senior unsecured loans or notes or Subordinated Indebtedness; provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Parent other than Subsidiaries that are Guarantors.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any plan, as defined in Section 4001 of ERISA that is subject to Title IV of ERISA and that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) any Credit Party or any ERISA Affiliate, other than Multiemployer Plans.

“Platform” shall have the meaning provided in Section 9.01.

“Pledge Agreement” shall mean (a) the Pledge Agreement, entered into on the Closing Date by the relevant pledgors party thereto and the Collateral Trustee for the benefit of the Lenders and other Secured Parties, substantially in the form of Exhibit J, and as amended on the ~~Closing~~2015 Amendment Effective Date and (b) any other pledge agreement delivered pursuant to Section 9.13, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“PPSA Australia” shall mean the Personal Property Security Act 2009 (Cth), (or any successor statute) and the regulations thereunder.

“Preferred Stock” shall mean the 363,000 shares of 6.5% Series A Convertible Perpetual Preferred Stock sold pursuant to that certain Purchase Agreement, dated as of May 19, 2015, between the Parent and Mario Investments LLC.

“Prepayment Amount” shall have the meaning provided in Section 5.02(h).

“Prepayment Date” shall have the meaning provided in Section 5.02(h).

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Casualty Event, Debt Incurrence Prepayment Event or any Permitted Sale Leaseback.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Parent, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Parent in good faith as a result of (a) actions taken or expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or

(b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Parent and the Restricted Subsidiaries; provided that, so long as such actions are taken or expected to be taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of a Senior Officer of the Borrower delivered pursuant to Section 9.01(k).

“Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Parent or any division, product line, or facility used for operations of the Parent or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Parent or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Property” shall mean any interest in any kind of property or asset, whether real (immovable), personal (movable) or mixed, or tangible (corporeal) or intangible (incorporeal).

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 5.09), the numerator of which is the amount of the Commitments of such Lender under the applicable facility at such time and the denominator of which is the amount of the aggregate Commitments under the applicable facility at such time; provided, that if the commitment of each Lender to make Loans has been terminated pursuant to Article 12, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Public Lender” shall have the meaning provided in Section 9.01.

“QIPO Price” means $21 per share.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Receivables Transaction” shall mean any transaction or series of transactions that may be entered into by a Foreign Subsidiary pursuant to which such Foreign Subsidiary may sell, assign, convey, participate, contribute to capital or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by such Restricted Subsidiary) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in or pledge, any Accounts or interests therein (whether now existing or arising in the future) of such Foreign Subsidiary, and any assets related thereto (other than any inventory or equipment) including, without limitation, all collateral securing such Accounts, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Accounts and all guarantees, indemnities, warranties or other documentation or other obligations in respect of such Accounts, any other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables similar to such Accounts and any collections or proceeds of any of the foregoing (the “Related Assets”).

“Real Estate” shall have the meaning provided in Section 9.01(i).

“Receivables Entity” shall mean any Foreign Subsidiary (or another Person in which such Foreign Subsidiary makes an Investment and to which such Foreign Subsidiary transfers Accounts and related assets) formed after the Closing Date, in each such case, which (i) is not a Credit Party, (ii) engages in no activities other than in connection with the financing of Accounts or interests therein and related assets and any business or activities incidental or related to such business, (iii) is designated by the board of directors of the Parent as a Receivables Entity, (iv) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by any Credit Party; (B) is recourse to or obligates any Credit Party in any way; or (C) subjects any property or asset of any Credit Party, directly or indirectly, contingently or otherwise, to the satisfaction thereof; (v) with which no Credit Party has any material contract, agreement, arrangement or understanding; and (vi) to which neither any Credit Party nor any of its Restricted Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Receivables Entity in connection with any Qualified Receivables Transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of Accounts and Related Assets in a Qualified Receivables Transaction to repurchase Accounts and Related Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Refinancing” means the refinancing of all amounts outstanding under the Notes Indenture.

“Refinancing Amendment” means (i) the 2013 Refinancing Amendment, (ii) the 2015 Amendment and (~~ii~~iii) any other amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by (a) each Credit Party, (b) the Administrative Agent and (c) each Lender or Eligible Assignee that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto in accordance with Section 2.15.

“Refinancing Term Loans” means one or more Classes of Term Loans made pursuant to Section 2.15 (including, for the avoidance of doubt, the 2013 Refinancing Term Loans).

“Register” shall have the meaning provided in Section 14.07(c).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinvestment Period” shall mean 12 months following the date of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repayment Amount” shall mean the Term Loan Repayment Amount or the New Term Loan Repayment Amount with respect to any Series, as applicable.

“Repayment Date” shall mean a Term Loan Repayment Date or a New Term Loan Repayment Date, as applicable.

“Reportable Event” shall mean the occurrence of any event described in Section 4043 of ERISA and the regulations thereunder (other than an event for which the 30-day notice period is waived).

“Repricing Transaction” shall have the meaning set forth in Section 5.01.

“Required Lenders” means, as of any date of determination, Lenders (other than Defaulting Lenders) having outstanding Term Loans representing more than 50% of the outstanding principal amount of the Term Loans at such time.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean the Borrower and any other Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow” means a cumulative amount equal to the sum of the products, for each Excess Cash Flow Period since the Closing Date, of (a) the applicable Retained Percentage for such Excess Cash Flow Period, multiplied by (b) Excess Cash Flow for such Excess Cash Flow Period.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the percentage of Excess Cash Flow for such Excess Cash Flow Period provided in clause (x) of Section 5.02(a)(ii) that is required to be used to prepay Loans pursuant to Section 5.02(a)(ii).

“Revolving Credit Agent” shall mean the “Agent,” as defined in the Revolving Loan Credit Agreement.

“Revolving Loan Credit Agreement” has the meaning specified in the recitals.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Parent or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.01 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.01(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.01(e).

“Secured Parties” shall have the meaning assigned to such term in the applicable Security Documents.

“Security Agreement” shall mean the Security Agreement entered into on the Closing Date by the Parent, the Borrower and the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, substantially in the form of Exhibit K, as amended on the 2015 Amendment Effective Date, and as the same may be further amended, supplemented or otherwise modified from time to time.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the Security Agreement, (c) the Intercreditor Agreement, (d) the Collateral Trust Agreement, (e) each Mortgage, (f) the Pledge Agreement, (g) the Copyright Security Agreement, (h) the Patent Security Agreement, (i) the Trademark Security Agreement and (j) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.12, 9.13 or 9.17 or pursuant to any of the Security Documents to secure any of the Obligations.

“Senior Officer” shall mean the President, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, the Controller or any other senior officer of a Person designated as such in writing to the Administrative Agent by such Person or designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent.

“Senior Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Senior Secured Debt as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01 to (b) Consolidated EBITDA for such Test Period.

“Series” shall have the meaning as provided in Section 2.14(a).

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to the Parent, that as of the Closing Date, both (a) (i) the sum of the Parent’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Parent’s present assets; (ii) the Parent’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) the Parent has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Representations” means the representations and warranties of the Parent and Borrower set forth in Section 8.01, 8.02, 8.03, 8.05, 8.07, 8.17, 8.18, 8.19, 8.20 and 8.21.

“Specified Subsidiary” shall mean, at any date of determination (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.01 Financials have been delivered were equal to or greater than 15% of the Consolidated Total Assets of the Parent and the Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 15% of the consolidated gross revenues of the Parent and the Subsidiaries for such period, in each case determined in accordance with GAAP and (c) each other Subsidiary that, when such Subsidiary’s total assets or gross revenues are aggregated with the total assets or gross revenues, as applicable, of each other Subsidiary that is the subject of an Event of Default described in Section 11.05 would constitute a Specified Subsidiary under clause (a) or (b) above.

“Specified Transaction” shall mean, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Dividend, Subsidiary designation pursuant to Section 9.18, New Term Loan Commitment or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor” shall mean GS Capital Partners V Fund, L.P. and its respective Affiliates.

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Restricted Subsidiary of the Parent that are customary in a Qualified Receivables Transaction.

“Status” shall mean, as to the Borrower as of any date, the existence of Level I Status or Level II Status, as the case may be on such date. Changes in Status resulting from changes in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date on which (a) Section 9.01 Financials are delivered to the Lenders under Section 9.01 and (b) an officer’s certificate is delivered by the Borrower to the Lenders setting forth, with respect to such Section 9.01 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition, provided that (x) each determination of the Total Leverage Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the fiscal period covered by the relevant financial statements and (y) upon the request of the Required Lenders, Level I Status shall apply as of the first Business Day after the date on which such Section 9.01 Financials and the accompanying officer’s certificate were required to have been delivered but were not delivered, and shall continue to so apply to and including the date on which such items are so delivered (and thereafter, the Status otherwise determined in accordance with the definitions of “Level I Status” and “Level II Status” shall apply).

“Subordinated Indebtedness” shall mean Indebtedness of the Parent, the Borrower or any Subsidiary Guarantor that is by its terms subordinated in right of payment to the obligations of the Parent, the Borrower and such Subsidiary Guarantor, as applicable, under this Agreement.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Equity Interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Parent.

“Subsidiary Guarantors” shall mean (a) each wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) existing on the Closing Date and (b) each wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.12 or otherwise.

“Successor Borrower” shall have the meaning provided in Section 10.03(a).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees (in the nature of taxation) or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Commitment” shall mean (a) in the case of each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.01(c) as such Lender’s “Term Loan Commitment”, (b) with respect to each 2013 Term

Loan Lender, the commitment to make a 2013 Refinancing Term Loan or a 2013 Incremental Term Loan, as applicable, pursuant to the terms of the 2013 Refinancing Amendment and (c) in the case of any Lender that becomes a Lender other than on the Closing Date or the 2013 Refinancing Amendment Effective Date, the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

“Term Loan Maturity Date” shall mean the date that is seven (7) years after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day

“Term Loan Repayment Amount” shall have the meaning provided in Section 2.05(b).

“Term Loans” means (i) prior to the 2013 Refinancing Amendment Effective Date, the loans made on the Closing Date pursuant to Section 2.01 and (ii) from and after the 2013 Refinancing Amendment Effective Date, the 2013 Term Loans made on the 2013 Refinancing Amendment Effective Date pursuant to the 2013 Refinancing Amendment (it being understood that the Term Loans made on the closing date pursuant to clause (i) above will be refinanced as of the 2013 Refinancing Amendment Effective Date and shall not be outstanding thereafter). To the extent any additional New Term Loans are made hereunder, “Term Loans” shall, to the extent appropriate, include such New Term Loans.

“Term Loan Extension Effective Date” shall have the meaning provided in Section 2.16(b).

“Term Loan Repayment Date” shall have the meaning provided in Section 2.05(b).

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Parent then last ended.

“Title Policy” has the meaning specified in Section 9.19(c).

“Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01 to (b) Consolidated EBITDA for such Test Period.

“Trademark Security Agreement” shall mean the Trademark Security Agreement entered into by the Borrower and the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, dated the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Parent or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents (including the ~~2013 Refinancing~~2015 Amendment) and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement.

“Type” shall mean as to any Term Loan, its nature as an ABR Loan or a LIBOR Loan.

“Unfunded Current Liability” of any Plan shall mean, at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Parent designated by the Board of Directors (or similar governing body) of the Borrower as an Unrestricted Subsidiary pursuant to Section 9.18 subsequent to the Closing Date. The Parent may designate any Subsidiary of the Parent other than the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Parent or any Subsidiary of Parent (other than any Subsidiary of the Subsidiary to be so designated); provided that each of (A) the Subsidiary to be so designated and (B) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Parent or any Restricted Subsidiary.

“U.S. Employee Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA), and any payroll practice and other employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, individual consulting or other compensation agreement, collective bargaining agreement, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance, or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party which plan, policy, program, agreement or arrangement is subject to the laws of a U.S. jurisdiction.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in paragraph (f) of Section 5.08(g).

“Voting Stock” shall mean, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Withholding Agent” shall mean the Borrower and the Administrative Agent.

“Yield” shall have the meaning set forth in Section 2.14(f).

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

Section 1.03. Accounting Terms; Exchange Rates. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Senior Secured Leverage Ratio, the Junior Secured Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

For purposes of determining compliance under Sections 10.04, 10.05 (other than with respect to determining the amount of any Indebtedness), 10.06 and Section 10.09 with respect to any amount in a Foreign Currency, such amount shall be deemed to equal the Dollar Equivalent thereof based on the average Exchange Rate for a Foreign Currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 10.01, 10.02 and 10.05, with respect to any amount of Indebtedness in a Foreign Currency, compliance will be determined at the time of incurrence or advancing thereof using the Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence or advancement.

Section 1.04. Rounding. Any financial ratios required to be calculated hereunder shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

ARTICLE 2

AMOUNT AND TERMS OF CREDIT

Section 2.01. Term Loan Borrowing Commitments. Subject to and upon the terms and conditions herein set forth, (x) each Lender having a Term Loan Commitment severally agrees to make a simultaneous loan or loans on the Closing Date to the Borrower in Dollars, which Term Loans shall not exceed for any such Lender the Term Loan Commitment of such Lender and in the aggregate shall not exceed $650,000,000 and (y) each 2013 Term Loan Lender having a 2013 Term Loan Commitment severally agrees to make a simultaneous loan or loans on the 2013 Refinancing Amendment Effective Date to the Borrower in Dollars, which Term Loans shall not exceed for any such Lender the 2013 Term Loan Commitment of such Lender and in the aggregate shall not exceed $793,500,000 (it being understood that the Term Loans made on the Closing Date pursuant to clause (x) above will be refinanced as of the 2013 Refinancing Amendment Effective Date and shall not be outstanding thereafter).

Such Term Loans (i) shall be made on the Closing Date or the 2013 Refinancing Amendment Effective Date, as applicable, in accordance with the preceding paragraph, (ii) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans, provided that all such Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (iii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iv) shall not exceed for any such Lender its Term Loan Commitment and (v) shall not exceed in the aggregate the total of all Term Loan Commitments. On the Term Loan Maturity Date, all then unpaid Term Loans shall be repaid in full.

Section 2.02. Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans shall be in a multiple of $1,000,000 and, shall not be less than the Minimum Borrowing Amount with respect thereto. More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than eight (8) Borrowings of LIBOR Loans under this Agreement.

Section 2.03. Notice of Borrowing. (a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 11:00 a.m. (Central time) (i) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Term Loans if all or any of such Term Loans are to be initially LIBOR Loans, and (ii) prior written notice (or telephonic notice promptly confirmed in writing) on the date of the Borrowing of Term Loans if all such Term Loans are to be ABR Loans. Such Notice of Borrowing shall be (I) substantially in the form of Exhibit L hereto and shall specify (i) the aggregate principal amount of the Term Loans to be made, (ii) the date of the Borrowing (which shall be the Closing Date) and (iii) whether the Term Loans shall consist of ABR Loans and/or LIBOR Loans and, if the Term Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto or (II) such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Senior Officer of the Borrower. Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Borrowing by no later than 12:00 p.m. (Central time). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing. If the Borrower fails to specify a whether any Term Loans shall consist of ABR Loans or LIBOR Loans in a Notice of Borrowing, then the applicable Term Loans shall be made as ABR

Loans. If the Borrower requests a Borrowing of LIBOR Loans in any Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Term Loans.

(c) [Intentionally Omitted].

(d) [Intentionally Omitted].

(e) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Senior Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice.

Section 2.04. Disbursement of Funds. (a) Each Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. (Central time) on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Article VI and Article VII, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (1) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (2) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon (Central time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04 (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.04) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.04 shall be conclusive, absent manifest error.

(c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Article VI are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d) The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 13.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 13.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to purchase its participation or to make its payment under Section 13.07.

(e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.05. Repayment of Loans; Evidence of Debt. (a) The Borrower shall repay to the Administrative Agent in Dollars, for the benefit of the applicable Lenders, on the Term Loan Maturity Date, the then-unpaid Term Loans made to the Borrower.

(b) After the 2013 Refinancing Amendment Effective Date, the Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of 2013 Term Loans, on each date set forth below (each, a “Term Loan Repayment Date”), a principal amount of the 2013 Term Loans equal to (x) the outstanding principal amount of 2013 Term Loans made on the 2013 Refinancing Amendment Effective Date multiplied by (y) the percentage set forth below opposite such Repayment Date (each, a “Term Loan Repayment Amount”):

Repayment Date	Term Loan Repayment Amount
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%
March 31, 2017	0.25%
June 30, 2017	0.25%
September 30, 2017	0.25%
December 31, 2017	0.25%
March 31, 2018	0.25%
June 30, 2018	0.25%
September 30, 2018	0.25%
December 31, 2018	0.25%
March 31, 2019	0.25%
June 30, 2019	0.25%
September 30, 2019	0.25%
Term Loan Maturity Date	94.00%

(c) In the event that any New Term Loans are made after the ~~2013 Refinancing~~2015 Amendment Effective Date, such New Term Loans shall, subject to Section 2.14(d) or Section 2.15, as applicable, be repaid by the Borrower thereof in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Repayment Date”) set forth in the applicable Joinder Agreement.

(d) The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the Ordinary Course of Business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, payable to the order of such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(e) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.05(d), and by each Lender in its account or accounts pursuant to Section 2.05(d), shall be conclusive evidence, absent manifest error, of the amount of principal and interest due and payable or to become due and payable from the Borrower to, such account or accounts, of such Lender, under this Agreement and the other Credit Documents; provided, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit the obligations of the Borrower under this Agreement and the other Credit Documents.

Section 2.06. Conversions and Continuations. (a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans made to the Borrower (as applicable) of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period on the last Business Day of the existing Interest Period, provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.06 shall be limited in number as provided in Section 2.02. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office written notice (such notice, a “Notice of Conversion or Continuation”) or telephonic notice ~~(promptly~~ confirmed ~~in writing by submission~~promptly by delivery to the Administrative Agent of a Notice of Conversion or Continuation~~)~~ prior to 11:00 a.m. (Central time) (x) at least three Business Days’ in the case of conversion or continuation of LIBOR Loans and (y) on the same Business Day in the case of a conversion into ABR Loans, which Notice of Conversion or Continuation shall specify the Term Loans to be so converted or continued, the Type of Term Loans to be converted or continued into and, if such Term Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed conversion or continuation affecting any of its Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in Section 2.06(b).

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. The determination of the LIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the ABR promptly following the public announcement of such change.

Section 2.07. Pro Rata Borrowings. Each Borrowing of Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Term Loan Commitments. Each Borrowing of New Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then applicable New Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

Section 2.08. Interest. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin in effect from time to time plus the relevant LIBOR Rate.

(c) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) While any Event of Default under Section 11.01 exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(v) Payment or acceptance of the increased rates of interest provided for in this Section 2.08 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan (except, other than in the case of prepayments, any ABR Loan), on any prepayment date (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.05.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans (in the case of the initial

Interest Period applicable thereto) or prior to 11:00 a.m. (Central time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three, six or if available to all the Lenders as determined by the Lenders in good faith based on prevailing market conditions, a nine or twelve month period.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, unless, in the case of a LIBOR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable maturity date of such Loan.

Section 2.10. Increased Costs; Capital Adequacy; Illegality; Inability to Determine Costs.

(a) Change in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the interbank LIBOR market any other condition, cost or expense affecting any Term Loan or Credit Document;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such LIBOR Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, in each case, in accordance with Section 5.05.

(b) Capital Adequacy. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital, liquidity or leverage requirements has or would have the effect of reducing the rate of return on such Lender’s or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments or of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such LIBOR Loan) to a level below that which such Lender or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s and holding company’s policies with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered, in each case, in accordance with Section 5.05.

(c) Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, (i) on notice thereof by such Lender to the Administrative Agent, any obligation of such Lender to make or continue affected LIBOR Loans or to convert ABR Loans to affected LIBOR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the LIBOR Rate component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the ABR, in each case until such Lender notifies the Administrative Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent, prepay or, if applicable, convert all affected LIBOR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or ~~immediately~~, if earlier, the date specified by the Lender in the demand delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law), if such Lender may not lawfully continue to maintain such LIBOR

Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Administrative Agent shall during the period of such suspension compute ABR applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. If any Lender invokes this Section 2.10(c), such Lender shall use reasonable efforts to notify the Borrower and the Administrative Agent when the conditions giving rise to such action no longer exist provided, however, that such Lender shall have no liability to the Borrower or to any other Person for its failure to provide such notice.

(d) Inability to Determine Rates. If Required Lenders notify the Administrative Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) deposits or bankers’ acceptances are not being offered to with respect to LIBOR, banks in the London interbank market, for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for the requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed ABR Loan, or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, then the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain affected LIBOR Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the ABR, the utilization of the ABR component in determining the ABR shall be suspended, in each case until the Administrative Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loan or, failing that, will be deemed to have submitted a request for a ABR Loan. If any Lender invokes this Section 2.10(d), such Lender shall use reasonable efforts to notify the Borrower and the Administrative Agent when the conditions giving rise to such action no longer exist, provided, however, that such Lender shall have no liability to the Borrower or to any other Person for its failure to provide such notice.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to Section 2.10(a) or (b) shall not constitute a waiver of its right to demand such compensation, but the Borrower shall not be required to compensate a Lender for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11. Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn), (b) any prepayment, repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) the Borrower fails to prepay or repay a LIBOR Loan when required hereunder, or (d) any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor at the request of the Borrower pursuant to Section 5.10, then the Borrower shall pay to the Administrative Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds, but excluding loss of margin or anticipated profits. All amounts payable by the Borrower under this Section 2.11 shall be due and payable in accordance with Section 5.05. Lenders shall not be required to purchase deposits in the London interbank market or any other applicable market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund such LIBOR Loans.

Section 2.12. Change of Lending Office. If any Lender requests compensation under Section 2.11 or gives a notice under Section 2.11, or if the Borrower is required to pay additional amounts or indemnity payments with respect to a Lender under Section 5.04, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or unlawful. The Borrower shall pay all reasonable costs and expenses incurred by any Lender that has issued a Commitment to the Borrower in connection with any such designation or assignment.

Section 2.13. [Reserved]

Section 2.14. Incremental Facilities. (a) The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more New Term Loan Commitments by an aggregate amount following the 2013 Refinancing Amendment Effective Date not in excess of the sum of (x) such amount so long as, at the time of the incurrence of the Indebtedness thereunder, the Senior Secured Leverage Ratio shall not exceed 3.50:1.00 on a Pro Forma Basis plus (y) $200,000,000. For the avoidance of doubt, in the event that the Borrower exercises its right to incur Incremental Term Loans pursuant to this Section 2.14 on a date on which the Senior Secured Leverage Ratio is no greater than 3.50:1.00 on a Pro Forma Basis, such Incremental Term Loans shall be allocated solely to clause (x) of the foregoing limitation and shall not reduce the $200,000,000 amount provided for in clause (y) of such limitation. Each such notice requesting New Term Loan Commitments shall not be less than $10,000,000 individually. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Term Loan Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent; provided that any Lender offered or approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. Such New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Sections 6.01(i) and 6.06 shall be satisfied, (it being understood that all references to “the date of such Credit Event” or similar language in such Sections shall be deemed to refer to the Increased Amount Date); provided that if the Lenders providing the applicable Incremental Term Loans so agree, in connection with a Borrowing of such Incremental Term Loans the proceeds of which are used to fund a Permitted Acquisition, (x) the only representations and warranties under Section 6.06 the making and accuracy of which will be a condition to the borrowing of such Incremental Term Loans will be limited to the Specified Representations and such of the representations and warranties made by seller and target in the relevant acquisition agreement with the relevant Credit Party as are material to the interests of the Lenders, but only to the extent that such Credit Party has the right to terminate its obligations (or to refuse to consummate the acquisition) under the relevant acquisition agreement as a result of a breach of such representations in such acquisition agreement and (y) any condition that a Default or Event of Default not be occurring or continuing (or any substantially similar condition) may be limited to the time of signing of the relevant acquisition agreement and not be required at the time of Borrowing of such Incremental Term Loans; (iii) the New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.04(g); (iv) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Term Loan Commitments, as applicable; and (v) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated, a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(b) [Intentionally Omitted]

(c) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender with a New Term Loan Commitment of any Series shall make a New Term Loan to the Borrower in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d) The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the applicable Joinder Agreement, identical to the existing Term Loans; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the final maturity of the Term Loans outstanding on the Increased Amount Date with respect to such New Term Loans and the mandatory prepayment and other payment rights (other than scheduled amortization) of the New Term Loans and the existing Term Loans shall be identical, (ii) the Weighted Average Life to Maturity of all New Term Loans of any Series shall be no shorter than the Weighted Average Life to Maturity of the Term Loans outstanding on the Increased Amount Date, (iii) the rate of interest and the amortization schedule applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided that in the event that the All-In Yield applicable to any New Term Loans incurred during the 18 month period following the Closing Date exceeds the All-In Yield of the Term Loans outstanding as of the Increased Amount Date by more than 50 basis points, then the interest rate margins for such Term Loans outstanding as of the Increased Amount Date shall be increased to the extent necessary so that the All-In Yield of such Term Loans is equal to the All-In Yield of such New Term Loans minus 50 basis points and (iv) all other terms applicable to the New Term Loans of each Series that differ from the existing Term Loans shall be reasonably acceptable to the Administrative Agent (as evidenced by its execution of the applicable Joinder Agreement).

(e) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

Section 2.15. Refinancing Amendments. (a) The Borrower may, with the consent of the Administrative Agent, obtain, from any Lender or any New Term Loan Lender, Credit Agreement Refinancing Indebtedness, to refinance all or any portion of the Loans and Commitments hereunder (which for this purpose will be deemed to include any then New Term Loans), pursuant to a Refinancing Amendment; provided (i) such Credit Agreement Refinancing Indebtedness will have such pricing, fees (including upfront fees and original interest discount (“OID”)), optional prepayment terms, redemption premiums and subordination terms as may be agreed by the Borrower and the Lenders thereof, (ii) such Credit Agreement Refinancing Indebtedness, will have a maturity date that is not prior to the maturity date of the Class of Term Loans being refinanced, and will have a Weighted Average Life to Maturity that is not shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans being refinanced, provided that in the case of Permitted Junior Priority Refinancing Debt and Permitted Unsecured Refinancing Debt, such Indebtedness will have a maturity date that is not prior to the 91st day after the maturity date of the Class of Term Loans being refinanced at the time of issuance or incurrence of such Credit Agreement Refinancing Indebtedness, (iii) except as otherwise permitted herein, such Credit Agreement Refinancing Indebtedness will have terms and conditions taken as a whole that are no more favorable to the investors providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the investors thereof and applicable only during periods after the latest maturity date that is in effect on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained and (iv) the interest rate margins applicable to such Credit Refinancing Indebtedness shall be agreed between the Borrower and the investors thereunder. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 6.01(i) and 6.06, and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements delivered on the Closing Date (it being understood that all references to “the date of such Credit Event” or similar language in such Sections shall be deemed to refer to the effective date of such Refinancing Amendment). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $50,000,000 and an integral multiple of $5,000,000 in excess thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as New Term Loans and/or New Term Loan Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15.

(b) This Section 2.15 shall supersede any provisions in Section 5.08 or Section 14.01 to the contrary.

Section 2.16. Extension of Maturity Date. (a) The Borrower may, upon notice to the Administrative Agent (which shall promptly notify the applicable Class of Lenders), request one or more extensions of the maturity date applicable to the maturity date applicable to the Term Loans or New Term Loans, as applicable, of a given Class (each, an “Existing Term Loan Tranche”) then in effect (such existing maturity date applicable to any Class of Term Loans or New Term Loans being the “Existing Term Loan Maturity Date”) to a date specified in such notice. Within 15 Business Days of delivery of such notice (or such other period as the Borrower and the Administrative Agent shall mutually agree upon), each applicable Term Lender or New Term Lender, as the case may be, shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Term Lender’s or New Term Lender’s, as applicable, sole and absolute discretion). Any Term Lender or New Term Lender, as applicable, not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the applicable Term Lenders and/or the New Term Lenders of such Term Lenders’ or the New Term Lenders’ responses, as applicable.

(b) The maturity date applicable to any Class of Term Loans or New Term Loans, as applicable, shall be extended (such Term Loans so extended, the “Extended Term Loans”) only with respect to such Existing Term Loan Tranche, as applicable, held by such Term Lenders or New Term Lenders, as applicable, that have consented thereto (the Term Lenders or New Term Lenders providing term loans, as applicable, that so consent being the “Extending Term Lenders” and the Term Lenders or New Term Lenders providing term loans, as applicable, that declined being the “Non-Extending Term Lenders”) (it being understood and agreed that, except for the consents of Extending Term Lenders, as applicable, no other consents shall be required hereunder for such extensions). If so extended, the scheduled maturity date with respect to the Term Loans or New Term Loans of the relevant Class held by the Extending Term Lenders shall be extended to the date specified in the notice referred to in Section 2.16(a) above, which shall become the new maturity date of the applicable Class of Term Loans or New Term Loans (such maturity date for the Term Loans or New Term Loans, as applicable, so affected, the “Extended Term Loan Maturity Date”). The Administrative Agent shall promptly confirm to the applicable Extending Term Lenders and Non-Extending Term Lenders such extension, specifying the effective date of such extension (the “Term Loan Extension Effective Date”), the Existing Term Loan Maturity Date applicable to the Non-Extending Term Lenders, and the Extended Term Loan Maturity Date (after giving effect to such extension) applicable to the Extending Term Lenders. The proposed terms of the Extended Term Loans to be established shall (x) be identical as offered to each Lender under the applicable tranche of Term Loan and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than five (5) different maturity dates; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the final maturity date of the Term Loans held by the Non-Extending Term Lenders that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Term Loan Extension Effective Date, signed by a Senior Officer of the Borrower certifying that, before and after giving effect to such extension, the representations and warranties contained in Article 8 made by it that are qualified by materiality shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case on and as of the Term Loan Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, and no Default or Event of Default exists or will exist as of the Term Loan Extension Effective Date.

(c) Notwithstanding anything to the contrary herein, (i) the Borrower and/or the Extending Term Lenders shall have the right to appoint successor syndication agents or co-documentation agents, in each case, to replace any such person that does not consent to continue its respective obligations and duties under the Credit Documents in connection with an extension under this Section 2.16 and (ii) the Borrower shall have the right, at any time prior to the Existing Term Loan Maturity Date, at the Borrower’s sole expense and effort, upon notice to such Non-Extending Term Lender, and the Administrative Agent, to require each such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 14.07), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (w) the Borrower shall have received the prior written consent of the Administrative Agent, which consent(s) shall not unreasonably be withheld or delayed, (x) each Non-Extending Term Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (y) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 14.07(b), and (z) in no event shall the Borrower be entitled to exercise its replacement right under this subclause (c) with respect to a Non-Extending Term Lender that is also acting as the Administrative Agent. Any such replacement Lender shall for all purposes constitute an Extending Term Lender.

(d) Notwithstanding the terms of section 14.01, the Borrower and the Administrative Agent shall be entitled (without the consent of any other Lenders except to the extent required under subsection (c) above) to enter into any amendments (an “Extension Amendment”) to this Agreement that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of the maturity date and other amendments applicable to any Class of Term Loans or New Term Loans pursuant to this Section 2.16.

ARTICLE 3

[INTENTIONALLY OMITTED]

ARTICLE 4

COMMITMENTS

Section 4.01. Fees. (a) The Borrower agrees to pay to the Administrative Agent and the Collateral Trustee, each for its own account, fees in the amounts and at the times set forth in the applicable Fee Letter.

Section 4.02. Mandatory Termination of Commitments. (a) The Term Loan Commitments shall be automatically and permanently reduced to zero on the date of the Borrowing of the Term Loans under Section 2.01.

(b) The New Term Loan Commitments for any Series shall terminate at 5:00 p.m. (Central time) on the Increased Amount Date for such Series.

ARTICLE 5

PAYMENTS

Section 5.01. Voluntary Prepayments. (a) The Borrower shall have the right to prepay Term Loans, in each case, without premium or penalty (subject to Section 5.01(b)), in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent and at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of a LIBOR Loans, 11:00 a.m. (Central time) three Business Days prior to or (ii) in the case of ABR Loans, 11:00 a.m. (Central time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders; (b) each partial prepayment of any Borrowing of Term Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Loans and (c) any prepayment of LIBOR Loans pursuant to this Section 5.01 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.01 shall be (a) applied to Term Loans in such manner as the Borrower may determine and (b) applied to reduce Repayment Amounts, and/or any New Term Loan Repayment Amounts, as the case may be, in such order as the Borrower may determine.

(b) Notwithstanding the foregoing, in the event that all or any portion of the Term Loans is (i) repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment (in each case, in connection with any waiver, consent or amendment to the Term Loans directed at, or the result of which would be, the lowering of the effective interest cost or the weighted average yield of the Term Loans or the incurrence of any debt financing having an effective interest cost or weighted average yield that is less than the effective interest cost or weighted average yield of the Term Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced (a “Repricing Transaction”)) occurring on or prior to the six-month anniversary of the ~~2013 Refinancing~~2015 Amendment Effective Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Term Loans held by any Lender is repaid, prepaid, refinanced or replaced pursuant to Section 5.10, a “yank-a-bank” or similar provision in the Credit Documents as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced is replaced or repriced.

Section 5.02. Mandatory Prepayments. (a) Term Loan and First Priority Debt Prepayments. (i) On each occasion that a Prepayment Event occurs, the Borrower shall, within one Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within five Business Days after the Reinvestment Period relating to such Prepayment Event or 180 days thereafter, as applicable), prepay, in accordance with paragraph (c) below, ~~the~~a principal amount of (x) Term Loans and (y) in ~~an~~the case of an Asset Sale Prepayment Event, at the Borrower’s option, Permitted First Priority Debt and Permitted First Priority Refinancing Debt, in an aggregate amount equal to 100% of the Net Cash Proceeds from such Prepayment Event. If all or substantially all of the Equity Interests of any Credit Party are sold or any Credit Party is sold as a going concern on any date, the sale proceeds shall be allocated as follows: (x) that portion of the sale proceeds equal to the aggregate value of “Accounts” and “Cost” of “Inventory” (in each case, as defined in the Revolving Loan Credit Agreement) shall be allocated to the Revolving Credit Collateral (as defined in the Intercreditor Agreement) of the Credit Parties so sold and shall be deemed to be proceeds thereof and (y) the balance of sale proceeds shall be allocated to the Collateral of the Credit Parties so sold and shall be deemed to be proceeds thereof and applied pursuant to the foregoing sentence. Notwithstanding the foregoing, in the event of a Casualty Event occurring with respect to the Revolving Credit Collateral (as defined in the Intercreditor Agreement), the insurance proceeds thereof shall be applied to the Revolving Credit Obligations (as defined in the Intercreditor Agreement) to the extent required under the Intercreditor Agreement and subsequent to the Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement), shall be applied in accordance with this Section 5.02(a)(i).

(ii) Not later than the date that is 120 days after the last day of any fiscal year (commencing with and including the fiscal year ending December 31, 2013) (each such period, an “Excess Cash Flow Period”), the Borrower shall prepay, in accordance with paragraph (c) below, the principal of Term Loans in an amount equal to (x) 50% of Excess Cash Flow for such fiscal year, which shall be reduced to 25% of Excess Cash Flow for such fiscal year if the Senior Secured Leverage Ratio on the date of prepayment (prior to giving effect thereto) for the most recent Test Period ended prior to such prepayment date is no greater than 2.75 to 1.00 but greater than 2.50 to 1.00, provided that no payment of any Term Loans shall be required under this Section 5.02(a)(ii) if the Senior Secured Leverage Ratio on the date of prepayment (prior to giving effect thereto) for the most recent Test Period ended prior to such prepayment date is no greater than 2.50 to 1.00), minus (y) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.01 during such fiscal year.

(b) [Intentionally Omitted]

(c) Application to Repayment Amounts. Any prepayment of Permitted First Priority Debt or Permitted First Priority Refinancing Debt made pursuant to Section 5.02(a)(i) shall be applied to the Term Loans and such Permitted First Priority Debt and Permitted First Priority Refinancing Debt on a pro rata basis in respect of the aggregate outstanding principal amount of such Term Loans, Permitted First Priority Debt and Permitted First Priority Refinancing Debt, as applicable. Each prepayment of Term Loans ~~required by~~pursuant to Section 5.02(a)(i) or (ii) shall be applied to the next four Repayment Amounts in chronological order and further applied on a pro rata basis to the remaining Repayment Amounts. With respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.02(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing no later than 1:00 p.m. (Central time)) requesting that the Administrative Agent provide notice of such prepayment to the relevant Lenders.

(d) Application to Term Loans. With respect to prepayment of Term Loans required by Section 5.02(a), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e) LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.02 in respect of any LIBOR Loan other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.02.

(f) Minimum Amount. No prepayment shall be required pursuant to Section 5.02(a)(i) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans, Permitted First Priority Debt or Permitted First Priority Refinancing Debt pursuant to such Section exceeds (i) $10,000,000 for a single Prepayment Event or (ii) $20,000,000 in the aggregate for all such Prepayment Events.

(g) Foreign Asset Sales. Notwithstanding any other provisions of this Section 5.02, (i) to the extent that any of or all the Net Cash Proceeds of a Casualty Event or any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans, Permitted First Priority Debt or Permitted First Priority Refinancing Debt at the times provided in this Section 5.02 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Parent hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be ~~immediately~~promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans (or, if applicable, Permitted First Priority Debt or Permitted First Priority Refinancing Debt) pursuant to this Section 5.02 and (ii) to the extent that the Parent has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale or Excess Cash Flow would have a material adverse tax consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to 5.02(a), (x) the Parent applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Parent rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary only if the proceeds applied to such prepayment arise from the disposition of assets not constituting Collateral.

(h) Opt-Out. With respect to any prepayment of Term Loans pursuant to Section 5.02, any Lender, at its option, may irrevocably elect not to accept such prepayment. Upon receipt by the Administrative Agent of any such prepayment of the Term Loans, the amount of the prepayment that is available to prepay the Term Loans (the “Prepayment Amount”) shall be deposited in a cash collateral account on terms reasonably satisfactory to the Administrative Agent and the Borrower, pending application of such amount on the Prepayment Date as set forth below and promptly after the date of such receipt, the Administrative Agent shall notify the Term Lenders of the amount available to prepay the Term Loans and the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be 10 Business Days after the date of such receipt. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice to the Administrative Agent by 11:00 a.m. (Central time) on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Net Cash Proceeds accepted by the Term Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) to prepay Term Loans owing to such Accepting Lenders shall be withdrawn from the applicable cash collateral account and applied ratably to prepay Term Loans owing to such Accepting Lenders in the manner described in Section 5.02 for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall instead be retained by the Borrower (such amounts, “Declined Amounts”).

Section 5.03. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 12:00 noon (Central time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of Loans (whether of principal, interest or otherwise) hereunder shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (Central time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (Central time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

Section 5.04. Taxes. (a) Defined Terms. For purposes of this Section 5.04, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding based on, among other things, information provided pursuant to this Section 5.04 and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.04(b)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.04(d)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.07(m) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.04, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.04(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to any exemption from or reduction in withholding, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI (or any successor forms);

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor forms); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents (or any successor forms) from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; ~~and~~

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E) For purposes of determining withholding Taxes imposed under FATCA, from and after the 2015 Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Admistrative Agent to treat) the 2015 Amendment as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.04 (including by the payment of additional amounts pursuant to this Section 5.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, and additional amounts paid, under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. For the avoidance of doubt, notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) to the extent the payment of such amount would place the indemnified party in an economically less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 5.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 5.05. Computations of Interest and Fees.

(a) All interest on LIBOR Loans shall be computed for the actual days elapsed, based on a year of 360 days. Interest on ABR Loans, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365 days (or 366, as the case may be). Each determination by the Administrative Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. A certificate setting forth in reasonable detail amounts payable by the Borrower under Section 2.10(b), Section 2.11 and Section 5.04(b) and the basis therefor, submitted to the Borrower by the Administrative Agent shall be final, conclusive and binding for all purposes, absent manifest error, and the Borrower shall pay such amounts to the appropriate party within 10 Business Days following receipt of the certificate.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Parent or the Lenders determine that (1) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (2) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, then the Borrower shall ~~immediately~~promptly and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender under Section 2.08(c) or under Article 12. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

Section 5.06. Limit on Rate of Interest.

(a) No Payment shall exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 5.06(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if any Payment exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.08.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

Section 5.07. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (Central time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share in respect of the Loans (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (Central time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the immediately preceding Business Day.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 5.07(b) shall be conclusive, absent manifest error.

(c) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(d) Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Credit Parties under or in respect of the Credit Documents under circumstances for which the Credit Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the outstanding amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 5.08. Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 14.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 14.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 5.08 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 5.08 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to assignments and participations (including by means of a Dutch Auction) described in Section 14.07.

Section 5.09. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 14.01.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 12 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 14.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Article 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender shall not be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) During any period in which there is a Defaulting Lender, for purposes of computing the “Pro Rata Share” of each Non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists.

(b) If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 5.09(a)(iv), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 5.10. Replacement of Lenders.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 5.04 or 2.10 as a result of any condition described in such Sections or any Lender ceases to make LIBOR Loans as a result of any condition described in Section 2.10(c) or 2.10(d), (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section 5.10), then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 14.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or (ii) terminate the Commitment of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.

(b) Any Lender being replaced pursuant to Section 5.10(a) above shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Credit Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 14.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

ARTICLE 6

CONDITIONS PRECEDENT TO THE INITIAL BORROWING

The initial Borrowing under this Agreement shall be subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent.

Section 6.01. Credit Documents. The Administrative Agent or the Collateral Trustee, as applicable, shall have received:

(a) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender;

(b) the Guarantee, executed and delivered by a duly authorized officer of each Guarantor;

(c) the Pledge Agreement, executed and delivered by a duly authorized officer of each grantor party thereto;

(d) the Security Agreement, executed and delivered by a duly authorized officer of each grantor party thereto;

(e) (i) the Copyright Security Agreement, (ii) the Patent Security Agreement and (iii) Trademark Security Agreement, in each case, executed and delivered by a duly authorized officer of each grantor party thereto;

(f) a fully executed copy of the Third Amended and Restated Intercreditor Agreement, dated as of November 9, 2012, among the Borrower, the guarantors party thereto, Bank of America, N.A. in its capacity as collateral agent for the Revolving Credit Lenders referenced therein and U.S. Bank National Association, in its capacity as collateral trustee for the Lenders shall have been amended in form and substance satisfactory to the Administrative Agent ~~(as so amended, the “Amended Intercreditor Agreement”)~~ with all conditions to the effectiveness of the Intercreditor Agreement satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent if the Administrative Agent shall have reasonably determined that such waiver is not materially adverse to the Lenders;

(g) A fully executed copy of the Collateral Trust Agreement;

(h) a fully executed copy of an amendment to the Revolving Credit Agreement executed by the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent, with all conditions to the effectiveness of such amendment satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent if the Administrative Agent shall have reasonably determined that such waiver is not materially adverse to the Lenders; and

(i) a Note executed by the Borrower in favor of each Lender that requests a Note at least two Business Days prior to the Closing Date.

Section 6.02. Collateral. (a) All outstanding equity interests in whatever form of the Borrower and each wholly owned Restricted Subsidiary directly owned by or on behalf of any Credit Party and required to be pledged pursuant to the Pledge Agreement shall have been pledged pursuant thereto (except that the Parent and its Restricted Subsidiaries shall not be required to pledge ~~(w) Equity Interests of direct or indirect Subsidiaries of any Foreign Subsidiary, (x) Equity Interests of any CFC Pledgor, (y)~~any Equity Interests of any Excluded Pledge Subsidiaries ~~and (z)more~~other than 65% of the outstanding voting Equity Interests of any ~~Foreign Subsidiary~~Excluded Pledge Subsidiary described in clause (b)(i) or (c) of the definition thereof held directly by the Parent, the Borrower or any Subsidiary Guarantor) and the Collateral Trustee shall have received all certificates representing securities pledged under the Pledge Agreement to the extent certificated, accompanied by instruments of transfer and undated stock powers endorsed in blank.

(b) (i) All documents and instruments, including Uniform Commercial Code or other applicable personal property and fixture security financing statements, required by law or reasonably requested by the Administrative Agent, as applicable, to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording and (ii) the Collateral Trustee shall have received title, Lien and judgment searches and other evidence reasonably satisfactory to the Administrative Agent that its Liens (for the benefit the Secured Parties) are the only Liens upon the Collateral, except Liens permitted under Section 10.02.

(c) The Borrower shall deliver to the Collateral Trustee amendments to the Deposit Account Control Agreements with respect to any Deposit Accounts listed on Schedule 13 to the Perfection Certificate that are not (x) Excluded Deposit Accounts nor (y) set forth on Schedule 9.17(c), in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Trustee, duly executed by each party thereto;

(d) The Borrower shall deliver to the Administrative Agent and the Collateral Trustee a completed Perfection Certificate, executed and delivered by a Senior Officer of the Borrower, together with all attachments contemplated thereby.

Section 6.03. Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Fried, Frank, Harris, Shriver & Jacobson LLP, special New York counsel to the Credit Parties and (b) local counsel to the Credit Parties in certain jurisdictions, in each case, as may be reasonably requested by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent. The Parent, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

Section 6.04. Officer’s Certificates. The Administrative Agent shall have received a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit N, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party, and attaching the documents referred to in Section 6.05.

Section 6.05. Organizational Documents; Incumbency. The Administrative Agent shall have received a copy of (a) each Organizational Document of each Credit Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (b) signature and incumbency certificates of the Senior Officers of each Credit Party executing the Credit Documents to which it is a party; (c) resolutions of the Board of Directors or similar governing body of each Credit Party (i) approving and authorizing the execution, delivery and performance of Credit Documents to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (d) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation.

Section 6.06. No Default, Representations and Warranties. On the Closing Date and also after giving effect to the initial borrowing, (a) no Default or Event of Default shall have occurred and be continuing, and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

Section 6.07. Insurance. Certificates of insurance evidencing the existence of insurance to be maintained by the Parent and its Subsidiaries pursuant to Section 9.03 and, if applicable, the designation of the Collateral Trustee as an additional insured and loss payee as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder (provided that if such endorsement as additional insured cannot be delivered by the Closing Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances).

Section 6.08. The Refinancing; Indebtedness. The Refinancing shall have been consummated and after giving effect thereto, the Parent and its Subsidiaries shall have no outstanding Indebtedness other than (A) the loans and other extensions of credit under the Revolving Credit Agreement and the Term Loans and (B) other Indebtedness listed on Schedule 6.08 (provided that any Indebtedness of the type described in Section 10.01(f) having a principal amount exceeding $1,000,000 shall be required to be listed on Schedule 6.08). The Collateral Trustee shall have received all releases, satisfactions and payoff letters terminating all Liens on the Collateral arising under the Notes Indenture and all other Liens not permitted under the Credit Documents.

Section 6.09. Fees. The Lenders and each Agent shall have received the fees in the amounts previously agreed in writing by such Lenders or Agent, including in any Fee Letter, to be received on the Closing Date, and all reasonable expenses of the Lenders and each Agent (including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (which shall be limited to the reasonable fees, disbursements and other charges of one counsel to each of the Administrative Agent and Collateral Trustee and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel)) for which invoices have been presented at least 1 Business Day prior to the Closing Date shall have been paid

Section 6.10. No Material Adverse Change. There shall not have occurred since December 31, 2011 any Material Adverse Change or any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 6.11. No Litigation. There shall be no action, suit, investigation litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect this Agreement (or the transactions contemplated hereby).

Section 6.12 Closing Certificate; Third Party Consents. The Administrative Agent shall have received a certificate of a Senior Officer of the Borrower (a) certifying that each of the conditions precedent listed Section 6.06, Section 6.10 and Section 6.11 have been satisfied and (b) either (i) attaching copies of all consents, licenses and approvals required or appropriate to be obtained from any Governmental Authority or other third-party in connection with the execution, delivery and performance by and the validity against each Credit Party of the Credit Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

Section 6.13 Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from a Senior Officer of the Borrower certifying that after giving effect to the consummation of the Transactions, the Parent and the Borrower on a consolidated basis with its Subsidiaries is Solvent.

Section 6.14 Know Your Customer. Any information reasonably required by a Lender and any other Secured Party to enable it to meet its internal “know your customer” compliance requirements and normal operating procedures shall have been delivered.

Section 6.15 Borrowing Notice. The Administrative Agent shall have received a Notice of Borrowing duly executed by the Borrower, together with such funding indemnity (if the proposed Borrowing is with respect to a LIBOR Loan) within such time periods as prescribed by Section 2.03.

ARTICLE 7

RESERVED

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

In order to induce the Lenders to enter into this Agreement, to make the Loans as provided for herein, the Parent (with respect to itself and its Restricted Subsidiaries) makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

Section 8.01. Corporate Status. The Parent and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization (to the extent such jurisdiction provides for the designation of entities organized and incorporated thereunder as existing in good standing) and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 8.02. Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity. Each Credit Party is in compliance with all laws, orders, writs and injunctions except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated hereby or thereby will (a) contravene any material provision of any Applicable Law applicable to such Credit Party, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the Organizational Documents of such Credit Party or any of the Restricted Subsidiaries.

Section 8.04. Litigation. There are no actions, suits, arbitrations or proceedings (including Environmental Claims) pending or, to the knowledge of the Parent or the Borrower, threatened with respect to the Parent, the Borrower or any of their Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

Section 8.05. Margin Regulations. Neither the Parent nor any of its Restricted Subsidiaries is engaged principally, as one or more of its important activities, in the business of extending credit for the purpose of purchasing any “margin stock” as defined in Regulation U. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

Section 8.06. Governmental Approvals. The execution, delivery and performance of each Credit Document does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 8.07. Investment Company Act. No Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 8.08. True and Complete Disclosure. (a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Parent, any of its Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent and/or any Lender on or before the Closing Date

(including (i) the Confidential Information Memorandum and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.08(a), such factual information and data shall not include general economic or industry information or projections and pro forma financial information.

(b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 8.09. Financial Condition; Financial Statements; No Material Adverse Change. The (x) unaudited historical consolidated financial information of the Parent as set forth in the Confidential Information Memorandum and (y) the consolidated financial statements delivered pursuant to Section 9.01, in each case present or will, when provided, present fairly in all material respects the consolidated financial position of the Parent and its Subsidiaries at the respective dates of said information and statements and the consolidated results of operations for the respective periods covered thereby. The financial statements referred to in clauses (x) and (y) of this Section 8.09 have been prepared in accordance with GAAP, consistently applied (except to the extent provided in the notes to said financial statements) and, in the case of the financial statements in clause (y), meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1, and the audit reports accompanying such financial statements delivered pursuant to Section 9.01 are not subject to any qualification as to the scope of the audit or the status of the Parent as a going concern (except as permitted under Section 9.01(a)). There has been no Material Adverse Change since December 31, 2011.

Section 8.10. Tax Returns and Payments. The Parent and each of its Restricted Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all income and other material Taxes payable by it that have become due, other than those (a) not yet delinquent or (b) contested in good faith as to which adequate reserves have been provided in accordance with GAAP, except, in each case, which could not reasonably be expected to result in a Material Adverse Effect.

Section 8.11. Compliance with ERISA. Except as would not reasonably be expected to result, either individually or when taken together with any other liabilities referenced in this Section 8.11, in a Material Adverse Effect, (a) each U.S. Employee Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable law; (b) each U.S. Employee Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such U.S. Employee Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS and, to the knowledge of each Credit Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status; (c) no ERISA Event has occurred or is reasonably expected to occur; (d) no Plan or, to the knowledge of the Parent or the Borrower, Multiemployer Plan, has an Unfunded Current Liability; and (e) all Foreign Plans are in compliance with, and have been established, administered and operated in accordance in with the terms of such Foreign Plans and applicable law.

Section 8.12. Labor Matters. Except as would not reasonably be expected to result, either individually or when taken together with any other liabilities referenced in this Section 8.12, in a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against Parent, the Borrower or any Subsidiary pending or, to the knowledge of Parent or the Borrower, threatened; (b) the hours worked by and payments made to employees of Parent and its Restricted Subsidiaries have not been in violation of the U.S. Fair Labor Standards Act of 1934, as amended, or any other applicable federal, state, local or foreign law dealing with such matters; and (c) all payments due from Parent or any of its Restricted Subsidiaries, or for which any claim may be made against Parent or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Parent or any of its Restricted Subsidiaries.

Section 8.13. Subsidiaries. Schedule 8.13 lists each Subsidiary of the Parent (and the direct and indirect ownership interest of the Parent therein), in each case existing on the Closing Date. To the knowledge of the Parent and the Borrower, after due inquiry, each Material Subsidiary as of the Closing Date has been so designated on Schedule 8.13.

Section 8.14. Intellectual Property. The Parent and each of its Restricted Subsidiaries have obtained all rights to intellectual property, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

Section 8.15. Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) the Parent and each of its Subsidiaries and all current Real Estate are, and have been, in compliance with, and possess all permits, licenses and registrations required pursuant to, all Environmental Laws; (ii) neither the Parent, nor any of its Subsidiaries is subject to any pending or, to the knowledge of Parent or the Borrower, threatened, Environmental Claim or any other liability under any Environmental Law; (iii) there is no pending investigation, removal, remedial or other action required pursuant to any Environmental Law at any location, including any current or former Real Estate, and any real property to which the Parent or any of its Subsidiaries may have sent Hazardous Materials, in each case which could give rise to liability to the

Parent or any of its Subsidiaries; and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any current Real Estate.

(b) Neither the Parent, nor any of its Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned, leased or operated Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

Section 8.16. Properties. (a) As of the Closing Date, Schedule 8.16 contains a true, accurate and complete list of (i) all Real Estate and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting the Real Estate of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes a legally valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, except (x) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles and (y) where the failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect. The Parent and each of its Restricted Subsidiaries has good and marketable title to or leasehold interest in all of the material Real Estate, and the Real Estate constitutes all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement or the Revolving Loan Credit Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

Section 8.17. Solvency. On the Closing Date (both before and after giving effect to the Transactions), immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Parent and its Subsidiaries, taken as a whole, will be Solvent.

Section 8.18. OFAC. No Credit Party is, or is owned or controlled by Persons that are, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“Sanctions”), or, to the extent prohibited by Sanctions, located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria). To the knowledge of the Parent, no Credit Party engages in any unauthorized dealings or transactions with any Person that is the subject of Sanctions, or, to the extent prohibited by Sanctions, with any Person located, organized or resident in a country or territory that is the subject of Sanctions. Each Credit Party is in compliance, in all material respects, with Sanctions. The Credit Parties will not, directly or indirectly, use the proceeds of the Term

Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is the subject of Sanctions, if such activities or business would be prohibited for a U.S. person pursuant to Sanctions.

Section 8.19. PATRIOT Act. To the knowledge of the Parent, each Credit Party is in compliance, in all material respects, with the requirements of the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”).

Section 8.20. Foreign Corrupt Practices Act. The Parent, the Borrower and their subsidiaries, and their respective directors, officers, and, to the knowledge of the Parent, any agents, employees and persons acting on behalf of the Parent, the Borrower or any of their subsidiaries have, within five years prior to the date of this Agreement, complied with, are now in compliance with, and will comply with, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all other Applicable Laws relating to anti-corruption.

Section 8.21. Security Documents. (a) Each of the Pledge Agreement and the Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and (i) when the Pledged Shares (as defined in the Pledge Agreement) is delivered to the Collateral Trustee together with undated stock powers or allonges, as the case may be, for each item of Pledged Shares executed in blank by a duly authorized officer of the pledgor thereof, the Lien created under the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Credit Parties in such Pledged Shares to the extent that a security interest in such Pledged Shares may be perfected by the delivery of such Pledged Shares to the Collateral Trustee together with undated stock powers or allonges, as the case may be, for each item of Pledged Shares executed in blank by a duly authorized officer of the pledgor thereof, in each case prior and superior in right to any other Person and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 8.21, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral in which a security interest may be perfected by the filing of financing statements under the Uniform Commercial Code, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 10.02 and subject to the terms of the Intercreditor Agreement.

(b) Upon the recordation of each of the Copyright Security Agreement, Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 8.21, (i) the Lien created under the Copyright Security Agreement in the Copyrights (as defined in the

Security Agreement) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Copyrights, (ii) the Lien created under the Patent Security Agreement in the Patents (as defined in the Security Agreement) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Patents, and (iii) the Lien created under the Trademark Security Agreement in the Trademarks (as defined in the Security Agreement) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Trademarks, in each case, in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Credit Parties after the Closing Date).

ARTICLE 9

AFFIRMATIVE COVENANTS

The Parent and the Borrower, as applicable, hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments have terminated and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

Section 9.01. Information Covenants. The Parent will furnish to the Administrative Agent:

(a) Annual Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 105 days after the end of each such fiscal year), (i) the consolidated balance sheet of the Parent and the Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statement of operations and consolidated statement of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Parent or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (provided that the audit opinion delivered in the fiscal year ending immediately prior to the Term Maturity Date may contain a qualification only as a result of the upcoming maturity of the Term Loans), together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Parent and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, certified by a Financial Officer of the Parent, as applicable.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Parent (or, if such financial statements are not required to be filed with the SEC, on or before the date that is sixty (60) days after the end of each such quarterly accounting period), the consolidated balance sheet of the Parent and the Restricted Subsidiaries, as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Financial Officer of the Parent, subject to changes resulting from audit and normal year-end audit adjustments.

(c) [Reserved]

(d) [Reserved]

(e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a) and (b), a Compliance Certificate of a Senior Officer of the Parent to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (ii) reasonably detailed calculations of the Total Leverage Ratio and the then applicable level of the Applicable Margin and (iii) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.01(a), (x) a certificate of a Senior Officer of the Parent setting forth in reasonable detail the Available Amount as at the end of the fiscal year to which such financial statements relate and (y) a certificate of a Senior Officer of each Credit Party setting forth certain information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this subsection (e), as the case may be;

(f) [Intentionally Omitted]

(g) [Intentionally Omitted]

(h) Notice of Default or Litigation. Promptly after a Senior Officer of the Parent or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Parent proposes to take with respect thereto, (ii) any investigation or other inquiry by the SEC or a comparable agency in any applicable non-U.S. jurisdiction regarding financial or other operational results of any Credit Party or any of its Subsidiaries and (iii) any litigation or governmental proceeding pending against the Parent or any of its Subsidiaries that, in the case of ~~sublcauses~~subclauses (ii) or (iii), could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

(i) Environmental Matters. The Parent will promptly advise the Administrative Agent in writing after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(i) Any pending or threatened Environmental Claim against any Credit Party or with respect to any Real Estate;

(ii) Any condition or occurrence on or otherwise related to any current or former Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(iii) Any condition or occurrence on or otherwise related to any current or former Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) The conduct or need to conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any current or former Real Estate or otherwise related to any Environmental Law.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned, operated or leased by any Credit Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(j) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Parent or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders and the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Parent or any of its Subsidiaries shall send to the holders of any publicly issued debt of the Parent and/or any of its Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders and the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(k) Pro Forma Adjustment Certificate. Not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Parent, the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a Pro Forma Adjustment Certificate.

(l) Information Regarding Collateral. Reasonably promptly but not later than sixty (60) days following the occurrence of any change referred to in subclauses (i) through (iv) below, written notice of any change (i) in the legal name of any Credit Party, (ii) in the jurisdiction of organization or location of any Credit Party for purposes of the Uniform Commercial Code, (iii) in the identity or type of organization of any Credit Party or (iv) in the Federal Taxpayer Identification Number or organizational identification number of any Credit Party. The Borrower shall promptly provide the Collateral Trustee with a copy of the written notice provided to the Administrative Agent under the first sentence of this clause (l). The Borrower shall also promptly provide the Administrative Agent and Collateral Trustee with certified Organizational Documents reflecting any of the changes described in the first sentence of this clause (l).

(m) Pension Plans. Promptly upon the request of the Administrative Agent, copies of any annual information report (including all actuarial reports and other schedules and attachments thereto) required to be filed with a Governmental Authority in connection with each U.S. Employee Plan, any Foreign Plan; promptly upon receipt, copies of any notice, demand, inquiry or subpoena received in connection with any U.S. Employee Plan or Foreign Plan from a Governmental Authority (other than routine inquiries in the course of application for a favorable IRS determination letter or equivalent foreign application); and at the Administrative Agent’s request, copies of any annual report required to be filed with a Governmental Authority in connection with any other U.S. Employee Plan or Foreign Plan.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 9.01 may be satisfied with respect to financial information of the Parent and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of the Parent or (B) the Parent’s, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, any documentation required to be delivered pursuant to this Section 9.01 may be delivered electronically and if so delivered, shall be deemed to be delivered on the date on which such documents are posted by the relevant Credit Party or on behalf of such Credit Party on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (including www.sec.gov (or other website of the SEC), a commercial third-party website or a website sponsored by Administrative Agent), provided that, in any case, the Borrower shall provide written notice to the Administrative Agent of any documents being delivered in accordance this proviso on the date such documents are posted, and paper copies of such documents shall be delivered to the Administrative Agent upon its written request. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event, shall have no responsibility to monitor compliance by the applicable Credit Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery of or maintaining its copies of such documents. Each of the Parent and the Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the other Agents and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Each Credit Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

Section 9.02. Books, Records and Inspections. The Parent will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or in the case of a Foreign Subsidiary, generally accepted accounting principles in the jurisdiction of organization of such Foreign Subsidiary) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent, the Borrower and such Restricted Subsidiaries. The Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Parent and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine the books and records of the Parent and any such Subsidiary and discuss the affairs, finances and accounts of the Parent and of any such Subsidiary with, and be advised as to the same by, its and the officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (upon reasonable advance notice to the Parent and/or its relevant Subsidiary, as applicable); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent (or any of its representatives or independent contractors) on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.02 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Parent and/or the Borrower the opportunity to participate in any discussions with the Parent and/or the Borrower’s independent public accountants.

Section 9.03. Maintenance of Insurance. The Parent will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Parent, believes (in the good faith judgment of the management of the Parent) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Parent believes (in the good faith judgment of management of the Parent) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Parent believes (in the good faith judgment of management of the Parent) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent (for delivery to the Lenders), upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained: flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the NFIP, in each case in compliance with the Flood Laws. Following the Closing Date, the Borrower shall deliver to Administrative Agent and the Collateral Trustee annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent and the Collateral Trustee for each Mortgaged Property, a Flood Determination Form, the Borrower Notice and Evidence of Flood Insurance, as applicable. Each such policy of insurance shall (i) name the Collateral Trustee, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement reasonably satisfactory in form and substance to the Administrative Agent, that names the Collateral Trustee, on behalf of the Secured Parties as the loss payee thereunder and provides for at least thirty days’ prior written notice to the Administrative Agent and the Collateral Trustee of any modification or cancellation of such policy.

Section 9.04. Payment of Taxes. Each Credit Party will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien (other than a Permitted Lien) upon any properties of such Credit Party or any of the Restricted Subsidiaries, provided that no Credit Party, and none of such Credit Party’s Restricted Subsidiaries, shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Credit Party) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

Section 9.05. [Intentionally Omitted].

Section 9.06. Consolidated Corporate Franchises. The Parent will do, and will cause each Credit Party and each other Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower or the Parent, as applicable, and its Subsidiaries may consummate any transaction permitted under Section 10.03, 10.04 or 10.05.

Section 9.07. Compliance with Statutes, Regulations, etc. The Parent will, and will cause each of its Restricted Subsidiaries to, comply with all applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 9.08. ERISA. Promptly after any Credit Party knows or has reason to know that an ERISA Event has occurred or is reasonably likely to occur that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), could be reasonably be expected to result in a Material Adverse Effect, the Borrower will deliver to each of the Lenders a certificate of a Senior Officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Parent and/or any of its Subsidiaries or ERISA Affiliates is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Parent and/or any of its Subsidiaries or ERISA Affiliates, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto.

Section 9.09. Maintenance of Properties. The Parent will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 9.10. Transactions with Affiliates. The Parent will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower or the Restricted Subsidiaries) on terms that are substantially as favorable to the Parent, the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to (a) [reserved], (b) transactions permitted by Section 10.06, (c) Transaction Expenses, (d) the issuance of Equity Interests of the Parent to the management of the Parent or any of its Subsidiaries pursuant to arrangements described in clause (f) of this Section 9.10, (e) loans and other transactions by the Parent and its Restricted Subsidiaries to the extent permitted under Article 10, (f) employment and severance arrangements between the Parent and its Restricted Subsidiaries and their respective officers and employees in the Ordinary Course of Business, (g) [reserved], (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Parent and its Restricted Subsidiaries in the Ordinary Course of Business to the extent attributable to the ownership or operation of the Parent and its Restricted Subsidiaries, (i) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 9.10 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect, and (j) customary payments by the Parent and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Parent (or any direct or indirect parent thereof), in good faith.

Section 9.11. End of Fiscal Years; Fiscal Quarters. The Parent will, for financial reporting purposes, cause (a) each of its, and each of its Restricted Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of its, and each of its Restricted Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Parent’s past practice; provided, however, that the Parent may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

Section 9.12. Additional Guarantors and Grantors. Except as set forth in Section 10.01(j) or 10.01(k) and subject to any applicable limitations set forth in the Security Documents, the Parent will cause each of its direct or indirect Domestic Subsidiaries (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) or that ceased to be an Excluded Subsidiary pursuant to clause (d), (e), (f), (h) or (l) of the definition of Excluded Subsidiary, in each case within 30 days of such date, to execute a supplement to each of the Guarantee and the Security Agreement, substantially in the form of Annex A or Annex B, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee and a grantor under the Security Agreement or, to the extent reasonably requested by the Administrative Agent, execute and deliver to the Administrative Agent joinders to this Agreement as Guarantors, the Intellectual Property Security Agreements or any other Security Document as reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and the other Security Documents in effect from time to time on and after the Closing Date).

Section 9.13. Pledges of Additional Equity Interests and Evidence of Indebtedness. Subject to any applicable limitations set forth in the Security Documents, the Parent and the Borrower will pledge, and, if applicable, will cause each Subsidiary Guarantor ~~and CFC Pledgor~~ to pledge, to the Collateral Trustee for the benefit of the Secured Parties, ~~(i)~~(i) all the Equity Interests of each wholly owned Domestic Subsidiary held directly by the Parent, the Borrower or any Subsidiary Guarantor and the Equity Interests of any Foreign Subsidiary held directly by the Parent, the Borrower~~,~~ or any Subsidiary Guarantor ~~or any CFC Pledgor~~ (provided that, ~~in each case,~~ in each case, no pledge shall be required of ~~(w) Equity Interests of direct or indirect Subsidiaries of any Foreign Subsidiary, (x) Equity Interests of any CFC Pledgor, (y)~~any Equity Interests of any Excluded Pledge Subsidiaries ~~and (z) more~~, other than a pledge of 65% of the outstanding voting Equity Interests of any ~~Foreign Subsidiary), in each case,~~ Excluded Pledge Subsidiary described in clause (b)(i) or (c) of the definition thereof held directly by the Parent, the Borrower or any Subsidiary Guarantor), in each case formed or otherwise purchased or acquired after the Closing Date (within 30 days of the date of such formation, purchase or acquisition), in each case pursuant to the applicable Security Document (or a supplement thereto) in form and substance reasonably satisfactory to the Administrative Agent and ~~(ii)~~(ii) all evidences of Indebtedness (including evidences of Indebtedness relating to Indebtedness of the Parent, the Borrower or each Subsidiary that is owing to the Parent, the Borrower or any Subsidiary Guarantor) in excess of $5,000,000 received by the Parent, the Borrower or any of the Subsidiary Guarantors ~~in connection with any disposition of assets pursuant to Section 10.04(b~~(within 30 days of such receipt), in each case pursuant to the Pledge Agreement (or a supplement thereto) in form and substance reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, the Parent and its Subsidiaries shall not be required by the terms hereof to cause any Indebtedness owing to or by any of them to be documented in the form of a promissory note or any other evidence of Indebtedness.

Section 9.14. Use of Proceeds. The proceeds of the Term Loans made on the Closing Date will be used by the Borrower to (a) effect the Refinancing, (b) pay fees and expenses in connection with the Term Loans and the Refinancing and (c) provide working capital for general corporate purposes. The proceeds of the 2013 Refinancing Term Loans made on the 2013 Refinancing Amendment Effective Date pursuant to the 2013 Refinancing Amendment shall be used on the 2013 Refinancing Amendment Effective Date to prepay in full all Term Loans outstanding hereunder as of the 2013 Refinancing Amendment Effective Date (immediately prior to giving effect to the 2013 Refinancing Amendment) and all other Obligations in respect thereof and Transaction Expenses in connection therewith and otherwise for general corporate purposes of Parent and its Subsidiaries.

Section 9.15. Lender Meetings. The Parent will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each fiscal year to be held at the Parent’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent.

Section 9.16. Maintenance of Ratings. The Borrower shall at all times use commercially reasonable efforts to maintain (i) a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower and (ii) public ratings issued by Moody’s and S&P with respect to the Term Loans.

Section 9.17. Further Assurances. (a) The Parent will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of the Parent and the Restricted Subsidiaries.

(b) If any assets having a book value or fair market value in excess of $1,000,000 are acquired by the Parent or any other Credit Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof and other than Excluded Assets) that are of the nature secured by the Security Agreement, the Borrower will notify the Administrative Agent, and, if requested by the Administrative Agent, the Parent will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.17, all at the expense of the Borrower.

(c) The Parent agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.17(c) as soon as commercially reasonable and by no later than the date set forth in Schedule 9.17(c) with respect to such action or such later date as the Administrative Agent may reasonably agree.

Section 9.18. Designation of Subsidiaries. The Board of Directors of the Parent may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Subordinated Indebtedness, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (iv) the Borrower shall deliver to the Administrative Agent at least five Business Days prior to such designation a certificate of a Senior Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating compliance with the foregoing clauses (i) through (iii) of this Section 9.18 and, certifying that such Subsidiary meets the requirements of an “Unrestricted Subsidiary” and (v) at least ten days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering requirements, including the PATRIOT Act, with respect to such Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent and its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of the Parent’s Investment therein; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the lesser of (A) the fair market value of Investments of the Parent and its Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of Investments of the Parent and its Subsidiaries made in connection with the designation of such Subsidiary as an Unrestricted Subsidiary minus (ii) the portion (proportionate to the Parent’s and its Subsidiaries’ Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 9.19. Mortgaged Property. In order to create in favor of Collateral Trustee, for the ratable benefit of the Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected first priority security interest in any Mortgaged Property, the Borrower and/or each applicable Guarantor shall deliver to the Collateral Trustee (i) in the case of the Mortgaged Property identified on Schedule 1.01(b), on or prior to the date that is ninety days after the Closing Date and (ii) in the case of any other Mortgaged Property acquired by the Borrower or any Guarantor after the Closing Date, within ninety days following the acquisition thereof:

(a) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Mortgaged Property;

(b) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Mortgaged Property is located with respect to the enforceability of the Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

(c) (i) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Administrative Agent with respect to each such Mortgaged Property insuring the Mortgages as valid and subsisting Liens on the Mortgaged Property described therein, free and clear of all Liens except Permitted Liens (each, a “Title Policy”), in amounts not less than the fair market value of each Mortgaged Property and with such endorsements as the Administrative Agent may request, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the date on which a Mortgage is delivered with respect to such Mortgaged Property and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Administrative Agent and (ii) evidence satisfactory to Administrative Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for the applicable Mortgaged Property in the appropriate real estate records;

(d) no later than three (3) Business Days prior to the date on which a Mortgage is delivered with respect to a Mortgaged Property, in order to comply with the Flood Laws, the following documents (collectively, the “Flood Documents”) with respect to each Mortgaged Property, in each case in form and substance reasonably satisfactory to Administrative Agent: (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the property is a Flood Hazard Property, a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the NFIP is not available because the applicable community does not participate in the NFIP, (C) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to Administrative Agent (any of the foregoing being “Evidence of Flood Insurance”);

(e) ALTA surveys of all Mortgaged Properties, certified to Administrative Agent; provided that no Borrower or Guarantor shall be required to obtain a new ALTA survey with respect to any Mortgaged Property if the Borrower delivers to the applicable title company and the Administrative Agent (i) a copy of a survey previously conducted on such Mortgaged Property and (ii) an affidavit executed by a Senior Officer of the Borrower confirming that there has been no significant change since the date of such survey in respect of the matters covered therein, so long as such survey and affidavit are reasonably acceptable to the Administrative Agent and enables the applicable title company to provide full survey coverage; and

(f) appraisals and other documents, instruments and certificates, in each case in form and substance satisfactory to Administrative Agent that the Administrative Agent shall reasonably request.

ARTICLE 10

NEGATIVE COVENANTS

The Parent (for itself and each of its Restricted Subsidiaries) hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments have terminated and the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than contingent indemnification obligations for which no claim has been identified), are paid in full:

Section 10.01. Limitation on Indebtedness. The Parent will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist (collectively, “incur” and collectively, an “incurrence”) any Indebtedness, except:

(a) (i) Indebtedness arising under the Credit Documents or any Credit Agreement Refinancing Indebtedness (including pursuant to any Refinancing Amendment) and (ii) Indebtedness arising under the Revolving Loan Credit Agreement in a principal amount not exceeding at any one time outstanding the greater of (x) $1,300,000,000 and (y) the Borrowing Base;

(b) Indebtedness of (i) the Parent or any Credit Party owing to the Parent or any Restricted Subsidiary of the Parent, provided that such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations on such terms that are set forth in Exhibit P, (ii) any Restricted Subsidiary who is not a Credit Party owing to any other Restricted Subsidiary who is not a Credit Party and (iii) subject to compliance with Section 10.05, any Restricted Subsidiary who is not a Credit Party owing to any Credit Party;

(c) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the Ordinary Course of Business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(d) subject to compliance with Section 10.05 at the time of incurrence, Guarantee Obligations incurred by (i) Restricted Subsidiaries of the Parent in respect of Indebtedness of the Parent or other Restricted Subsidiaries ~~that is permitted to be incurred under this Agreement~~ that is permitted to be incurred under this Agreement and ~~(ii)~~(ii) the Parent in respect of Indebtedness of the Restricted Subsidiaries of the Parent ~~that is permitted to be incurred under this Agreement~~ that is permitted to be incurred under this Agreement, provided that, except as provided in clauses (j) and (k) below, there shall be no Guarantee (x) by a Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Credit Party and (y) in respect of any Permitted Additional Debt, unless such Guarantee is made by a Guarantor and, in the case of Permitted Additional Debt that is subordinated, is subordinated;

(e) Guarantee Obligations (i) incurred in the Ordinary Course of Business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting Investments permitted by Section 10.05;

(f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the Closing Date and Capital Leases entered into pursuant to subclauses (i) and (ii) above, provided, that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed an amount at any time outstanding, equal to the greater of (x) $50,000,000 and (y) 1.5% of Consolidated Total Assets on the date of the incurrence of such Indebtedness, and (iv) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above, provided that, except to the extent otherwise expressly permitted hereunder, the principal amount thereof (including pursuant to clause (iii)) does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(g) Indebtedness outstanding on the Closing Date (i) listed on Schedule 10.01(g) and any modification, replacement, refinancing, refunding, renewal or extension thereof, provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (ii) owing by the Parent to any Restricted Subsidiary of the Parent or by any Restricted Subsidiary of the Parent to the Parent or any other Restricted Subsidiary of the Parent;

(h) Indebtedness in respect of Hedge Agreements;

(i) [Reserved]

(j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Credit Party (or is a Credit Party that survives a merger with such Person) or Indebtedness attaching to assets that are acquired by the Parent or any Credit Party, in each case after the Closing Date as the result of a Permitted Acquisition, provided, that (w) such Indebtedness existed at the time such Person became a Credit Party or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by the Parent or any Credit Party (other than by any such Person that so becomes a Credit Party or is the survivor of a merger with such Person and any of its Subsidiaries) and (y)(A) the Equity Interests of such Person is pledged to the Collateral Trustee to the extent required under Section 9.13 and (B) such Person executes a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement to the extent required under Sections 9.12 or 9.13, as applicable, provided that the requirements of this subclause (y) shall not apply to (I) an aggregate amount at any time outstanding of up to the greater of (A) $150,000,000 or (B) 4.25% of Consolidated Total Assets at the time of the incurrence of such Indebtedness (less all Indebtedness as to which the proviso to clause (k)(i)(y) below then applies, or that constitutes a modification, replacement, refinancing, refunding, renewal or extension pursuant to subclause (ii) below or subclause (k)(ii), as applicable) and (II) any Indebtedness of the type that could have been incurred under Section 10.01(f), and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (X) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (Y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(k) (i) Permitted Additional Debt of the Parent or any Restricted Subsidiary of the Parent, including Permitted Additional Debt incurred to finance a Permitted Acquisition, provided that (x) if such Indebtedness is incurred by a Restricted Subsidiary that is not a Credit Party, such Indebtedness is not guaranteed by a Credit Party except as permitted by Section 10.05(g) and (y) if such Indebtedness is incurred to finance a Permitted Acquisition, (A) the Parent or another Credit Party pledges the Equity Interests of such acquired Person to the Collateral Trustee to the extent required under Section 9.13 and (B) such acquired Person executes a supplement to the Guarantee and the Security Agreement (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Administrative Agent) to the extent required under Section 9.12 or 9.13, as applicable; provided that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to the greater of (A) $150,000,000 or (B) 4.25% of

Consolidated Total Assets at the time of the incurrence of such Indebtedness (less all Indebtedness as to which the proviso to clause (j)(i)(y) above then applies, or that constitutes a modification, replacement, refinancing, refunding, renewal or extension pursuant to subclause (ii) below or subclause (j)(ii), as applicable), and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the Ordinary Course of Business, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business;

(m) (i) Indebtedness incurred in connection with any Permitted Sale Leaseback (provided that the Net Cash Proceeds thereof are promptly applied to the prepayment of the Term Loans to the extent required by Section 5.02) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(n) (i) additional Indebtedness and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed an amount equal to the greater of (x) $150,000,000 and (y) 4.25% of Consolidated Total Assets on the date of the incurrence of such Indebtedness;

(o) Indebtedness incurred by Restricted Subsidiaries that are Foreign Subsidiaries; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (o) shall not at any time exceed, an amount, in the aggregate, at any time outstanding, equal to the greater of (x) $125,000,000 and (y) 3.5% of Consolidated Total Assets at the time of the incurrence of such Indebtedness;

(p) Indebtedness incurred by Restricted Subsidiaries that are not Credit Parties so long as (x) the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (p) shall not at any time exceed, an amount, in the aggregate, at any time outstanding, equal to the greater of (x) $125,000,000 and (y) 3.5% of Consolidated Total Assets at the time of the incurrence of such Indebtedness and (y) such Indebtedness matures no earlier than 91 days subsequent to the maturity of the initial Term Loans;

(q) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the Ordinary Course of Business and, with regard to Restricted Subsidiaries that are not Credit Parties, Indebtedness in respect of cash pooling arrangements in the Ordinary Course of Business;

(r) unsecured Indebtedness in respect of obligations of the Parent or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligation) in the Ordinary Course of Business and not in connection with the borrowing of money or Hedge Agreements;

(s) Indebtedness arising from agreements of the Parent or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with Permitted Acquisitions, other Investments and the disposition of any business, assets, or Equity Interests permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition, provided that (i) such Indebtedness is not reflected on the balance sheet of the Parent or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Parent and the Restricted Subsidiaries in connection with such disposition;

(t) Indebtedness of the Parent or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the Ordinary Course of Business and not in connection with the borrowing of money or Hedge Agreements;

(u) Indebtedness representing deferred compensation, severance and health and welfare retirement benefits to current and former employees of the Parent (or any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the Ordinary Course of Business;

(v) unsecured, Subordinated Indebtedness consisting of promissory notes issued by the Parent or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Equity Interests of the Parent (or any direct or indirect parent thereof) permitted by Section 10.06;

(w) Indebtedness consisting of obligations of the Parent or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(x) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(y) Indebtedness arising from advance payments received in the Ordinary Course of Business from customers for goods and services purchased or rented in the Ordinary Course of Business and not for borrowed money;

(z) Indebtedness of any Receivables Entity in respect of any Qualified Receivables Transaction that is without recourse to any Credit Party or any of their respective assets (including any Accounts or other assets transferred in connection therewith) in an aggregate amount not exceeding $150,000,000 at any time outstanding; and

(aa) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

Section 10.02. Limitation on Liens. The Parent will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Parent or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents;

(b) Permitted Liens;

(c) (i) Liens securing Indebtedness permitted pursuant to Section 10.01(f), provided that (x) such Liens attach at all times only to the assets so financed except for accessions to such property and the proceeds and the products thereof and (y) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (ii) Liens on the assets of Restricted Subsidiaries that are not Credit Parties securing Indebtedness permitted pursuant to Section 10.01(o), (p) and (q), provided that the Liens permitted under Section 10.01(p) shall in no event attach to any Collateral;

(d) Liens existing on the Closing Date and listed on Schedule 10.02(d);

(e) the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clause (f) of this Section 10.02 upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.01 and proceeds and products thereof) theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person), or existing on assets acquired, pursuant to a Permitted Acquisition or other Investment to the extent the Liens on such assets secure Indebtedness permitted by Section 10.01(j) or other obligations permitted by this Agreement, provided that such Liens attach at all times only to the same assets that such Liens (other than after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.01 and proceeds and products thereof) attached to, and secure only the same Indebtedness or obligations (or any modifications, refinancings, extensions, renewals, refundings or replacements of such Indebtedness permitted by Section 10.01) that such Liens secured, immediately prior to such Permitted Acquisition or other Investment, as applicable;

(g) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 10.01(k) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by, or Indebtedness of, such Restricted Subsidiary of any Indebtedness of the Parent or any other Restricted Subsidiary incurred pursuant to Section 10.01(k);

(h) Liens securing Indebtedness or other obligations of the Parent or a Restricted Subsidiary in favor of the Parent or any Restricted Subsidiary that is a Credit Party and Liens securing Indebtedness or other obligations of any Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party;

(i) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the Ordinary Course of Business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(j) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.05 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.04, each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale and purchase of goods entered into by the Parent or any of the Restricted Subsidiaries in the Ordinary Course of Business permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.05;

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of the Parent and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent or any of its Restricted Subsidiaries in the Ordinary Course of Business;

(o) Liens solely on any cash earnest money deposits made by the Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) subject to the terms of the Intercreditor Agreement, (x) Liens securing obligations under the Revolving Loan Credit Agreement and (y) Liens securing Bank Product Obligations (as defined in the Intercreditor Agreement);

(r) Liens securing Permitted Additional Debt that consists of Permitted First Priority Debt or Permitted Junior Priority Debt;

(s) Liens on Equity Interests in joint ventures held by the Parent or any of its Restricted Subsidiaries provided such joint venture is not a Guarantor;

(t) Liens (i) of a Foreign Subsidiary arising from precautionary security filings regarding a “true sale” to a Receivables Entity pursuant to a Qualified Receivables Transaction and (ii) on the Accounts and Related Assets arising in connection with a Qualified Receivables Transaction, in both cases in an aggregate amount not exceeding $150,000,000 at any time outstanding;

(u) Liens constituting deemed security interests under section 12(3) of the PPSA Australia or section 17(1)(b) of the PPSA New Zealand (as such terms are defined in the Revolving Credit Agreement) which do not secure payment or performance of an obligation and any equivalent arrangement entered into any other jurisdiction;

(v) Liens on dedicated cash collateral accounts of Foreign Subsidiaries and the deposits therein not to exceed $50,000,000 in the aggregate securing letters of credit issued for the account of a Foreign Subsidiary by any financial institution; and

(w) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $50,000,000 at any time outstanding.

Section 10.03. Limitation on Fundamental Changes. Except as expressly permitted by Section 10.04 or 10.05, the Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a) so long as no Default or Event of Default would result therefrom, any Restricted Subsidiary of the Parent or any other Person may be merged or consolidated with or into a Credit Party, provided that (i) the Credit Party shall be the continuing or surviving entity or (ii) if the Person formed by or surviving any such merger or consolidation is not a Credit Party (such Person, the “Successor Credit Party”), (A) the Successor Credit Party shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Credit Party shall expressly assume all the obligations of the constituent Credit Party under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Credit Party’s obligations under this Agreement, (D) each Restricted Subsidiary grantor and each Restricted Subsidiary pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement or the Pledge Agreement, as applicable, confirmed that its obligations thereunder shall apply to the Successor Credit Party’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Credit Party’s obligations under this Agreement, and (F) Parent shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation and such supplements to this Agreement preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Credit Document, and provided further that if the foregoing are satisfied, the Successor Credit Party will succeed to, and be substituted for, such constituent Credit Party under this Agreement;

(b) any Restricted Subsidiary of the Parent other than a Credit Party or any other Person may be merged, amalgamated or consolidated with or into any one or more Restricted Subsidiaries of the Parent other than a Credit Party, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries,

(A) a Restricted Subsidiary shall be the continuing or surviving entity or (B) the Parent shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation and (iii) the Parent shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents;

(c) any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party or any other Restricted Subsidiary;

(d) any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Credit Party; and

(e) any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve if (i) the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business not otherwise disposed of or transferred in accordance with Section 10.04 or 10.05, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution.

Section 10.04. Limitation on Sale of Assets. The Parent will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the Parent or the Restricted Subsidiaries) or (ii) sell to any Person (other than a Credit Party) any shares owned by it of any Restricted Subsidiary’s Equity Interests, except that:

(a) the Parent and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) inventory in the Ordinary Course of Business, (ii) used or surplus equipment, vehicles and other assets in the Ordinary Course of Business and (iii) Permitted Investments;

(b) the Parent and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets (other than Accounts) (each a “Disposition”) for fair value, provided that:

(i) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, the Parent or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (i):

(A) any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Parent and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C) any Designated Non-Cash Consideration received by the Parent or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.04(b) and Section 10.04(c) that is at that time outstanding, shall not exceed an aggregate amount equal to 6% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case under this clause (i) be deemed to be cash;

(ii) any non-cash proceeds received are pledged to the Collateral Trustee to the extent required under Section 9.13;

(iii) to the extent applicable, the Net Cash Proceeds thereof to the Parent and the Restricted Subsidiaries are promptly applied to the prepayment as provided for in Section 5.02; and

(iv) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(c) the Parent and the Restricted Subsidiaries may make sales of assets to the Parent or to any Restricted Subsidiary, provided that with respect to any such sales to Restricted Subsidiaries that are not Credit Parties:

(i) such sale, transfer or disposition shall be for fair value;

(ii) with respect to any Disposition pursuant to this clause (c) for a purchase price in excess of $10,000,000, the Parent or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (ii):

(A) any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Parent and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition,

(C) any Designated Non-Cash Consideration received by the Parent or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.04(c) and Section 10.04(b) that is at that time outstanding, shall not exceed an aggregate amount equal to 6% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case under this clause (ii) be deemed to be cash; and

(iii) any non-cash proceeds received are pledged to the Collateral Trustee to the extent required under Section 9.13.

(d) the Parent and any Restricted Subsidiary may effect any transaction permitted by Section 10.03, 10.05 or 10.06;

(e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Parent and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the Ordinary Course of Business in connection with the compromise or collection thereof consistent with such Person’s current credit and collection practices;

(f) the Parent and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the Ordinary Course of Business;

(g) the Parent and the Restricted Subsidiaries may effect sales, transfers and other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(h) the Parent and the Restricted Subsidiaries may effect sales, transfers and other dispositions of property pursuant to Permitted Sale Leaseback transactions;

(i) Restricted Subsidiaries that are Foreign Subsidiaries may make Dispositions of Accounts and Related Assets to a Receivables Entity;

(j) [reserved]; and

(k) the Parent and the Restricted Subsidiaries may effect sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

Section 10.05. Limitation on Investments. The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a division or line of business of, or make any other Investment in, any Person, except:

(a) extensions of trade credit and asset purchases in the Ordinary Course of Business;

(b) Permitted Investments;

(c) loans and advances to officers, directors and employees of the Parent (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Equity Interests of the Parent (or any direct or indirect parent thereof) to the extent that the amount of such loans and advances are contributed to the Parent in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $10,000,000;

(d) Investments existing on, or contemplated as of, the Closing Date and listed on Schedule 10.05(d) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments existing on the Closing Date;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the Ordinary Course of Business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Parent;

(g) Investments ~~(i)~~(i) by Parent or any Restricted Subsidiary of Parent in any Credit Party, ~~(ii)~~(ii) by any Restricted Subsidiary of Parent that is not a Credit Party in any other Restricted Subsidiary of Parent that is not a Credit Party, ~~(iii)~~(iii) by any Credit Party in Restricted Subsidiaries that are not Credit Parties, in such amount pursuant to this clause (g), so long as the Senior Secured Leverage Ratio at the time such Investment is made would have been no greater than 3.50 to 1.00 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if such Investment had been made at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section ~~9.01,~~9.01, and ~~(iv)~~(iv) in Restricted Subsidiaries that are not Credit Parties so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Guarantors;

(h) Investments constituting Permitted Acquisitions;

(i) (i) Investments in Unrestricted Subsidiaries and (ii) Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, in each case, as valued at the fair market value of such Investment at the time each such Investment is made, in an amount that, at the time such Investment is made, would not exceed, net of all repayments, returns of capital and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made), the greater of (x) $100,000,000 and (y) 3% of Consolidated Total Assets as at the date of such Investment~~,~~;

(j) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.04;

(k) Investments made to repurchase or retire Equity Interests of the Parent or any direct or indirect parent thereof owned by any employee stock ownership plan or key employee stock ownership plan of the Parent in an amount not to exceed $20,000,000 per annum, provided that such amount shall be increased by 100% of any unused amount pursuant to this clause (k) for the immediately preceding year (such amount, a “carry-forward amount”) without giving effect to any carry-forward amount that was added in such preceding year and assuming any such carry-forward amount is utilized first, provided further that in no event shall such aggregate principal amount (after giving effect to the foregoing provisos) exceed $25,000,000 per annum; provided further that such amount in any calendar year may further be increased by (x) all amounts obtained by the Parent since the Closing Date from the sale of such Equity Interests to officers, directors and employees of Parent and its Restricted Subsidiaries in connection with any permitted compensation and incentive arrangements and (y) the net proceeds of key man life insurance policies received by the Parent or its Restricted Subsidiaries, less the amount of Dividends previously made with the cash proceeds of referred to in the foregoing clauses (x) and (y) of this proviso;

(l) Investments permitted under Section 10.06;

(m) [Reserved];

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business;

(o) Investments in the Ordinary Course of Business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees in the Ordinary Course of Business;

(q) (i) Investments in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; provided, however, that any such Investment in a Receivables Entity is in the form of (x) a contribution of Accounts and Related Assets or (y) Limited Originator Recourse, and (ii) distributions or payments of Receivables Fees and purchases of Accounts and Related Assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction, provided that the aggregate amount of Investments under subclauses (i) and (ii) shall not exceed $150,000,000 at any time outstanding;

(r) Guarantee Obligations of the Parent or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(s) so long as the Senior Secured Leverage Ratio shall be less than 3.25:1.00 on a Pro Forma Basis, Investments in an aggregate amount not exceeding the Available Amount determined as at the date of such Investment;

(t) Investments constituting Guarantee Obligations of Indebtedness permitted under Section 10.01; and

(u) to the extent not covered by the foregoing subclauses (a) through (t), Investments in an aggregate amount not exceeding the greater of (i) $125,000,000 and 3.5% of Consolidated Total Assets as at the date of such Investment.

Section 10.06. Limitation on Dividends. The Parent will not declare or pay any dividends (other than dividends payable solely in its Equity Interests) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Equity Interests or the Equity Interests of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of its Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an

Investment permitted by Section 10.05) any Equity Interests of the Parent, now or hereafter outstanding (all of the foregoing “Dividends”), provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a) the Parent may redeem in whole or in part any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(b) the Parent may (or may make Dividends to permit any direct or indirect parent thereof to) (i) repurchase shares of its (or such parent’s) Equity Interests held by officers, directors and employees of the Parent and its Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements to the extent permitted under Section 10.05(k); and (ii) repurchase, redeem or otherwise acquire or retire for value Equity Interests in lieu of withholding Taxes in connection with any exercise, vesting, settlement or exchange, as applicable, of stock options, warrants, restricted stock, restricted stock units or other similar rights; provided that cancellation of Indebtedness owing to the Parent from members of management of the Parent, any of the Parent’s direct or indirect parent companies or any of the Parent’s Restricted Subsidiaries in connection with a repurchase, redemption or other acquisition or retirement of Equity Interests of any of the Parent’s direct or indirect parent companies will not be deemed to constitute a Dividend for purposes of this covenant or any other provision of this Agreement;

(c) the Parent may pay Dividends with respect to its Equity Interests, provided that (x) the amount of any such Dividends pursuant to this clause (c) shall not exceed an amount equal to the Available Amount at such time and (y) the Senior Secured Leverage Ratio shall be less than 3.25:1.00 on a Pro Forma Basis (after giving effect to such Dividend);

(d) the Parent may pay Dividends on its common stock in an amount per share not exceeding 6.0% per annum of the QIPO Price per share, so long as the Consolidated Interest Coverage Ratio shall not be less than 2.00:1.00 on a Pro Forma Basis (after giving effect to such distribution); ~~and~~

(e) the Parent may declare and pay regularly scheduled or accumulated cash Dividends to the holders of the Preferred Stock on a quarterly basis at a rate equal to 6.50% per annum; and

(f) ~~(e)~~ to the extent not covered by the foregoing subclauses (a) through (~~d~~e), the Parent may pay Dividends with respect to its Equity Interests in an amount not exceeding the greater of (i) $50,000,000 and (ii) 1.5% of Consolidated Total Assets as at the date of such Dividend.

Section 10.07. Prepayments, Etc. of Indebtedness. (a) The Parent will not, and will not permit any Restricted Subsidiary to (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness (other than Permitted First Priority Indebtedness, Indebtedness under the Revolving Loan Credit Agreement and Ordinary Course Indebtedness) (collectively, together with any Permitted Refinancing of the foregoing, “Junior Financing”), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (x) a prepayment of Junior Financing made at an aggregate price not in excess of the Available Amount on the date of such election that the Borrower elects to apply to this Section 10.07(a)(i), such election to be specified in a written notice of a Senior Officer of the Borrower calculating in reasonable detail the amount of Available Amount immediately prior to such election and the amount thereof elected to be so applied; provided that (A) immediately before and immediately after giving Pro Forma Effect to any such prepayment, no Default or Event of Default shall have occurred and be continuing; and (B) immediately after giving effect to any such prepayment, the Senior Secured Leverage Ratio determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if such prepayment had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01 shall be less than 3.25:1.00 and (y) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) ; or (ii) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation in respect of any Junior Financing with a principal amount (individually or when aggregated with any other Junior Financing so affected as part of a related series of transactions) that exceeds $50,000,000.

(b) The Parent will not waive, amend, modify, terminate or release any Junior Financing with a principal amount (individually or when aggregated with any other Junior Financing so affected as part of a related series of transactions) that exceeds $50,000,000 to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

Section 10.08. Limitations on Sale Leasebacks. The Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

Section 10.09. Changes in Business. The Parent and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Parent and the Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing.

Section 10.10. Burdensome Agreements. The Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into or permit to exist any contractual obligation (other than this Agreement or any other Credit Document) that limits the ability of (a) any Restricted Subsidiary that is not a Credit Party to make dividends to any Credit Party or (b)

any Credit Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations; provided that the foregoing clauses (a) and (b) shall not apply to contractual obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.10) are listed on Schedule 10.10 and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Parent, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Parent; (iii) represent Indebtedness of a Restricted Subsidiary of the Parent which is not a Credit Party which is permitted by Section 10.01, (iv) arise in connection with any Disposition permitted by Section 10.04, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.05 and applicable solely to such joint venture entered into in the Ordinary Course of Business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.01 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.01 to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of secured Indebtedness incurred pursuant to Section 10.01(j) or Section 10.01(k)) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the Ordinary Course of Business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business, and (xii) exist under the Revolving Loan Credit Agreement or any documentation relating to such debt.

Section 10.11. Amendments of Organization Documents. The Parent will not, and will not permit the Borrower or any Subsidiary Guarantor to, amend any of its Organizational Documents in a manner materially adverse to the Administrative Agent or the Lenders.

ARTICLE 11

EVENTS OF DEFAULT

Upon the occurrence of any of the following specified events (each, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise, an “Event of Default”):

Section 11.01. Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest or stamping fees on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

Section 11.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any Security Document or any certificate, statement, report or other document delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

Section 11.03. Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(h) or Article 10; or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.01 or 11.02 or clause (a) of this Section 11.03) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least thirty (30) days after receipt by the Borrower of written notice from the Administrative Agent or the Required Lenders; or

Section 11.04. Default Under Other Agreements. (a) The Parent or any of its Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $50,000,000 in the aggregate, for the Parent and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; or

Section 11.05. Bankruptcy, etc. (a) The Parent, the Borrower or any Specified Subsidiary shall commence a voluntary Insolvency Proceeding; (b) any Foreign Subsidiary that is a Specified Subsidiary shall commence a voluntary case, proceeding or action under any domestic or foreign law relating to bankruptcy, judicial management, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto; (c) an involuntary Insolvency Proceeding is commenced against the Parent, the Borrower any Specified Subsidiary and the petition is not controverted within 10 days after commencement thereof; (d) an involuntary Insolvency Proceeding is commenced against the Parent, the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement thereof; (e) a judicial manager, receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the Property of the Parent, the Borrower or any Specified Subsidiary; (f) the Parent, the Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent, the Borrower or any Specified Subsidiary; (g) there is commenced against the Parent, the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; (h) the Parent, the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; (i) any order of relief or other order approving any such case or proceeding or action is entered; (j) the Parent, the Borrower or any Specified Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; (k) the Parent, the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; (l) any corporate action is taken by the Parent, the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or (m) any Specified Subsidiary incorporated in New Zealand (or the New Zealand based assets or business of any Specified Subsidiary) is declared at risk pursuant to the Corporations (Investigation and Management) Act 1989 (New Zealand), or a statutory manager is appointed or any step taken with a view to any such appointment in respect of it or those assets or business under that Act; or.

Section 11.06. ERISA. Any ERISA Event shall occur or is reasonably expected to occur that, either individually or in the aggregate with any other ERISA Event that has occurred or is reasonably expected to occur, could be reasonably likely to result in a Material Adverse Effect; or

Section 11.07. Guarantee. Any Guarantee provided by the Parent or by any Material Subsidiary or any material provision thereof shall cease to be in full force or effect or any such Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee (or any of the foregoing shall occur with respect to a Guarantee provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders); or

Section 11.08. Pledge Agreement. The Pledge Agreement pursuant to which the Equity Interests of any Material Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Trustee or any Lender) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under the Pledge Agreement (or any of the foregoing shall occur with respect to a pledge of the Equity Interests of a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders); or

Section 11.09. Security Agreement. The Security Agreement pursuant to which the assets of the Parent, the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Trustee or any Lender) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement (or any of the foregoing shall occur with respect to Collateral provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders); or

Section 11.10. Mortgages. Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Trustee or any Lender) or any mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any mortgagor’s obligations under any Mortgage; or

Section 11.11. Judgments. One or more judgments or decrees shall be entered against the Parent or any of the Restricted Subsidiaries involving a liability of $50,000,000 or more in the aggregate for all such judgments and decrees for the Parent and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

Section 11.12. Change of Control. A Change of Control shall occur; or

Section 11.13. Intercreditor; Subordination. The Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the Revolving Credit Agent, enforceable in accordance with its terms (to the extent that any Indebtedness held by such party remains outstanding) or the subordination provisions of any document or instrument evidencing any Permitted Additional Debt having a principal amount in excess of $15,000,000 that are subordinated shall be invalidated or otherwise cease to be legal, valid and binding obligations of the holders of such Permitted Additional Debt, enforceable in accordance with their terms.

ARTICLE 12

REMEDIES UPON AN EVENT OF DEFAULT

Section 12.01. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents, under any document evidencing Indebtedness in respect of which the Loans have been designated as “Designated Senior Debt,” and/or under Applicable Law;

provided, however, that upon the occurrence of an Event of Default under Section 11.05, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 12.02. Application of Funds. After the exercise of remedies provided for in Section 12.01 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 5.09, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 14.04 and amounts payable under Sections 5.04, 2.10 and 2.11) payable to the Administrative Agent and the Collateral Trustee in their respective capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Section 14.05) arising under the Credit Documents and amounts payable under Sections 5.04, 2.10 and 2.11, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Credit Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

ARTICLE 13

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 13.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, in the Collateral Trust Agreement or in any other Credit Document to which such Agent is a party, nor shall any Agent have or be deemed to have any fiduciary relationship with any other Agent, any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each of the Lenders hereby irrevocably appoints, designates, and authorizes the Collateral Trustee to act as its agent under the Collateral Trust Agreement and the other Credit Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, including to (i) take such action on its behalf under the provisions of the Collateral Trust Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of the Collateral Trust Agreement and the other Credit Documents, together with such other powers and discretion as are reasonably incidental thereto and (ii) to enter into any and all Security Documents and the Collateral Trust Agreement and such other documents and instruments as shall be necessary to give effect to (A) the ranking and priority of the Obligations, (B) the security interests in the Collateral purported to be created by the Security Documents and (C) other terms and conditions of the Collateral Trust Agreement. Each Lender further agrees to be bound by the terms of the Collateral Trust Agreement to the same extent as if it were a party thereto and authorizes the Administrative Agent to enter into the Collateral Trust Agreement on its behalf. The Collateral Trustee (and any co-trustees, co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Trustee pursuant to Section 13.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Trustee), shall be entitled to the benefits of all provisions of this Article 13 (including, without limitation, Section 13.07 as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Trustee under the Credit Documents) as if set forth in full herein with respect thereto.

Section 13.02. Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Credit Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 13.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction) or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

Section 13.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Article 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 13.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 12; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 13.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the

Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 13.07. Indemnification of Agents. Whether or not the Transactions are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), ratably based on their respective Pro Rata Shares in effect on the date such indemnification is sought under this Section, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 13.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand, ratably based on its Pro Rata Share, of any costs or out-of-pocket expenses (including the documented fees, disbursements and other charges of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 13.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of such Agent.

Section 13.08. Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though it were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its

Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

Section 13.09. Successor Agents. (a) The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 11.05 (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 13 and Sections 14.04 and 14.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to preserve the effectiveness of the Guarantee or continue the perfection of the Liens granted or purported to be granted by the Security Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Credit Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Section 13.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10 and 14.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 14.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 13.11. Collateral and Guaranty Matters. Each of the Lenders irrevocably authorize the Administrative Agent and/or the Collateral Trustee, as applicable at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Trustee under any Credit Document (1) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (2) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or if such Collateral constituting Equity Interests or Indebtedness ceases to be required to be pledged under the Credit Agreement as a result of becoming Equity Interests of an Excluded Pledge Subsidiary of the type referred to in clause (b) or (c) of the definition thereof or Indebtedness owing to an Excluded Subsidiary or (3) subject to Section 14.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Collateral Trustee under any Credit Document to the holder of any Lien on such property that is permitted by Section 10.01(f);

(c) to release any Subsidiary Guarantor from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(d) to release the lien on the Equity Collateral in connection with the issuance of any registered secured notes (or secured notes issued with registration rights) (such notes, the “Registered Notes”) by the Parent, the Borrower or any Credit Party if and to the same extent the holders of such Registered Notes or trustee is not granted a lien on such Equity Collateral, provided that any release of Liens pursuant to this clause (d) shall only be to such extent as is necessary to enable the Borrower and the Guarantors not to have to comply with reporting obligations under Rule 3-16 of Regulation S-X of the Securities Act; provided further that any request for a release of Liens under this clause (d), shall be accompanied by a certificate of a Senior Officer of the Parent certifying that (x) the issuance of such Registered Notes is permitted under this Agreement, (y) such Registered Notes shall not be secured by a Lien on the Equity Collateral and (z) a release of the Liens of the Collateral Trustee on the Equity Collateral is necessary to enable the Credit Parties not to have to comply with reporting obligations under Rule 3-16 of Regulation S-X of the Securities Act.

At any time, upon request of (x) the Collateral Trustee through the Administrative Agent or (y) the Administrative Agent directly, the Required Lenders will confirm in writing such Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor (other than the Parent) from its obligations under the Guarantee pursuant to this Section 13.11. In each case as specified in this Section 13.11, the Collateral Trustee or the Administrative Agent, as applicable, will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, or to release such Guarantor from its obligations under the Guarantee, in each case in accordance with the terms of the Credit Documents and this Section 13.11.

Section 13.12. Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-documentation agent,” “joint lead arranger,” “bookrunner” or “co-manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 13.13. Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to the Guarantee or any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Credit Documents to be exercised by or vested in or conveyed to the Administrative Agent or Collateral Trustee with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to the Guarantee or such Collateral and to perform such duties with respect to the Guarantee or such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent, the Collateral Trustee or such Supplemental Administrative Agent, and (ii) the provisions of this Article 13 and of Sections 14.04 and 14.05 (obligating the Credit Parties to pay the Administrative Agent’s and Collateral Trustee’s expenses and to indemnify the Administrative Agent and Collateral Trustee) that refer to the Administrative Agent or Collateral Trustee shall inure to the benefit of such Supplemental Administrative Agent and all references therein to an Agent, the Administrative Agent or Collateral Trustee shall be deemed to be references to the Administrative Agent or Collateral Trustee, as applicable, and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from the Borrower, or any other Credit Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to such Person such rights, powers, privileges and duties, the Borrower or the Parent, shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental

Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent or Collateral Trustee, as applicable, until the appointment of a new Supplemental Administrative Agent.

ARTICLE 14

MISCELLANEOUS

Section 14.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Facility Lenders under the applicable Class of New Term Loans instead of the Required Lenders) (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Article 6 or the waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 14.01) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Senior Secured Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 14.01 or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(e) other than in a transaction permitted under Section 10.03 or 10.04, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Section 10.03 or 10.04 release all or substantially all of the value of the Guarantee, without the written consent of each Lender;

(g) amend, modify, terminate or waive any provision of the Credit Documents as the same applies to any Agent or Arranger, Article 13 or any other provision hereof as the same applies to the rights or obligations of any Agent or Arranger, in each case without the consent of such Agent or Arranger, as applicable; or

(h) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to New Term Loans and New Term Loan Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans and does not directly affect Lenders under any other Class of Term Loans, in each case, without the written consent of the holders of a majority of the New Term Loans of such affected Class (the “Required Facility Lenders”); provided, however, that the waivers described in this clause (h) shall not require the consent of any Lenders other than the Required Facility Lenders under such applicable New Term Loans or New Term Loan Commitments.

and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Credit Document; and (ii) Section 14.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended and the principal amount of any of its Loans may not be reduced or forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained herein, in connection with any “Required Lender” votes, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 50% of the amounts includable in determining whether the “Required Lenders” have consented to any amendment, modification, waiver, consent or other action that is subject to such vote. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to the Intercreditor Agreement, Collateral Trust Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Permitted First Priority Debt, Permitted Junior Priority Debt, Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, as expressly contemplated by the terms of such Intercreditor Agreement, such Collateral Trust Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Parent (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Section 14.02. Notices; Effectiveness; Electronic Communications.

(a) General. Unless otherwise expressly provide herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Parent or the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 14.02; or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties and.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article 2 by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Arranger (collectively, the “Agent Parties”) have any liability to the Parent, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Parent, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Parent, the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 14.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Credit

Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Credit Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article 11 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) any Lender from exercising setoff rights in accordance with Section 14.09 (subject to the terms of Section 5.05), or (c) except as otherwise provided in the Intercreditor Agreement, any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article 11 and (ii) in addition to the matters set forth in clauses (a), (b) and (c) of the preceding proviso and subject to Section 5.08, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders

Section 14.04. Expenses. Each Credit Party agrees (a) to pay or reimburse the Administrative Agent and the Collateral Trustee for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Credit Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (limited, in the case of the Administrative Agent, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel), and (b) to pay or reimburse the Administrative Agent, the Collateral Trustee and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited, in the case of the Administrative Agent and the Lenders, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel each to the Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel and, in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 14.05. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 14.04 shall be paid promptly, and in any event within twenty (20) Business Days after invoiced or demand therefor. The agreements in this Section 14.04 are intended to be in addition to, and not in limitation of, any reimbursement obligation of the Borrower or any Credit Party to the Collateral Trustee under the Collateral Trust Agreement or any other Credit Document and shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Credit Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Credit Document, such amount may be paid on behalf of such Credit Party by the Administrative Agent or any Lender, in its sole discretion.

Section 14.05. Indemnification by the Credit Parties. Whether or not the transactions contemplated hereby are consummated, each Credit Party shall indemnify and hold harmless each Arranger, each Agent-Related Person, each Lender and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the fees, disbursements and other charges of (i) one counsel to the Collateral Trustee and one counsel to the Administrative Agent and the other Indemnitees taken as a whole, (ii) in the case of any conflict of interest, additional counsel to the affected Lender or group of Lenders, limited to one such additional counsel so long as representation of each such party by a single counsel is consistent with and permitted by professional responsibility rules, and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Credit Party or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Credit Party, or (d) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or material breach of its express obligations under the Credit Documents by such Indemnitee, (y) a material breach of any obligations under any Credit Document by such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent, collateral trustee, or arranger or any similar role under this Agreement and other than any claims arising out of any act or omission of the Parent, the Sponsor or any of their Affiliates. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement, nor shall any Indemnitee or any Credit Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided further, that each Credit Party shall indemnify and hold harmless each Indemnitee from and against any and all claims by any third party claim for any such special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 14.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Credit Documents is consummated. Should any investigation, litigation or proceeding be settled with the consent of the Borrower, or if there is a judgment against an Indemnitee in any such investigation, litigation or proceeding, the Credit Parties shall indemnify and hold harmless each Indemnitee in the manner set forth above. All amounts due under this Section 14.05 shall be promptly, and in any event within twenty (20) Business Days after demand therefor. The agreements in this Section 14.05 are intended to be in addition to, and not in limitation of, any indemnification obligation of the Borrower or any Credit Party to the Collateral Trustee or its related Indemnitees under the Collateral Trust Agreement or any other Credit Document and shall survive the resignation of the Administrative Agent or Collateral Trustee, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 14.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required

(including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 14.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 14.07(b), (ii) by way of participation in accordance with the provisions of Section 14.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.07(f) or (iv) to an SPC in accordance with the provisions of Section 14.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided, that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible

Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 11.01 or Section 11.05 has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment); (v) no such assignment shall be made to (A) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A) or (B) a natural person; (vi) the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent; and (vii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 14.07(c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.04, 2.10, 2.11, 14.04 and 14.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.07(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 14.01 that directly affects such Participant. Subject to Section 14.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.04, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.09 as though it were a Lender, provided that, such Participant agrees to be subject to 5.08 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 5.04, 2.10 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 5.04, 2.10 or 2.11 unless the Borrower is notified of the participation sold to such Participant, and such Participant agrees, for the benefit of the Borrower, to comply with obligations, restrictions and limitations under Section 5.04 as though it were a Lender (it being understood that the documentation required under Section 5.04(g) shall be delivered by the Participant to the participating Lender).

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or if it fails to do so, to make such payment to the Administrative Agent required under Section 2.04(b), and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Section 5.04, 2.10 or 2.11 (subject to the requirements and the limitations of such Sections and the obligations to provide the forms and certifications pursuant to Section 5.04 as if it were a Lender); provided, that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 5.04, 2.10 or 2.11). Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 14.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 14.07(b)).

(i) Notwithstanding anything to the contrary contained herein, any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Non-Debt Fund Affiliate through (x) Dutch auctions open to all Lenders on a pro rata basis or (y) open market purchases on a non-pro rata basis, in each case subject to the following limitations:

(i) the assigning Lender and Non-Debt Fund Affiliate purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit O hereto (an “Affiliate Lender Assignment and Acceptance”) in lieu of an Assignment and Acceptance;

(ii) after giving effect to such assignment, the Non-Debt Fund Affiliates shall not, in the aggregate, own or hold Term Loans with an aggregate principal amount in excess of 20% of the principal amount of all Term Loans then outstanding (and, for purposes of maintaining compliance with this subsection 14.07(i)(ii), the relevant Non-Debt Fund Affiliate shall request that the Sponsor confirm to the Administrative Agent and/or such relevant Non-Debt Fund Affiliate, the aggregate principal amount of Loans held by all Non-Debt Fund Affiliates as of the date of such assignment); provided that it is understood and agreed that neither the Administrative Agent nor any other Agent shall have any responsibility or liability for maintaining or monitoring the Term Loan ownership or holdings of Non-Debt Fund Affiliates;

(iii) such Non-Debt Fund Affiliate shall at the time of such assignment affirm the No Undisclosed Information Representation and shall at all times thereafter be subject to the restrictions specified in the second last paragraph of Section 14.01;

(iv) each Non-Debt Fund Affiliate, solely in its capacity as a Lender, hereby agrees, and each Affiliate Lender Assignment and Acceptance shall provide, that:

(A) any Loans held by a Lender who is a Non-Debt Fund Affiliate shall be excluded in the determination of any “Required Lender” votes and no such Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives; and

(B) such Non-Debt Fund Affiliate shall have no right whatsoever so long as such Person is a Non-Debt Fund Affiliate to make or bring any claim, in its capacity as Lender, against the Administrative Agent, any other Agent or any Lender with respect to the duties and obligations of such Persons under the Credit Documents; and

(v) each Non-Debt Fund Affiliate hereby agrees that, and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Credit Party at a time when such Lender is a Non-Debt Fund Affiliate:

(A) each Non-Debt Fund Affiliate irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Non-Debt Fund Affiliate in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Non-Debt Fund Affiliate to vote, in which case such Non-Debt Fund Affiliate shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Non-Debt Fund Affiliate shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Non-Debt Fund Affiliate in a disproportionately adverse manner to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Term Lenders that are not Non-Debt Fund Affiliate; and

(B) each Non-Debt Fund Affiliate shall not take any step or action (whether directly or indirectly) in any such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party to which the Administrative Agent has consented with respect to any disposition of assets by the Borrower or any equity or debt financing to be made to the Borrower, including, without limitation, the filing of any pleading by the Administrative Agent) in (or with respect to any matters related to) the proceeding so long as the Administrative Agent is not taking any action to treat such Non-Debt Fund Affiliate’s Loans in a disproportionately adverse manner to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Term Lenders that are not Non-Debt Fund Affiliates (including, without limitation, objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization).

(j) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Loans hereunder to the Parent or the Borrower (provided that any such Loans acquired by the Parent or the Borrower shall not be deemed a repayment of Loans for purposes of calculating Excess Cash Flow), but only if:

(i) (x) such assignment is made pursuant to (x) a Dutch Auction open to all Lenders on a pro rata basis or (y) notwithstanding Section 5.08 or any other provision in this Agreement, an open market purchase on a non-pro rata basis;

(ii) no Default or Event of Default has occurred or is continuing or would result therefrom;

(iii) the Parent or its Subsidiary, as applicable, shall at the time of such assignment affirm the No Undisclosed Information Representation; and

(iv) any such Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by the Parent or any of its Subsidiaries.

(k) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Debt Fund Affiliate, but only if:

(i) such assignment is made pursuant to an open market purchase; and

(ii) such Debt Fund Affiliate shall at all times after such assignment be subject to the restrictions specified in the final paragraph of Section 14.01.

(l) Notwithstanding anything to the contrary contained herein, none of the restrictions set forth in 14.07(i) through (k) or in the final two paragraphs of Section 14.01 shall apply to any of (A) Goldman Sachs Credit Partners L.P., (B) Goldman Sachs Lending Partners LLC, (C) Goldman Sachs Asset Management, L.P., (D) Goldman Sachs Investment Strategies, LLC and (E) Goldman Sachs Bank, USA, or any investment fund or separate account managed by either of them.

(m) The applicable Lender, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 14.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement, including principal amount (and stated interest) (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement.

Section 14.08. Confidentiality. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors, and other Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 14.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 14.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (g) with the consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 14.08; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to the extent disclosures of such Information is reasonably required by any direct or indirect contractual counterparties (or the professional advisors thereto), to any swap or derivative transaction relating to the Borrower and its obligations (provided, such counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 14.08 or other provisions at least as restrictive as this Section 14.08), (k) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Credit Parties received by it from such Lender) or (l) disclosure on a confidential basis to the CUSIP Service Bureau or similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loans. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Credit Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 14.08, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof relating to any Credit Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Credit Party other than as a result of a breach of this Section 14.08; provided, that, in the case of information received from a Credit Party after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 14.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower, or a Subsidiary of the Parent, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities Laws.

Section 14.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Lender hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 14.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.

Section 14.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 14.11. Counterparts. This Agreement and each other Credit Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Credit Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Credit Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 14.12. Integration; Effectiveness. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Credit Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Article 6, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the Lenders and the relevant Credit Parties party hereto.

Section 14.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 14.14. Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 14.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited

Section 14.15. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 14.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 14.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the relevant Credit Parties and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the relevant Credit Parties, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 14.18. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower and its Subsidiaries and any Lender, Agent or any Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Credit Documents, irrespective of whether any Agent or any Arranger has advised or is advising any of the Borrower, and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (C) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent and the Arrangers each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person and (B) neither any Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Lenders, Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests and transactions to the Borrower or any of its Affiliates. To the fullest extent permitted by law the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 14.19. Affiliate Activities. The Borrower acknowledge that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrower and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Credit Documents (ii) be customers or competitors of the Borrower and its Affiliates, or (iii) have other relationships with the Borrower and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower and its Affiliates or such other entities. The transactions contemplated hereby and by the other Credit Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

Section 14.20. Judgment Currency. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in any a currency (hereinafter in this Section 14.21 called the “first currency”) into any other currency (hereinafter in this Section 14.21 called the “second currency”), then the conversion shall be made at the Administrative Agent’s spot rate of exchange for buying the first currency with the second currency prevailing at the Administrative Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made by a Credit Party to the Administrative Agent or any Lender pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of any applicable Credit Parties to pay to the Administrative Agent or such Lender any amount originally due in the first currency under this Agreement only to the extent of the amount of the first currency which the Administrative Agent or such Lender is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Administrative Agent or such Lender’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due in the first currency under this Agreement, the Credit Parties agree that they will indemnify the Administrative Agent and each Lender, as applicable, against and save such party harmless from any shortfall so arising. This indemnity shall constitute an obligation of each such Credit Party separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Administrative Agent or any Lender under any Credit Documents or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by the Administrative Agent or such Lender and the Credit Parties shall not be entitled to require any proof or evidence of any actual loss. If the amount of the first currency exceeds the amount originally due in the first currency under this Agreement, the Administrative Agent or such Lender shall promptly remit such excess to the Credit Parties. The covenants contained in this 14.21 shall survive the Full Payment of the Obligations under this Agreement.

Section 14.21. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in ~~any~~or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Acceptance ~~or in any amendment or other modification hereof (including~~, amendments or other modifications, any Notice of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 14.22. PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering requirements, including the PATRIOT Act.

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Exhibit B

Security Agreement Amendments

EXECUTION VERSION

~~Execution Version~~

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of November 9, 2012, among MCJUNKIN RED MAN CORPORATION, a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent Grantor”) each of the Subsidiaries of the Parent Grantor listed on the signature pages hereto (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Parent Grantor, the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”) and U.S. Bank National Association, as Collateral Trustee (in such capacity, together with any successor collateral trustee appointed pursuant to Section 6.2 of the Collateral Trust Agreement (as hereinafter defined), the “Collateral Trustee”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to (a) that certain Term Loan Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), by and among the Borrower, the Parent Grantor, the Subsidiary Grantors named therein, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent (the “Term Agent”) and the Collateral Trustee; and (b) that certain Collateral Trust Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), by and among the Parent Grantor, the Borrower, the Subsidiary Grantors from time to time party thereto, the Term Agent and the Collateral Trustee;

WHEREAS, pursuant to the Term Loan Guarantee and Acknowledgement dated as of the date hereof, among the Borrower, the other Guarantors (as defined therein) and the Term Agent, as the same may be amended, restated or otherwise modified from time to time (the “Term Guarantee Agreement”), the Borrower, the Parent Grantor and the Subsidiary Grantors party thereto have agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Term Agent for the benefit of the Lenders and the other Guaranteed Parties (as defined therein), the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower’s obligations under the Credit Agreement and the other Guaranteed Obligations (as defined therein);

WHEREAS, pursuant to the Credit Agreement, each Grantor is willing to secure (i) its obligations under the Credit Agreement and (ii) certain other Secured Obligations by granting Liens on its assets to the Collateral Trustee, as contemplated by this Agreement;

WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to repay in full certain of its existing indebtedness that each Subsidiary Guarantor has unconditionally guaranteed and make valuable transfers to the Parent Grantor and the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the incurrence of the Loans and from the transactions contemplated by the Credit Documents and the other transactions contemplated by the other Term Priority Lien Documents; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the Lenders obligation to make the Loans thereunder, that the Grantors shall have granted the security interest contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Term Agent and the Collateral Trustee to enter into the Credit Documents and to induce the Lenders to make their respective extensions of credit and other accommodations as set forth in the Term Priority Lien Documents, the Grantors hereby agree with the Collateral Trustee for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, all capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings given to them in the Credit Agreement or, if not defined therein, in the UCC.

(b) The following terms shall have the following meanings:

“Additional Term Debt Facility” shall mean one or more debt facilities, credit agreements, note purchase agreements, commercial paper facilities, indentures or other agreements for which the requirements of Section 5.6 of the Intercreditor Agreement and the requirements of Section 3.8 of the Collateral Trust Agreement have been satisfied, in each case with banks, lenders, purchasers, investors or trustees, agents or other representatives of any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in such receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in such receivables), letters of credit, notes, bonds or other borrowings or extensions of credit or issuances of debt securities, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable document; provided that neither the Revolving Credit Agreement, the Term Loan Credit Agreement, any Subordinated Lien Debt Facility nor any Refinancing (as such terms are defined in the Intercreditor Agreement) of any of the foregoing in this proviso shall constitute an Additional Term Debt Facility at any time.

“Additional Term Documents” shall mean the Additional Term Debt Facility and the Additional Term Security Documents.

“Additional Term Secured Parties” shall mean, at any time, the Collateral Trustee, the trustee, agent or other representative of the holders of any Indebtedness under any Additional Term Debt Facility, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Term Document and each other holder of, or obligee in respect of, or any holder or lender pursuant to any Additional Term Obligations (as defined in the Intercreditor Agreement) outstanding at such time; provided that the Term Secured Parties shall not be deemed Additional Term Secured Parties.

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“Additional Term Security Documents” shall mean the Additional Term Debt Facility (insofar as the same grants a Lien on the Collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Secured Obligations of the Grantors owed thereunder to any Additional Term Secured Parties or under which rights or remedies with respect to such Liens are governed.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Collateral” shall have the meaning provided in Section 2 hereof.

“Collateral Account” shall mean any collateral account established by the Collateral Trustee as provided in Section 5.1 or Section 5.3.

“Collateral Trust Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Collateral Trustee” shall have the meaning assigned to such term in the preamble hereto.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreements” shall mean, collectively, Deposit Account Control Agreements and the Securities Account Control Agreements.

“Copyright License” shall mean any written agreement, now or hereafter in effect, naming any Grantor as licensor or licensee, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule I (as such schedule may be amended or supplemented from time to time).

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States, any other country or any group of countries, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

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“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule II (as such schedule may be amended or supplemented from time to time).

“Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Deposit Account Control Agreement” shall mean an agreement that is reasonably satisfactory to the Term Agent and Collateral Trustee establishing Control in favor of the Collateral Trustee with respect to any Deposit Account.

“Deposit Accounts” shall mean, collectively, with respect to each Grantor, (i) all “deposit accounts” as such term is defined in Article 9 of the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Designated Hedge Agreement” shall have the meaning assigned to such term in the Term Guarantee Agreement.

“Designated Hedge Provider” shall mean each Lender Counterparty party to a Designated Hedge Agreement, to the extent such Lender Counterparty has executed and delivered (i) a Collateral Trust Joinder (as defined in the Collateral Trust Agreement) in accordance with Section 3.8(a) of the Collateral Trust Agreement, (ii) a Guarantee Agreement Hedge Provider Joinder (as defined in the Term Guarantee Agreement) in accordance with Section 20 of the Term Guarantee Agreement and (iii) a Pledge Agreement Hedge Provider Joinder (as defined in the Term Pledge Agreement) in accordance with Section 26 of the Term Pledge Agreement.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, computers, furnishings, appliances, fixtures, tools and vehicles (in each case, regardless of whether characterized as equipment under the UCC) now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, accessions, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien permitted by the Credit Agreement and the terms of the Indebtedness securing such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Excluded Swap Obligation” shall mean, with respect to any Grantor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guarantee of such Grantor of, or the grant by such

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Grantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC, including “payment intangibles” also as such term is defined in Article 9 of the UCC, and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Insolvency or Liquidation Proceeding” shall mean: (1) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor; (2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets; (3) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except any such transaction by a Subsidiary of the Parent Grantor permitted under the Credit Agreement); or (4) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws, including the Trade Secrets, the Copyrights, the

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Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 9 hereof.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than as pledged (or as expressly excluded from the requirement to be pledged) pursuant to the Term Pledge Agreement), whether now or hereafter acquired by any Grantor, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Agreement in its right, title and interest in any such Investment Property (i) is not prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Lender Counterparty” means each Lender or any Affiliate of a Lender that is a counterparty to a Designated Hedge Agreement (including any Person that ceases to be a Lender (or any Affiliate thereof) (a) on the date such Lender becomes a party to the Credit Agreement or (b) as of the date such Designated Hedge Agreement was entered into.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Parent Grantor” shall have the meaning assigned to such term in the preamble hereto.

“Patent License” shall mean any written agreement, now or hereafter in effect, naming any Grantor as licensor or licensee, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right

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to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those listed on Schedule III (as such schedule may be amended or supplemented from time to time).

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country or group of countries, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, reexaminations or extensions thereof, all rights corresponding thereto throughout the world and all inventions and improvements disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule IV (as such schedule may be amended or supplemented from time to time).

“PNC Accounts” shall have the meaning assigned to such term in Section 3.2(c) hereof.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Trustee, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Term Priority Lien Documents (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Term Priority Lien Debt, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by any Grantor under the Term Priority Lien Documents, when and

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as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, payments for early termination of Designated Hedge Agreements, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Grantor to any of the Secured Parties under the Term Priority Lien Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Grantor under or pursuant to this agreement or any other Term Priority Lien Document and (iii) the due and punctual payment of all obligations of each Grantor under each Designated Hedge Agreement (and each guaranty entered into in connection with each such Designated Hedge Agreement) with a counterparty that is a Designated Hedge Provider, provided that Secured Obligations shall in no event include Excluded Swap Obligations.

“Secured Parties” shall mean, collectively, (i) the Term Secured Parties, (ii) the Additional Term Secured Parties, if any, (iii) each Designated Hedge Provider that executes and delivers a Security Agreement Hedge Provider Joinder pursuant to Section 8.2 hereof and (iv) any successors, indorsees, transferees and assigns of each of the foregoing.

“Security Agreement Hedge Provider Joinder” shall have the meaning assigned to such term in Section 8.2 hereof.

“Securities Account Control Agreement” shall mean an agreement that is reasonably satisfactory to the Term Agent and the Collateral Trustee establishing Control in favor of the Collateral Trustee with respect to any Securities Account.

“Security Interest” shall have the meaning provided in Section 2 hereof.

“Subsidiary Grantor” shall have the meaning assigned to such term in the preamble hereto.

“Swap Obligation” shall have the meaning assigned to such term in the definition of “Excluded Swap Obligation”.

“Term Agent” shall have the meaning assigned to such term in the recitals hereto.

“Term Collateral Documents” shall mean this Agreement and the other “Security Documents” (as defined in the Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Documents” shall mean the Credit Agreement, this Agreement, the other Term Collateral Documents and the other “Credit Documents” (as defined in the Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Term Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Obligations, including any intercreditor or joinder agreement among holders of Term Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Term Agent, the Collateral Trustee and the Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

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“Term Guarantee Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Term Obligations” shall mean all Secured Obligations outstanding under the Credit Agreement and the other Term Documents. “Term Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Term Pledge Agreement” shall mean the Pledge Agreement, dated as of the date hereof, among the Borrower, the other Pledgors (as defined therein) party thereto from time to time and the Collateral Trustee, as the same may be amended, restated or otherwise modified from time to time.

“Term Priority Lien Claimholders” shall mean, at any relevant time, the holders of Secured Obligations at that time, including the Lenders, the Term Agent and the Collateral Trustee, under the Term Priority Lien Documents.

“Term Priority Lien Debt” shall mean, collectively, the Loans, all additional notes, loans or other indebtedness issued or incurred under any Additional Term Documents and with respect to which the requirements of Section 5.6 of the Intercreditor Agreement and Section 3.8 of the Collateral Trust Agreement have been satisfied, and all notes, loans or other indebtedness issued or incurred under any Refinancing thereof.

“Term Priority Lien Documents” shall mean, collectively, the Term Documents and the Additional Term Documents.

“Term Secured Parties” shall mean, at any time, the Term Agent, the Collateral Trustee, the trustees, agents and other representatives of the Lenders and holders of other Term Priority Lien Debt (including Designated Hedge Providers), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Term Priority Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Term Priority Lien Document outstanding at such time; provided that the Additional Term Secured Parties shall not be deemed Term Secured Parties.

“Trade Secrets” shall mean all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information.

“Trademark License” shall mean any written agreement, now or hereafter in effect, naming any Grantor as licensor or licensee, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or

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hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule V (as such schedule may be amended or supplemented from time to time).

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule VI (as such schedule may be amended or supplemented from time to time); provided that any “intent to use” Trademark applications for which a “Statement of Use” or “Amendment to Allege Use” has not been filed (but only until such statement is filed) are excluded from this definition.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Trustee’s and the Secured Parties’ Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) The words “hereof’, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

2. Grant of Security Interest.

(a) Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Trustee, for the ratable benefit of the Secured Parties, and grants to the Collateral Trustee, for the ratable benefit of the Secured Parties a lien on

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and continuing security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property (other than any property not required to be pledged pursuant to Section 9.13 of the Credit Agreement) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims, if any;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letters of Credit and Letter-of-Credit Rights;

(xii) all Money;

(xiii) all Supporting Obligations;

(xiv) all Collateral Accounts;

(xv) all books and records pertaining to the Collateral;

(xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

(b) Each Grantor hereby irrevocably authorizes the Collateral Trustee and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Borrower, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Trustee reasonably determines appropriate to perfect the Security Interests of the Collateral Trustee under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets” or “all personal property” or words of similar effect, whether now owned or hereafter acquired. Each Grantor hereby also

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authorizes the Collateral Trustee and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Trustee.

Each Grantor hereby agrees to provide to the Collateral Trustee, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Trustee is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interests granted by each Grantor hereunder, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Trustee, as the case may be, as secured party.

This Agreement secures the payment of all the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Collateral Trustee or the Secured Parties under the Term Priority Lien Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

The Security Interests are granted as security only and shall not subject the Collateral Trustee or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3. Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Trustee and each other Secured Party that:

3.1 Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement, (ii) are permitted by the Credit Agreement or (iii) evidence Liens securing Indebtedness which is no longer outstanding or Liens with respect to commitments to lend which have been terminated.

3.2 Perfected First Priority Liens. (a) This Agreement is effective to create in favor of the Collateral Trustee, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

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(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B), or (C) of this paragraph in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, upon (A) the filing of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the filing offices specified in Schedule 3.2(b), (B) delivery to Collateral Trustee (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and Negotiable Documents, in each case, properly endorsed for transfer or in blank, and (C) completion of the filing and recording of fully executed agreements in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting Patents and Trademarks in the United States Patent and Trademark Office (or any successor office) within the three month period (commencing as of the date hereof) or, with respect to all Collateral constituting Patents and registered Trademarks acquired after the date hereof, within three months thereafter, and all Collateral constituting registered Copyrights in the United States Copyright Office (or a successor office) within the one month period (commencing as of the date hereof) or, with respect to all Collateral constituting Copyrights acquired after the date hereof, within one month thereafter pursuant to 35 USC § 261, and 15 USC § 1060, or 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.02 of the Credit Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Agreement (including Security Interests in cash, cash accounts and Investment Property), other than as provided in Section 4.4 below with respect to such cash, cash accounts and Investment Property maintained in the Borrower’s accounts at PNC Bank, National Association in existence on the date hereof (such accounts and any replacement thereof, whether at PNC Bank, National Association or otherwise, the “PNC Accounts”), by any means other than (i) filings pursuant to the UCC of the relevant state(s), (ii) filings approved by United States government offices with respect to Intellectual Property or (iii) delivery to the Collateral Trustee (or its bailee) to be held in its possession of all Collateral consisting of Instruments, Certificated Securities or Negotiable Documents; provided that, with respect to subclause (iii), prior to the Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement), the Grantors shall only be required to deliver such Collateral that constitutes Revolving Credit Collateral (as defined in the Intercreditor Agreement) to the Collateral Trustee to the extent (but only to the extent) delivery is required at such time under the Revolving Credit Loan Documents (as defined in the Intercreditor Agreement).

(d) It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses, subject to the provisions of the Control Agreements with respect to such cash and Investment Property.

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4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Trustee and the Secured Parties that, from and after the date of this Agreement until the Secured Obligations are paid in full:

4.1 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Trustee may reasonably request. In addition, within 60 days after the end of each June and December, such Grantor will deliver to the Term Agent and the Collateral Trustee a written supplement substantially in the form of Annex A hereto with respect to any additional Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses acquired by such Grantor after the date hereof, all in reasonable detail.

(c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which the Collateral Trustee may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall ~~promptly~~ take all actions required by the Credit Agreement or this Section ~~4.1.~~4.1 within the time period set forth therein.

4.2 Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Trustee prompt written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Term Agent and the Collateral Trustee with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor also agrees promptly to notify the Term Agent and the Collateral Trustee if any material portion of the Collateral is damaged or destroyed.

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4.3 Notices. Each Grantor will advise the Term Agent and the Collateral Trustee promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Trustee to exercise any of its remedies hereunder.

4.4 PNC Accounts. Notwithstanding anything herein to the contrary, the Parent Grantor will use commercially reasonable efforts (i) not to close any PNC Account that is not an Excluded Deposit Account and (ii) to provide the Collateral Trustee with a perfected Security Interest in the PNC Accounts (by way of a Control Agreement, or otherwise) that are not Excluded Deposit Accounts having at least the priority described in Section 3.1. For the avoidance of doubt, the Parent Grantor will be permitted to replace any PNC Account in accordance with the definition thereof with an account at PNC Bank, National Association or otherwise.

5. Remedial Provisions.

5.1 Certain Matters Relating to Accounts. (a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Parent Grantor and any other relevant Grantor, the Collateral Trustee shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that the Collateral Trustee reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Trustee may require in connection with such test verifications.

(b) The Collateral Trustee hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Trustee may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Trustee at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Trustee if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Trustee, subject to withdrawal by the Collateral Trustee for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Trustee’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

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(d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Trustee shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e) At the direction of the Collateral Trustee, upon the occurrence and during the continuance of an Event of Default, each Grantor shall grant to the Collateral Trustee to the extent assignable, an irrevocable, non-exclusive, fully paid-up, royalty- free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

5.2 Communications with Account Debtors; Grantors Remain Liable. (a) The Collateral Trustee in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Trustee’s satisfaction the existence, amount and terms of any Accounts.

(b) Upon the written request of the Collateral Trustee at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Trustee for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Trustee.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Trustee or any Secured Party of any payment relating thereto, nor shall the Collateral Trustee or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 Proceeds to be Turned Over To Collateral Trustee. In addition to the rights of the Collateral Trustee and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Trustee so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Term Secured Parties in connection with an Event of Default under Section 11.05

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of the Credit Agreement shall be deemed to constitute a request by the Collateral Trustee for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Trustee, if required). All Proceeds received by the Collateral Trustee hereunder shall be held by the Collateral Trustee in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Trustee. All Proceeds while held by the Collateral Trustee in a Collateral Account (or by such Grantor in trust for the Collateral Trustee and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. The Collateral Trustee shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt during the continuation of an Event of Default as follows:

(a) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Trustee in connection with such collection or sale or otherwise in connection with this Agreement, the other Term Priority Lien Documents or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Trustee hereunder or under any other Term Priority Lien Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Term Priority Lien Document;

(b) second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Term Secured Parties (including fees, disbursements and other charges of counsel arising under the Term Documents, ratably among them in proportion to the respective amounts described in this clause second payable to them;

(c) third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Secured Obligations then owing under the Term Documents, ratably among the Term Secured Parties in proportion to the respective amounts described in this clause third held by them;

(d) fourth, to payment of that portion of the Secured Obligations constituting either (i) unpaid principal the Secured Obligations then owing under the Term Documents or (ii) otherwise constituting payments for early termination of Designated Hedge Agreements, ratably among the Term Secured Parties in proportion to the respective amounts described in this clause fourth held by them;

(e) fifth, to the payment of all other Secured Obligations of the Term Secured Parties owing under or in respect of the Term Documents that are due and payable to the Administrative Agent and the other Term Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Term Secured Parties on such date; and

(f) last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

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Upon any sale of the Collateral by the Collateral Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Trustee or such officer or be answerable in any way for the misapplication thereof.

5.5 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Trustee or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Trustee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Trustee and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Trustee or such Secured Party may, subject to (x) the satisfaction in full in cash of all payments due pursuant to Section 5.4(a) hereof and (y) the satisfaction of the Secured Obligations in accordance with the priorities set forth in Section 5.4 hereof, pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees,

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at the Collateral Trustee’s request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Trustee or any Secured Party to collect such deficiency.

5.7 Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Trustee or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Trustee or any other Secured Party, (c) the Term Priority Lien Documents and any other documents executed and delivered in connection therewith and any documents entered into with the Term Agent or the Collateral Trustee, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Trustee (or, in the case of any documents entered into with the Term Agent or the Collateral Trustee, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Trustee or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Trustee nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Trustee or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Parent Grantor or any other Grantor or any other person, and any failure by the Collateral Trustee or any other Secured Party to make any such demand or to collect any payments from the Parent Grantor or any other Grantor or any other person or any release of the Parent Grantor or any other Grantor or any other person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Trustee or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.8 Access Rights on Mortgaged Properties. The Grantors hereby agree with the Collateral Trustee that, at any time during the continuance of an Event of Default and after notice of such action to the Parent Grantor, the “Revolving Credit Collateral Agent” (as defined in

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the Intercreditor Agreement) shall have access, during the “Access Period” (as defined in the Intercreditor Agreement), and each such Grantor that owns any of the Mortgaged Property has granted a non-exclusive easement in gross over its property to permit the uses by Revolving Credit Collateral Agent (as defined in the Intercreditor Agreement) contemplated by Section 3.2 of the Intercreditor Agreement. The Collateral Trustee hereby consents to such easement.

6. The Collateral Trustee.

6.1 Collateral Trustee’s Appointment as Attorneys-in-Fact, etc. (a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during the occurrence of an Event of Default, the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, either in the Collateral Trustee’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of an Event of Default and after written notice by the Collateral Trustee of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may request to evidence the Collateral Trustee’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to Section 9.03 of the Credit Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct;

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(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing and in accordance with the Collateral Trust Agreement.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

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(c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Secured Obligations under the Term Priority Lien Documents, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Trustee on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

6.2 Duty of Collateral Trustee. The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property. Neither the Collateral Trustee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the Secured Parties hereunder are solely to protect the Collateral Trustee’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3 Authority of Collateral Trustee. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the Secured Parties, be governed by the Collateral Trust Agreement, and by the Term Priority Lien Documents and such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority to so act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4 Security Interest Absolute. All rights of the Collateral Trustee hereunder, the Security Interest, and all obligations of the Grantors hereunder shall be absolute and unconditional.

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6.5 Continuing Security Interest; Release. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Secured Obligations (other than any contingent indemnity obligations not then due) and the obligations of each Grantor under this Agreement shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Term Priority Lien Documents the Grantors may be free from any Secured Obligations.

(b) A Grantor (other than the Parent Grantor and the Borrower) shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Grantor becomes or is otherwise designated as an “Excluded Subsidiary” (within subclauses (k) or (l) of the Credit Agreement’s definition thereof), ceases to be a Subsidiary of the Parent Grantor or otherwise ceases to be a Credit Party.

(c) ~~Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of~~If pursuant to the Credit Agreement (including pursuant to Sections 6.02 and 9.13 thereof) any Collateral subject hereto shall at any time cease to be required to be subject to a Security Interest hereunder or thereunder, or if any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 13.11 of the Credit Agreement shall become effective, the Security Interest in such Collateral shall be automatically released and such Collateral ~~sold~~will thereafter be free and clear of the Lien and Security Interests created hereby.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Trustee shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Trustee.

6.6 Reinstatement. Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any other Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

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6.7 Equal and Ratable Sharing of Collateral by Holders of Priority Lien Debt. Notwithstanding (a) anything to the contrary contained in the Security Documents; (b) the time of incurrence of any Series of Priority Lien Debt (as defined in the Collateral Trust Agreement); (c) the order or method of attachment or perfection of any Lien securing any Series of Priority Len Debt; (d) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens securing any Series of Priority Lien Debt; (e) the time of taking possession or control over any Collateral securing any Series of Priority Lien Debt; (f) that any Priority Lien (as defined in the Collateral Trust Agreement) may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (g) the rules for determining priority under any law governing relative priorities of Liens, all Priority Liens granted at any time by any Grantor will secure, equally and ratably, all present and future Priority Lien Obligations (as defined in the Collateral Trust Agreement) of such Grantor, as the case may be, as more fully specified in the Collateral Trust Agreement.

The foregoing provision is intended for the benefit of each present and future holder of Priority Lien Obligations, and will be enforceable by each present and future Priority Lien Representative (as defined in the Collateral Trust Agreement) and the Collateral Trustee, as holder of Priority Liens, in each case, as a party to the Collateral Trust Agreement or as a third party beneficiary thereof.

7. Collateral Trustee As Agent.

(a) U.S. Bank National Association has been appointed to act as the Collateral Trustee under Term Priority Lien Documents, by the Term Priority Lien Claimholders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Term Priority Lien Documents. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the ratable benefit of the applicable Term Priority Lien Claimholders and Secured Parties in accordance with the terms of this Section 7(a).

(b) The Collateral Trustee shall at all times be the same Person that is the Collateral Trustee under the Collateral Trust Agreement and the Intercreditor Agreement. Written notice of resignation by the Collateral Trustee pursuant to Section 6.1 of the Collateral Trust Agreement shall also constitute notice of resignation as Collateral Trustee under this Agreement; removal of the Collateral Trustee shall also constitute removal under this Agreement; and appointment of a Collateral Trustee pursuant to Section 6.2 of the Collateral Trust Agreement shall also constitute appointment of a successor Collateral Trustee under this Agreement. Upon the acceptance of any appointment as Collateral Trustee under Section 6.2 of the Collateral Trust Agreement by a successor Collateral Trustee, that successor Collateral Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Trustee under this Agreement, and the retiring or removed Collateral Trustee under this Agreement shall promptly (i) transfer to such successor Collateral Trustee all sums,

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securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Trustee under this Agreement, and (ii) execute and deliver to such successor Collateral Trustee or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Trustee of the Security Interests created hereunder, whereupon such retiring or removed Collateral Trustee shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Trustee’s resignation or removal hereunder as Collateral Trustee, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Trustee hereunder.

(c) The Collateral Trustee shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Designated Hedge Agreement the obligations under which constitute Secured Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Trustee from a Grantor or any such Secured Party as to the existence and terms of the applicable Designated Hedge Agreement.

8. Miscellaneous.

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Trustee in accordance with Section 7.1 of the Collateral Trust Agreement.

8.2 Designated Hedge Providers. Each Designated Hedge Provider, by delivery of a joinder agreement in form and substance provided in the Collateral Trust Agreement or otherwise reasonably satisfactory to the Collateral Trustee and the applicable Credit Party, or as otherwise agreed by the Collateral Trustee and such Credit Party (any such agreement a “Security Agreement Hedge Provider Joinder”) shall:

(a) acknowledge and consent to the terms of the Intercreditor Agreement and the Collateral Trust Agreement;

(b) agree that, by executing and delivering to the Collateral Trustee the Security Agreement Hedge Provider Joinder, such Designated Hedge Provider (i) shall be bound by the provisions of (x) this Security Agreement and the Term Pledge Agreement as a “Secured Party” hereunder and thereunder and (y) the Term Guarantee Agreement as a “Guaranteed Party” thereunder and (ii) accepts the rights and obligations with respect to the foregoing;

(c) agree to be bound by Article 13 of the Credit Agreement (including, without limitation, with respect to the release of Liens in connection with any transaction permitted under the Credit Agreement and the application of funds following the exercise of remedies thereunder); and

(d) agree to reimburse, indemnify and hold harmless each Agent- Related Person (as defined in the Credit Agreement) pursuant to Section 13.07 of the Credit Agreement and be bound by such provision as if such provision was expressly set forth herein.

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8.3 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 7.7 of the Collateral Trust Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 14.02 to the Credit Agreement.

8.4 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Trustee or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.5 Enforcement Expenses; Indemnification. Without duplication of any indemnification provided to the Collateral Trustee under the terms of any Term Document:

(a) Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Trustee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Trustee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Credit Parties would be required to do so pursuant to Section 14.05 of the Credit Agreement.

(d) The agreements in this Section 8.5 shall survive repayment of the Secured Obligations and all other amounts payable under the Term Priority Lien Documents.

8.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee except pursuant to a transaction permitted by the Term Priority Lien Documents.

26

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Trustee and the Borrower.

8.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement together with the other Term Priority Lien Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Trustee or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Term Priority Lien Documents.

8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Term Priority Lien Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

27

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.3 or at such other address of which such Person shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13 Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Term Priority Lien Documents to which it is a party;

(b) neither the Collateral Trustee nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Term Priority Lien Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Term Priority Lien Documents or otherwise exists by virtue of the transactions contemplated hereby among the Term Priority Lien Claimholders and any other Secured Party or among the Grantors and the Term Priority Lien Claimholders and any other Secured Party.

8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 9.12 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER TERM PRIORITY LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9. Intercreditor Agreement; Collateral Trust Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of (a) the ~~Third~~Fourth Amended and Restated Intercreditor Agreement,

28

dated as of ~~the date hereof~~ June 11, 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Credit Parties party thereto from time to time, Bank of America, N.A. in its capacity as administrative agent and collateral agent under the Revolving Loan Credit Agreement, the Collateral Trustee, and certain other persons which may be or become parties thereto, or become bound thereto from time to time; and (b) the Collateral Trust Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

29

SCHEDULE 3.2(B)

FILING OFFICES

1.

Type of Filing	Entity	Applicable Collateral Document (Mortgage, Security Agreement or Other)	Jurisdictions
UCC-1 Financing Statement	MRC Global Inc. McJunkin Red	Security Agreement	Delaware Secretary of State

Man Corporation

McJunkin Red Man Development Corporation

MRC Management Company

	Midway-Tristate Corporation	Security Agreement	New York Secretary of State

	Milton Oil & Gas Company	Security Agreement	West Virginia Secretary of State

Greenbrier Petroleum Corporation

Ruffner Realty Company

	The South Texas Supply Company, Inc.	Security Agreement	Texas Secretary of State

Intellectual Property Filing	McJunkin Red Man Corporation	Trademark Security Agreement	U.S. Patent & Trademark Office

Intellectual Property Filing	McJunkin Red Man Corporation	Patent Security Agreement	U.S. Patent & Trademark Office

Intellectual Property Filing	McJunkin Red Man Corporation	Copyright Security Agreement	U.S. Copyright Office

~~[Signature Page to Security Agreement]~~Schedule 3.2(b) – Filing Offices

SCHEDULE I

EXCLUSIVE LICENSES OF U.S. REGISTERED COPYRIGHTS

1.	None.

Schedule I – Exclusive Licenses of U.S. Registered Copyrights

SCHEDULE II

COPYRIGHTS

	Registration No.	Registration Date	Title	Country
1.	TXU001260358	September 22, 2005	McJunkin performance management database.	US

Schedule II –Copyrights

SCHEDULE III

EXCLUSIVE LICENSES OF U.S. REGISTERED PATENTS

1.	None.

Schedule III – Exclusive Licenses of U.S. Registered Patents

SCHEDULE IV

PATENTS

	Patent No.	Issued	Expiration	Country	Title
1.	5,462,115	October 31, 2005	October 31, 2025	US	GAS AND OIL WELL SWAB

Schedule IV – Patents

SCHEDULE V

EXCLUSIVE LICENSES FOR U.S. TRADEMARKS

1.	None.

Schedule V – Exclusive Licenses of U.S. Registered Trademarks

SCHEDULE VI

TRADEMARKS

	Trademark	Registration Number	Registration Date	Owner
1.	MRC	3988990	7/5/2011	McJunkin Red Man Corporation
2.	MRC MCJUNKIN RED MAN	3815308	7/6/2010	McJunkin Red Man Corporation
3.	MCJUNKIN RED MAN	3691784	10/6/2009	McJunkin Red Man Corporation
4.	GLOBAL SUPPLIER OF CHOICE	3865703	10/19/2010	McJunkin Red Man Corporation
5.	MRC MCJUNKIN RED MAN CORPORATION	3889672	12/14/2010	McJunkin Red Man Corporation
6.	MRC MIDFIELD	3889677	12/14/2010	McJunkin Red Man Corporation
7.	MRC TRANSMARK	3889676	12/14/2010	McJunkin Red Man Corporation
8.	MCJUNKIN RED MAN CORPORATION	3691785	10/6/2009	McJunkin Red Man Corporation
9.	L & Design	2590281	07/09/2002	McJunkin Red Man Corporation[1]

[1]	The Company intends to abandon this mark.

Schedule VI – Trademarks

ANNEX A TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            , 20    ] (this “Supplement”) to the SECURITY AGREEMENT dated as of November 9, 2012 (the “Security Agreement”) among each of the Grantors listed on the signature pages thereto (each such person individually, a “Grantor” and, collectively, the “Grantors”), and U.S. Bank National Association, as Collateral Trustee under the Credit Agreement referred to below for the Secured Parties.

A. Reference is made to (a) the Term Loan Credit Agreement dated as of November 9, 2012 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among McJunkin Red Man Corporation, a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation, the Subsidiary Guarantors named therein, the lenders party thereto from time to time, Bank of America, N.A. as administrative agent (the “Term Agent”) and U.S. Bank National Association as collateral trustee (the “Collateral Trustee”) and (b) the Collateral Trust Agreement dated as of November 9, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time) among the Borrower, the Subsidiary Guarantor named therein, the Term Agent and the Collateral Trustee.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Term Agent and the Collateral Trustee to enter into the Credit Documents and to induce the Secured Parties to make their respective extensions of credit and other accommodations as set forth in the Term Priority Lien Documents.

D. Pursuant to Section 4.1(b) of the Security Agreement, within 60 days after the end of each June and December, each Grantor has agreed to deliver to the Collateral Trustee a written supplement substantially in the form of this Supplement with respect to any additional Copyrights, Patents and Trademarks acquired by such Grantor after the date of the Security Agreement. The Grantors have identified on Schedule I, II, III, IV, V and VI hereto the additional Copyright Licenses, Copyrights, Patent Licenses, Patents, Trademark Licenses and Trademarks acquired by such Grantors after the date of the Security Agreement. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Trustee with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Trustee and the Grantors agree as follows:

SECTION 1. (a) Schedule I of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule I hereto, (b) Schedule II of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule II hereto, (c) Schedule III of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule III hereto, (d) Schedule IV of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule IV

Annex A - 1

hereto, (e) Schedule V of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule V hereto and (f) Schedule VI of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule VI hereto.

SECTION 2. Each Grantor hereby grants to the Collateral Trustee for the benefit of the Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II, III, IV, V and VI hereto. Each Grantor hereby represents and warrants that the information set forth on Schedules I, II, III, IV, V and VI hereto is true and correct as of the date hereof.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Trustee and the Borrower. This Supplement shall become effective as to each Grantor when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Trustee.

SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.3 of the Security Agreement. All communications and notices hereunder to each Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 14.02 to the Credit Agreement.

SECTION 8. Each Grantor agrees to reimburse the Collateral Trustee for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

[SIGNATURE PAGES FOLLOW]

Annex A - 2

IN WITNESS WHEREOF, each Grantor and the Collateral Trustee have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as
New Grantor

By:
Name:
Title:

U.S. Bank National Association, as Collateral Trustee

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Annex A - 3

SCHEDULE I

TO SUPPLEMENT NO. [    ]

EXCLUSIVE LICENSES OF U.S. REGISTERED COPYRIGHTS

1.	[ ]

Annex A - 4

SCHEDULE II

TO SUPPLEMENT NO. [    ]

COPYRIGHTS

Registered Owner	Title	Registration No.	Registration Date

Annex A - 5

SCHEDULE III

TO SUPPLEMENT NO. [    ]

EXCLUSIVE LICENSES OF U.S. REGISTERED PATENTS

1.	[ ]

Annex A - 6

SCHEDULE IV

TO SUPPLEMENT NO. [    ]

PATENTS

Registered Owner	Title	Registration No.	Registration Date

Annex A - 7

SCHEDULE V

TO SUPPLEMENT NO. [    ]

EXCLUSIVE LICENSES FOR U.S. TRADEMARKS

1.	[ ]

Annex A - 8

SCHEDULE VI

TO SUPPLEMENT NO. [    ]

TRADEMARKS

Registered Owner	Description	Registration No.	Registration Date

Annex A - 9

ANNEX B TO

THE SECURITY AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            201 [    ]] (this “Supplement”) to the SECURITY AGREEMENT dated as of November 9, 2012 (the “Security Agreement”) among each of the Grantors listed on the signature pages thereto (each such person individually, a “Grantor” and, collectively, the “Grantors”), and U.S. Bank National Association, as Collateral Trustee under the Credit Agreement referred to below for the Secured Parties.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B. Section 8.14 of the Security Agreement provides that each Subsidiary of the Parent Grantor that is required to become a party to the Security Agreement pursuant to Section 9.12 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each, a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement as consideration for the Secured Obligations.

Accordingly, the Collateral Trustee and the New Grantors agree as follows:

SECTION 1. In accordance with Section 8.14 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Trustee, for the benefit of the Secured Parties, and hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute

Annex B - 1

one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Trustee and the Borrower. This Supplement shall become effective as to each New Grantor when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Trustee.

SECTION 4. Such New Grantor hereby represents and warrants that (a) set forth on Schedule A hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor and (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of the date hereof (i) Schedule I hereto sets forth all of such New Grantor’s exclusive Licenses of registered Copyrights, (ii) Schedule II hereto sets forth all of such New Grantor’s registered Copyrights (and all applications therefor), (iii) Schedule III hereto sets forth all of such New Grantor’s exclusive Licenses of registered Patents, (iv) Schedule IV hereto sets forth all of such New Grantor’s registered Patents (and all applications therefor), (v) Schedule V hereto sets forth all of such New Grantor’s exclusive Licenses of registered Trademarks, and (vi) Schedule VI hereto sets forth all of such New Grantor’s registered Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.3 of the Security Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 14.02 to the Credit Agreement.

Annex B - 2

SECTION 9. Without duplication of any reimbursement obligation provided to the Collateral Trustee under any Term Document, each New Grantor agrees to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

[SIGNATURE PAGES FOLLOW]

Annex B - 3

IN WITNESS WHEREOF, each New Grantor and the Collateral Trustee have duly executed this Supplement to the Security Agreement as of the day and year first above written

, as
New Grantor

By:
Name:
Title:

U.S. Bank National Association, as Collateral Trustee

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Annex B - 4

SCHEDULE A

TO SUPPLEMENT NO. [    ]

CORPORATE INFORMATION

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

Annex B - 5

SCHEDULE I

TO SUPPLEMENT NO. [    ]

EXCLUSIVE LICENSES OF U.S. REGISTERED COPYRIGHTS

1.	[ ]

Annex B - 6

SCHEDULE II

TO SUPPLEMENT NO. [    ]

COPYRIGHTS

Registered Owner	Title	Registration No.	Registration Date

Annex B - 7

SCHEDULE III

TO SUPPLEMENT NO. [    ]

EXCLUSIVE LICENSES OF U.S. REGISTERED PATENTS

1.	[ ]

Annex B - 8

SCHEDULE IV

TO SUPPLEMENT NO. [    ]

PATENTS

Registered Owner	Title	Registration No.	Registration Date

Annex B - 9

SCHEDULE V

TO SUPPLEMENT NO. [    ]

EXCLUSIVE LICENSES FOR U.S. TRADEMARKS

1.	[ ]

Annex B - 10

SCHEDULE VI

TO SUPPLEMENT NO. [    ]

TRADEMARKS

Registered Owner	Description	Registration No.	Registration Date

Annex B - 11

Exhibit C

Pledge Agreement Amendments

EXECUTION VERSION

~~Execution Version~~

TERM LOAN PLEDGE AGREEMENT

TERM LOAN PLEDGE AGREEMENT (this “Agreement”), dated as of November 9, 2012, among McJunkin Red Man Corporation, a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent Pledgor”), each of the Subsidiaries of the Parent Pledgor listed on the signature pages hereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Pledgor, the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and U.S. Bank National Association, as Collateral Trustee (in such capacity, the “Collateral Trustee”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to (a) that certain Term Loan Credit Agreement dated as of November 9, 2012 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Borrower, the Parent Pledgor, the Subsidiary Pledgors named therein, the lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent (the “Term Agent”) and the Collateral Trustee, pursuant to which the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, and (b) that certain Collateral Trust Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time the “Collateral Trust Agreement”), by and among the Borrower, the Parent Pledgor, the Subsidiary Pledgors party thereto from time to time, the Term Agent and the Collateral Trustee;

WHEREAS, pursuant to the Term Guarantee Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), the Parent Pledgor and certain Subsidiaries of the Parent Pledgor party thereto as Guarantors have agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Term Agent, for the ratable benefit of the Guaranteed Parties (as defined therein), the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower’s obligations under the Credit Agreement and the other Guaranteed Obligations (as defined therein);

WHEREAS, pursuant to the Credit Agreement, each Pledgor is willing to secure (i) its obligations under the Credit Agreement and (ii) certain other Secured Obligations by pledging certain of the Equity Interests and Indebtedness beneficially owned by it to the Collateral Trustee, as contemplated by this Agreement;

WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to repay in full certain of its existing indebtedness that each Subsidiary Pledgor has unconditionally guaranteed and make valuable transfers to the Parent Pledgor and the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the incurrence of the Loans and from the transactions contemplated by the Credit Documents and the other transactions contemplated by the other Term Priority Lien Documents;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the Lenders obligation to make the Loans thereunder, that the Pledgors shall have shall have executed and delivered this Agreement to the Collateral Trustee for the ratable benefit of the Secured Parties;

WHEREAS, (a) Each of the Pledgors is the legal and beneficial owner of the Equity Interests (as defined below) described in Schedule 1 hereto and issued by the entities named therein (such Equity Interests, together with all other Equity Interests required to be pledged hereunder (the “After-acquired Shares”), are referred to collectively herein as the “Pledged Shares”), and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness (the “Pledged Debt”) described in Schedule 1 hereto and issued by the entities named therein, in each case as such schedule may be amended or supplemented pursuant to Section 9.13 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Term Agent and the Collateral Trustee to enter into the Credit Documents and to induce the Secured Parties to make their respective extensions of credit and other accommodations as set forth in the Term Priority Lien Documents, the Pledgors hereby agree with the Collateral Trustee for the benefit of the Secured Parties, as follows:

Section 1. Defined Terms.

(a) Unless otherwise defined herein, all capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings given to them in the Credit Agreement or, if not defined therein, in the UCC.

(b) The following terms shall have the following meanings:

“Additional Term Debt Facility” shall mean one or more debt facilities, credit agreements, note purchase agreements, commercial paper facilities, indentures or other agreements for which the requirements of Section 5.6 of the Intercreditor Agreement and the requirements of Section 3.8 of the Collateral Trust Agreement have been satisfied, in each case with banks, lenders, purchasers, investors or trustees, agents or other representatives of any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in such receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in such receivables), letters of credit, notes, bonds or other borrowings or extensions of credit or issuances of debt securities, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable document; provided that neither the Revolving Credit Agreement, the Term Loan Credit Agreement, any Subordinated Lien Debt Facility nor any Refinancing (as such terms are defined in the Intercreditor Agreement) of any of the foregoing in this proviso shall constitute an Additional Term Debt Facility at any time.

2

“Additional Term Documents” shall mean the Additional Term Debt Facility and the Additional Term Security Documents.

“Additional Term Secured Parties” shall mean, at any time, the Collateral Trustee, the trustee, agent or other representative of the holders of any Indebtedness under any Additional Term Debt Facility, the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Additional Term Document and each other holder of, or obligee in respect of, or any holder or lender pursuant to any Additional Term Obligations (as defined in the Intercreditor Agreement) outstanding at such time; provided that the Term Secured Parties shall not be deemed Additional Term Secured Parties.

“Additional Term Security Documents” shall mean the Additional Term Debt Facility (insofar as the same grants a Lien on the Collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Pledgor to secure any Secured Obligations of the Pledgors owed thereunder to any Additional Term Secured Parties or under which rights or remedies with respect to such Liens are governed.

“After-acquired Shares” shall have the meaning assigned to such term in the recitals hereto.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Collateral” shall have the meaning provided in Section 2 hereof.

“Collateral Trust Agreement” shall have the meaning assigned to such term in recitals hereto.

“Collateral Trustee” shall have the meaning assigned to such term in the preamble hereto.

“Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Designated Hedge Agreement” shall have the meaning assigned to such term in the Term Guarantee Agreement.

“Designated Hedge Provider” shall mean each Lender Counterparty party to a Designated Hedge Agreement, to the extent such Lender Counterparty has executed and delivered (i) a Collateral Trust Joinder (as defined in the Collateral Trust Agreement) in accordance with Section 3.8(a) of the Collateral Trust Agreement, (ii) a Guarantee Agreement Hedge Provider Joinder (as defined in the Term Guarantee Agreement) in accordance with Section 20 of the Term Guarantee Agreement and (iii) a Security Agreement Hedge Provider Joinder (as defined in the Term Security Agreement) in accordance with Section 8.2 of the Term Pledge Agreement.

“Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

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“Excluded Swap Obligation” shall mean, with respect to any Pledgor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guarantee of such Pledgor of, or the grant by such Pledgor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 27.

“Lender Counterparty” shall mean each Lender or any Affiliate of a Lender that is a counterparty to a Designated Hedge Agreement (including any Person that ceases to be a Lender (or any Affiliate thereof) (a) on the date such Lender becomes a party to the Credit Agreement or (b) as of the date such Designated Hedge Agreement was entered into.

“Lenders” shall have the meaning assigned to such term in the recitals hereto.

“Parent Pledgor” shall have the meaning assigned to such term in the preamble thereto.

“Pledge Agreement Hedge Provider Joinder” shall have the meaning assigned to such term in Section 26 hereof.

“Pledged Debt” shall have the meaning assigned to such term in the recitals hereto.

“Pledged Shares” shall have the meaning assigned to such term in the recitals hereto.

“Pledgors” shall have the meaning assigned to such term in the preamble hereto.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, including proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Trustee from time to time with respect to any of the Collateral.

“Secured Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Term Priority Lien Documents (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Term Priority Lien Debt, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by any Pledgor under the Term Priority Lien Documents, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, payments for early termination of Designated Hedge Agreements, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed

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claim in such proceeding), of any Pledgor to any of the Secured Parties under the Term Priority Lien Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Pledgor under or pursuant to this agreement or any other Term Priority Lien Document and (iii) the due and punctual payment of all obligations of each Pledgor under each Designated Hedge Agreement (and each guaranty entered into in connection with each such Hedge Agreement) with a counterparty that is a Designated Hedge Provider, provided that Secured Obligations shall in no event include Excluded Swap Obligations.

“Secured Parties” shall mean, collectively, (i) the Term Secured Parties, (ii) the Additional Term Secured Parties, if any, (iii) each Designated Hedge Provider that executes and delivers a Pledge Agreement Hedge Provider Joinder pursuant to Section 26 hereof and (iv) any successors, indorsees, transferees and assigns of each of the foregoing.

“Subsidiary Pledgors” shall have the meaning assigned to such term in the preamble hereto.

“Swap Obligation” shall have the meaning assigned to such term in the definition of “Excluded Swap Obligation”.

“Term Agent” shall have the meaning assigned to such term in the preamble hereto.

“Term Collateral Documents” shall mean this Agreement and the other “Security Documents” (as defined in the Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Documents” shall mean the Credit Agreement, this Agreement, the other Term Collateral Documents and the other “Credit Documents” (as defined in the Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Term Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Obligations, including any intercreditor or joinder agreement among holders of Term Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Term Agent, the Collateral Trustee and the Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Term Guarantee Agreement” shall mean the Term Loan Guarantee and Acknowledgment, dated as of the date hereof, among the Borrower, the other Guarantors (as defined therein) party thereto from time to time and Bank of America, N.A. as Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.

“Term Obligations” shall mean all Secured Obligations outstanding under the Credit Agreement and the other Term Documents. “Term Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

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“Term Priority Lien Claimholders” shall mean, at any relevant time, the holders of Secured Obligations at that time, including the Lenders, the Term Agent and the Collateral Trustee, under the Term Priority Lien Documents.

“Term Priority Lien Debt” shall mean, collectively, the Loans, all additional notes, loans or other indebtedness issued or incurred under any Additional Term Documents and with respect to which the requirements of Section 5.6 of the Intercreditor Agreement and Section 3.8 of the Collateral Trust Agreement have been satisfied, and all notes, loans or other indebtedness issued or incurred under any Refinancing thereof.

“Term Priority Lien Documents” shall mean, collectively, the Term Documents and the Additional Term Documents.

“Term Secured Parties” shall mean, at any time, the Term Agent, the Collateral Trustee, the trustees, agents and other representatives of the Lenders and holders of other Term Priority Lien Debt (including Designated Hedge Providers), the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Term Priority Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Term Priority Lien Document outstanding at such time; provided that the Additional Term Secured Parties shall not be deemed Term Secured Parties.

“Term Security Agreement” shall mean the Security Agreement dated as of November 9, 2012 among the Borrower, the Parent Pledgor, the Subsidiary Pledgors party thereto from time to time and the Collateral Trustee.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Trustee’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) References to “Lenders” in this Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Designated Hedge Agreements with the Borrower.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 2. Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Trustee, for the ratable benefit of the Secured Parties, and grants to the Collateral

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Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Pledgor’s right, title and interest in, to and under the following property (other than property not required to pledged pursuant to Section 9.13 of the Credit Agreement), whether now owned or existing or at any time hereafter acquired or existing or arising (collectively, the “Collateral”):

(a) the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books or records of the issuer of such Pledged Shares or on the books or records of any financial intermediary pertaining to such Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral.

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Section 3. Security for Secured Obligations. This Agreement secures the payment of all the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Collateral Trustee or the Secured Parties under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Pledgor.

Section 4. Delivery of the Collateral. All original stock certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Trustee; provided that prior to the Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement), the Pledgors shall only be required to deliver such Collateral that constitutes Revolving Credit Collateral (as defined in the Intercreditor Agreement) to the Collateral Trustee to the extent (but only to the extent) delivery is required at such time under the Revolving Credit Loan Documents (as defined in the Intercreditor Agreement). The Collateral Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Trustee or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as part of Schedule 1 and made a part hereof; provided that the failure to deliver or attach any such schedule hereto shall not affect the validity of such pledge of such securities; provided, further, that the failure by the Collateral Trustee to attach any schedule so delivered shall not constitute a Default or Event of Default hereunder or under any other Credit Document. Each schedule so delivered shall supersede any prior schedules so delivered.

Section 5. Representations and Warranties. Each Pledgor represents and warrants to the Collateral Trustee and each other Secured Party as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt, and (ii) together with the comparable schedule to each supplement hereto, accurately and completely describes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1, the Pledged Shares represent all (or 65% in the case of voting Equity Interests of any Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder, free and clear of any Lien, except for (x) the Lien created by this Agreement and (y) Liens securing obligations under the Revolving Loan Credit Agreement.

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(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) As of the Closing Date, all of the Pledged Debt, to the knowledge of such Pledgor only with respect to Pledged Debt owed by an issuer other than a Subsidiary of a Pledgor, has been duly authorized, authenticated or issued, and delivered, and is the legal, valid and binding obligation of the issuers thereof and is not in default.

(e) The execution and delivery by such Pledgor of this Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon the earlier of (i) delivery of such Collateral to the Collateral Trustee in the State of New York or (ii) the filing of all UCC financing statements naming each Pledgor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Pledgor’s name on Schedule 5(e) hereto, shall (subject to any Liens securing obligations under the Revolving Loan Credit Agreement) constitute a fully perfected Lien on and first priority security interest in the Collateral, securing the payment of the Secured Obligations, in favor of the Collateral Trustee for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(f) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

Section 6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt. The Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate and in the organizational documents of such Domestic Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

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Section 7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will promptly execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Trustee or the Term Agent may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 8. Voting Rights; Dividends and Distributions; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Credit Documents.

(ii) The Collateral Trustee shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Trustee to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Trustee, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Trustee as Collateral in the same form as so received (with any necessary indorsement).

(c) Upon written notice to a Pledgor by the Collateral Trustee or the Term Agent following the occurrence and during the continuance of an Event of Default,

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Trustee shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. When no

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Events of Default are continuing and the Borrower has delivered to the Collateral Trustee a certificate to that effect, or after all Events of Default have been waived pursuant to Section 14.1 of the Credit Agreement, each Pledgor shall have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Trustee under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. When no Events of Default are continuing and the Borrower has delivered to the Collateral Trustee a certificate to that effect, or after all Events of Default have been waived pursuant to Section 14.01 of the Credit Agreement, the Collateral Trustee shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Trustee as Collateral in the same form as so received (with any necessary indorsements); and

(iv) in order to permit the Collateral Trustee to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Section 8(c)(ii) and (c)(iii) above, such Pledgor shall from time to time execute and deliver to the Collateral Trustee appropriate proxies, dividend payment orders and other instruments as the Collateral Trustee may reasonably request in writing.

Section 9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not, except as permitted by the Credit Agreement, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien created by this Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets as permitted by the Credit Agreement, and such assets are or include any of the Collateral, the Collateral Trustee shall, in accordance with the terms of the Collateral Trust Agreement, release such Collateral to such Pledgor free and clear of the Lien created by this Agreement concurrently with the consummation of such sale;

(b) pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Collateral Trustee for the ratable benefit of the Secured Parties, ~~immediately upon~~within 30 days

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of the acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 9.13 of the Credit Agreement, in each case pursuant to a supplement to this Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement); and

(c) defend its and the Collateral Trustee’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien created by this Agreement), however arising, and any and all Persons whomsoever.

Section 10. Collateral Trustee Appointed Attorney-in-Fact; Authority of Collateral Trustee. (a) Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Trustee as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

(b) Each Pledgor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the Secured Parties, be governed by the Collateral Trust Agreement, the other Term Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Pledgors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority to so act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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Section 11. The Collateral Trustee’s Duties. The powers conferred on the Collateral Trustee hereunder are solely to protect its interest and the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Trustee or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property.

Section 12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or other applicable law or in equity and also may, with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Trustee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Trustee or any other Secured Party shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Collateral Trustee or such other Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

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(b) The Collateral Trustee shall apply the proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Trustee in connection with such collection or sale or otherwise in connection with this Agreement, the other Credit Documents or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Trustee hereunder or under any other Credit Document on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii) second, to the Secured Parties, an amount equal to all Secured Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii) third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Trustee or such officer or be answerable in any way for the misapplication thereof.

(c) The Collateral Trustee may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Trustee as Collateral in the same form as so received (with any necessary indorsement).

Section 13. Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Trustee or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Trustee or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in

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connection therewith and the Designated Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Term Agent or the Collateral Trustee, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Term Agent (or the Required Lenders, as the case may be, or, in the case of any Designated Hedge Agreement or documents entered into with the Term Agent or the Collateral Trustee, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Trustee or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Trustee nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Trustee or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Borrower or any Pledgor or any other person, and any failure by the Collateral Trustee or any other Secured Party to make any such demand or to collect any payments from any Borrower or any Pledgor or any other person or any release of any Borrower or any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Trustee or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 14. Continuing Security Interest; Assignments Under the Credit Agreement; Release. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all the Secured Obligations (other than any contingent indemnity obligations not then due) under the Credit Documents shall have been satisfied by payment in full, and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement and any Designated Hedge Agreement the Credit Parties may be free from any Secured Obligations.

(b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the pledge of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction expressly permitted under the Credit Agreement, as a result of which such Subsidiary Pledgor ceases to be a Subsidiary of the Parent or otherwise ceases to be a Subsidiary Guarantor ~~or a CFC Pledgor~~.

(c) ~~Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of~~If pursuant to the Credit Agreement (including pursuant to Sections 6.02 and 9.13 thereof) any Collateral subject hereto shall at any time cease to be required to be pledged hereunder or thereunder, or if any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section ~~14.1~~14.01 of the Credit Agreement shall become effective, the obligations of ~~such~~the applicable Pledgor with respect to such Collateral shall be automatically released and such Collateral ~~sold~~will thereafter be free and clear of the Lien and security interests created hereby.

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(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Trustee shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Trustee.

(e) In connection with the issuance of any Registered Notes (as defined in the Credit Agreement), the Collateral Trustee shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence the release of liens on the Equity Collateral; provided that any such release shall be provided only to the extent that (x) the holders of such Registered Notes or the trustee with respect to such Registered Notes, as applicable, are not granted a lien on such Equity Collateral, (y) such release is necessary to enable the Pledgors not to have to comply with reporting obligations under Rule 3-16 of Regulation S-X of the Securities Act and (z) any request for release of the foregoing pledges shall be accompanied by a certificate of an Authorized Officer of the Parent Pledgor in compliance with the requirements set forth in Section 13.11(d) of the Credit Agreement.

Section 15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

Section 16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 7.7 of the Collateral Trust Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 14.02 to the Credit Agreement.

Section 17. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Trustee and the Borrower.

Section 18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

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prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 19. Integration. This Agreement, together with the other Credit Documents, represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Trustee or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

Section 20. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Trustee in accordance with Section 7.1 of the Collateral Trust Agreement.

(b) Neither the Collateral Trustee nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Trustee or such other Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 21. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 22. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.

Section 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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Section 24. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

Section 25. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 26. Designated Hedge Providers. Each Designated Hedge Provider, by delivery of a joinder agreement in form and substance provided in the Collateral Trust Agreement or otherwise reasonably satisfactory to the Collateral Trustee and the applicable Credit Party, or as otherwise agreed by the Collateral Trustee and such Credit Party (any such agreement a “Pledge Agreement Hedge Provider Joinder”) shall:

(a) acknowledge and consent to the terms of the Intercreditor Agreement and the Collateral Trust Agreement;

(b) agree that, by executing and delivering to the Collateral Trustee the Pledge Agreement Hedge Provider Joinder, such Designated Hedge Provider, with respect to each Designated Hedge Agreement, (i) shall be bound by the provisions of (x) this Agreement and the Term Security Agreement as a “Secured Party” hereunder and thereunder and (y) the Term Guarantee Agreement as a “Guaranteed Party” thereunder and (ii) accepts the rights and obligations with respect to the foregoing;

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(c) agree to be bound by Article 13 of the Credit Agreement (including, without limitation, with respect to the release of Liens in connection with any transaction permitted under the Credit Agreement and the application of funds following the exercise of remedies thereunder); and

(d) agree to reimburse, indemnify and hold harmless each Agent-Related Person (as defined in the Credit Agreement) pursuant to Section 13.07 of the Credit Agreement and be bound by such provision as if such provision was expressly set forth herein.

Section 27. Equal and Ratable Sharing of Collateral by Holders of Priority Lien Debt. Notwithstanding (a) anything to the contrary contained in the Security Documents; (b) the time of incurrence of any Series of Priority Lien Debt (as defined in the Collateral Trust Agreement); (c) the order or method of attachment or perfection of any Lien securing any Series of Priority Len Debt; (d) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens securing any Series of Priority Lien Debt; (e) the time of taking possession or control over any Collateral securing any Series of Priority Lien Debt; (f) that any Priority Lien (as defined in the Collateral Trust Agreement) may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (g) the rules for determining priority under any law governing relative priorities of Liens, all Priority Liens granted at any time by any Pledgor will secure, equally and ratably, all present and future Priority Lien Obligations (as defined in the Collateral Trust Agreement) of such Pledgor, as the case may be, as more fully specified in the Collateral Trust Agreement.

The foregoing provision is intended for the benefit of each present and future holder of Priority Lien Obligations, and will be enforceable by each present and future Priority Lien Representative (as defined in the Collateral Trust Agreement) and the Collateral Trustee, as holder of Priority Liens, in each case, as a party to the Collateral Trust Agreement or as a third party beneficiary thereof.

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Section 28. Intercreditor Agreement; Collateral Trust Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of (a) the ~~Third~~Fourth Amended and Restated Intercreditor Agreement, dated as of ~~November 9, 2012~~June 11, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the Parent Pledgor, the Subsidiary Pledgors party thereto from time to time, Bank of America, N.A. in its capacity as administrative agent and collateral agent under the Revolving Loan Credit Agreement, the Collateral Trustee and certain other persons which may be or become parties thereto, or become bound thereto from time to time; and (b) the Collateral Trust Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern and control.

(signature pages follow)

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SCHEDULE 1

TO THE TERM LOAN PLEDGE AGREEMENT

(a)	Domestic Pledged Shares

Pledgor	Issuer	Class of Equity Interest	Certificated (Y/N)	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units

MRC Global Inc.	McJunkin Red Man Corporation	Common	Y	1	100	100%

McJunkin Red Man Corporation	Midway-Tristate Corporation	Common	Y	C-54	83,185	100%

McJunkin Red Man Corporation	Milton Oil & Gas Company	Common	Y	1	50,000	100%

Milton Oil & Gas Company	Greenbrier Petroleum Corporation	Common	Y	1	145,000	100%

McJunkin Red Man Corporation	Ruffner Realty Company	Common	Y	1	80,000	100%

McJunkin Red Man Corporation	MRC Management Company	Common	Y	2	100	100%

McJunkin Red Man Corporation	McJunkin Red Man Development Corporation	Common	Y	1	1,000	100%

McJunkin Red Man Corporation	The South Texas Supply Company, Inc.	Common	Y	16	100,000	100%

(b)	Foreign Pledged Shares

Pledgor	Issuer	Class of Equity Interest	Certificated (Y/N)	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units

McJunkin Red Man Corporation	McJunkin Red Man Canada Ltd.	Class A Common	Y	7A	830	65%

McJunkin Red Man Corporation	McJunkin Red Man UK Limited	Ordinary Shares	Y	6	42,141,695	65%

(c)	Pledged Debt

Lender	Borrower	Currency	Amount	Date	Maturity

McJunkin Red Man Corporation	McJunkin Red Man Canada Ltd	CDN	60,000,000	October 1, 2012	October 1, 2022

McJunkin Red Man Corporation	MRC Transmark Pty Ltd	AUD	30,795,053.57	April 12, 2012	March 27, 2012, or as extended annually.

McJunkin Red Man Corporation	MRC SPF Pty Ltd	USD	21,500,000	March 1, 2012	March 1, 2013, or as annually extended, but in no event further than March 1, 2022.

McJunkin Red Man Corporation	MRC SPF Pty Ltd	USD	22,000,000	September 9, 2011	As annually extended.

McJunkin Red Man Corporation	McJunkin Red Man UK Ltd.	GBP	29,622,500	October 30, 2009	October 1, 2019

McJunkin Red Man Corporation	McJunkin Red Man UK Ltd.	GBP	67,751,932	October 30, 2009	October 1, 2019

SCHEDULE 5(e)

TO THE TERM LOAN PLEDGE AGREEMENT

FINANCING STATEMENTS

Pledgor	Filing Jurisdiction
MRC Global Inc. McJunkin Red Man Corporation McJunkin Red Man Development Corporation MRC Management Company	Delaware
Midway-Tristate Corporation	New York
Milton Oil & Gas Company Greenbrier Petroleum Corporation Ruffner Realty Company	West Virginia
The South Texas Supply Company, Inc.	Texas

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ] (this “Supplement”), to the PLEDGE AGREEMENT, dated as of November 9, 2012, among McJunkin Red Man Corporation, a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent Pledgor”), each of the Subsidiaries of the Parent Pledgor listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Pledgor, the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and U.S. Bank National Association, as Collateral Trustee (in such capacity, the “Collateral Trustee”) under the Credit Agreement referred to below.

A. Reference is made to (a) the Term Loan Credit Agreement, dated as of November 9, 2012 among the Borrower, the Parent Pledgor, the Subsidiary Pledgors named therein, the lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (the “Term Agent”) and the Collateral Trustee (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) and (b) the Term Loan Guarantee dated as of November 9, 2012 (as the same may be amended, restated, supplemented and or otherwise modified from time to time, the “Guarantee”), among the Parent Pledgor and the Subsidiary Pledgors from time to time as Guarantors party thereto, the Borrower and the Collateral Trustee.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Term Agent, the Collateral Trustee, and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Designated Hedge Agreements with the Borrower.

D. The undersigned [Pledgors][Subsidiary Guarantors] (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with all other Equity Interests required to be pledged under the Pledge Agreement (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness described under Schedule 1 hereto and issued by the entities named therein (such Indebtedness, together with all other Indebtedness required to be pledged under the Pledge Agreement, the “Additional Pledged Debt”), in each case as such schedule may be amended in accordance with the Credit Agreement.

E. Section 9.13 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Trustee for the ratable benefit of the

Secured Parties the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce (i) the Lenders to make additional Loans and as consideration for Loans previously made and (ii) the Lender Counterparties to enter into Designated Hedge Agreements with the Borrower.

Accordingly, the Collateral Trustee and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Trustee for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Trustee for the ratable benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing or arising (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral.

For purposes of the Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral and (y) the After-acquired Pledged Shares shall be deemed to include the Additional After-acquired Pledge Shares.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]1

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows: (a) Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional

[1]	Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

Pledged Debt and (ii) together with Schedule 1 to the Pledge Agreement and the comparable schedules to each other Supplement to the Pledge Agreement, accurately and completely describes all Equity Interests, debt securities and promissory notes required to be pledged under the Pledge Agreement. Except as set forth on Schedule 1 hereto, the Additional Pledged Shares represent all (or 65% in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a valid and perfected first priority security interest in the Additional Collateral, securing the payment of the Secured Obligations, in favor of the Collateral Trustee for the ratable benefit of the Secured Parties.

(e) Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Trustee and the Borrower. This Supplement shall become effective as to each Additional Pledgor when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Trustee.

SECTION [4][5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5] [6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge

Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7] [8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 14.02 to the Credit Agreement.

SECTION [8][9]. Each Additional Pledgor agrees to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Trustee have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

, as
Additional Pledgor

By:
Name:
Title:

Company Name

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Schedule 1

Pledged Shares

[Provided under separate cover]

Record Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date

Exhibit D

Collateral Trust Agreement Amendments

EXECUTION VERSION

~~Execution Version~~

COLLATERAL TRUST AGREEMENT

dated as of November 9, 2012

among

MCJUNKIN RED MAN CORPORATION,

as the Company

the Guarantors from time to time party hereto,

BANK OF AMERICA, N.A.

as Term Administrative Agent,

the other Secured Debt

Representatives from time to time party hereto

and

U.S. Bank National Association,

as Collateral Trustee

(i)

(ii)

This Collateral Trust Agreement (this “Agreement”) is dated as of November 9, 2012 and is by and among McJunkin Red Man Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party hereto, Bank of America, N.A., as administrative agent under the Term Credit Agreement (as hereinafter defined) (in such capacity and together with its successors in such capacity, the “Term Administrative Agent”), the other Secured Debt Representatives (as hereinafter defined) from time to time party hereto, and U.S. Bank National Association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

The Company intends to enter into a Term Loan Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), among ~~the~~ MRC Global Inc., a Delaware corporation (the “Parent”), the Company, the Subsidiary Guarantors from time to time party thereto, the Term Administrative Agent, as administrative agent for the financial institutions from time to time party thereto (the “Term Lenders”), and the Term Lenders.

The Company, the Parent and the Subsidiary Guarantors intend to secure the Obligations under the Term Credit Agreement and any future Priority Lien Debt, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the current and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“ABL Administrative Agent” has the meaning given thereto in the definition of “ABL Credit Facility.”

“ABL Agent” means the ABL Administrative Agent and any other agent, collateral agent, collateral trustee or other representative of lenders or holders of ABL Debt Obligations that becomes party to the Intercreditor Agreement upon the refinancing or replacement of the ABL Credit Facility, or any successor representative acting in such capacity.

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“ABL Credit Facility” means that certain Second Amended and Restated Loan, Security and Guarantee Agreement, dated as of ~~March 27, 2012~~July 18, 2014 (as amended by that certain First Amendment to Second Amended and Restated Loan, Security and Guarantee Agreement dated as of October 27, 2014 and that certain Second Amendment to Second Amended and Restated Loan, Security and Guarantee Agreement dated as of the date hereof), among the Company, the Guarantors, certain foreign Affiliates of the Company, the lenders from time to time party thereto (the “ABL Lenders”), Bank of America, N.A., as administrative agent, security trustee and collateral agent for the ABL Lenders (the “ABL Administrative Agent”) and the other agents and other Persons from time to time party thereto, providing for a revolving credit facility and certain other credit accommodations, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as further amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, adjustment, waiver, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, or other commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“ABL Debt” means:

(1) Indebtedness of the Company or any Guarantor outstanding under the ABL Credit Facility on the date of the Term Credit Agreement or incurred from time to time after the date of the Term Credit Agreement under the ABL Credit Facility by the Company or any Guarantor; and

(2) additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company or any Guarantor secured by Liens on ABL Priority Collateral; provided, in the case of any additional Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such additional Indebtedness is incurred by the Company or such Guarantor, as applicable, such additional Indebtedness is designated by the Company, in an Officer’s Certificate delivered to the Collateral Trustee, as “ABL Debt” for purposes of the Secured Debt Documents; provided, that such Indebtedness may not be designated as both ABL Debt and Priority Lien Debt, or designated as both ABL Debt and Subordinated Lien Debt; and

(b) the collateral agent or other representative with respect to such Indebtedness, the ABL Agent, the Collateral Trustee, the Company and each applicable Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new Intercreditor Agreement substantially similar to the Intercreditor Agreement, as in effect on the date of the Term Credit Agreement, and in a form reasonably acceptable to each of the parties thereto).

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“ABL Debt Documents” means the ABL Credit Facility, any additional credit agreement or indenture related thereto and all other loan documents, security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Facility, as such agreements or instruments may be amended or supplemented from time to time.

“ABL Debt Obligations” means ABL Debt incurred or arising under the ABL Debt Documents and all other “Obligations” as defined in the ABL Credit Facility, together with Bank Product Obligations ~~of the Company or any Guarantor relating to services provided to the Company or any Guarantor~~ that are secured, or intended to be secured, by the ABL Debt Documents if the provider of such Bank Product Obligations has agreed to be bound by the terms of the Intercreditor Agreement or such provider’s interest in the ABL Priority Collateral is subject to the terms of the Intercreditor Agreement (including by way of appointing the ABL Agent as such provider’s agent).

“ABL Lenders” has the meaning given thereto in the definition of “ABL Credit Facility.”

“ABL Priority Collateral” means all present and future right, title and interest of the Company and the Guarantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(a) all Accounts,

(b) all Inventory or Documents, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory,

(c) all Specified ABL Collateral;

(d) all Deposit Accounts (other than the Net Available Cash Account, to the extent that it constitutes a Deposit Account) and Securities Accounts (other than the Net Available Cash Account, to the extent it constitutes a Securities Account), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(e) monies, cash and deposits;

(f) all Records, Supporting Obligations and related Letter-of-Credit Rights, Commercial Tort Claims or other claims and causes of action, in each case, to the extent not primarily related to the Term Priority Collateral; and

(g) all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

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provided, however, that to the extent that Instruments or Chattel Paper that constitute identifiable proceeds of Term Priority Collateral or other identifiable proceeds (including lease payments under leases of Equipment) of Term Priority Collateral are deposited or held in any such Deposit Accounts or Securities Accounts after an Enforcement Notice (as defined in the Intercreditor Agreement) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Term Priority Collateral, as applicable.

“Accounts” means all now present and future “accounts” and “payment intangibles” (as defined in Article 9 of the UCC) including all rights to payment for goods sold or leased, or for services rendered, whether or not they have been earned by performance.

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

(2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Subordinated Lien Debt representing the Required Subordinated Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Parent or any Subsidiary of the Parent will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

“Additional Secured Debt” has the meaning set forth in Section 3.8(b).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble, as such agreement may be further amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

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“Bank Product” means any of the following products, services or facilities secured under the ABL Debt Documents and extended to ~~any the Company or any Guarantor by an ABL Lender or any of its Affiliates and secured under the ABL Debt Documents~~the Company or any Guarantor (or any Subsidiary of the Parent and guaranteed by the Company or a Guarantor) by any Person that is an ABL Lender or an Affiliate of an ABL Lender (or was an ABL Lender or an Affiliate of an ABL Lender at the time such product, service or facility was entered into): (a) any services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e- payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services; (b) products under Hedge Agreements (other than Hedge Agreements that constitute Priority Lien Debt or Subordinated Lien Debt); (c) commercial credit card, purchase card and merchant card services; and (d) other banking products or services as may be requested by ~~any the Company or any Guarantor~~such Persons, other than loans and letters of credit.

“Bank Product Document” means any Hedge Agreement and any other agreement, instrument or document entered into in connection with any Bank Product Obligations.

“Bank Product Obligations” means the indebtedness and other obligations of the Company or any Guarantor relating to Bank Products.

“Bankruptcy Code” means Title 11 of the United States Code.

“Business Day” means any day excluding Saturday, Sunday and any day that shall be in New York City a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligation” means, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Class” means (a) in the case of Subordinated Lien Debt, every Series of Subordinated Lien Debt, taken together, and (b) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the Company and each Guarantor now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the Secured Obligations, and shall exclude any properties and assets in which the Collateral Trustee releases or is required to release its Liens pursuant to Section 3.2, 4.1, 4.4 or otherwise; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any Guarantor, such assets or properties will cease to be excluded from the Collateral if the Company or such Guarantor thereafter acquires or reacquires such assets or properties.

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“Collateral Trustee” has the meaning set forth in the preamble, but shall also include where the context so indicates, any agent or representative of the Collateral Trustee acting on behalf of the Collateral Trustee.

“Collateral Trust Joinder” means (a) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (b) with respect to the provisions of this Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C.

“Commercial Tort Claim” means each present and future “commercial tort claim” (as defined in Article 9 of the UCC).

“Commodity Agreement” means any commodity swap agreement, futures contract, option contract or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity price exposure associated with the Parent’s and its Subsidiaries’ operations ~~in the ordinary course of business~~ and not for speculative purposes.

“Company” has the meaning set forth in the preamble.

“Credit Facilities” means one or more debt facilities (excluding the ABL Credit Facility and any ABL Debt Documents), credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables), letters of credit, notes or other borrowings, or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.

“Credit Party” means each “Credit Party” (as defined in the Term Credit Agreement).

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Parent’s and its Subsidiaries’ operations and not for speculative purposes.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC) and in any event shall include all accounts and sub-accounts relating to any of the foregoing.

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“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2) payment in full in cash of the principal of, and interest and premium, if any, on all Priority Lien Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of Priority Lien Debt;

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt;

(4) payment in full in cash of all Hedging Obligations constituting Priority Lien Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty; and

(5) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Documents” means all present and future “documents” (as defined in Article 9 of the UCC).

“Domestic Subsidiary” means any Subsidiary of the Parent that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of such Series of Priority Lien Debt or Subordinated Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit and whether for payment or cash collateralization) on, each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class when the allocation or distribution is made, and thereafter; and

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit and whether for payment or cash collateralization) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated

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Lien Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equipment” has the meaning assigned to such term in the Security Agreement.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Excluded Assets” means the “Excluded Assets” (as such term is defined in the Term Credit Agreement).

“Excluded Subsidiary” means any “Excluded Subsidiary” (as such term is defined in the Term Credit Agreement).

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided that any time after the date of this Agreement, the Parent may elect to eliminate the effect of any change in GAAP or in the application thereof on the operation of any provision of this Agreement, and, upon any such election, references to GAAP shall thereafter be construed to mean GAAP as in effect and applied immediately before such change shall have become effective. The Company shall give notice of any such election made in accordance with this definition to the Collateral Trustee.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the date hereof or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

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“Guarantors” means the Parent and the Subsidiary Guarantors.

“Hazardous Materials” has the meaning assigned to such term in Section 5.14.

“Hedge Agreement” means an Interest Rate Agreement, Currency Agreement or Commodity Agreement ~~entered into in order to satisfy the requirements of the Term Credit Agreement, any other Priority Lien Documents, any Subordinated Lien Documents or any ABL Debt Documents or otherwise in the ordinary course of the Parent’s or any of its Subsidiaries’ businesses~~.

“Hedging Obligation” of any Person means any Obligation of such Person pursuant to any Hedge Agreement and any Guarantee Obligations in respect thereof.

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close- out of such transaction, that amount) and (g) without duplication, all Guarantee Obligations of such Person; provided that Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business.

“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law applicable to or enforceable against the Company, any of its Subsidiaries or any Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any actual or prospective claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether based on contract, tort or any other theory ( including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, or proceeding), regardless of whether any Indemnitee is a party thereto and whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

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“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any Guarantor under the Bankruptcy Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the Term Credit Agreement and the Security Documents;

(3) any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to the Company or any Guarantor or any of their assets;

(4) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims; or

(5) any analogous procedure or step in any jurisdiction.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intercreditor Agreement” means the ~~Third~~Fourth Amended and Restated Intercreditor Agreement, dated as of ~~the date hereof~~June 11, 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time), among the Credit Parties party thereto from time to time, the ABL Administrative Agent, the Collateral Trustee, and certain other persons which may be or become parties thereto, or become bound thereto from time to time, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Parent’s and its Subsidiaries’ operations and not for speculative purposes.

“Inventory” means all “inventory” (as defined in ~~Section~~Article 9~~-109(4)~~ of the UCC).

“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC).

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“Letter of Credit” means any present and future “letter of credit” (as defined in Article 5 of the UCC).

“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC) and in any event shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment of performance.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing, authorized by or on behalf of the relevant guarantor, of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Priority Lien Debt, the written agreement of the Secured Debt Representative of such Series of Priority Lien Debt, holders of such Series of Priority Lien Debt or as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each then present or future Secured Debt Representative:

(a) that all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c) consenting to the terms of this Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under this Agreement and the Intercreditor Agreement; and

(2) as to any Series of Subordinated Lien Debt, the written agreement of the Secured Debt Representative of such Series of Subordinated Lien Debt, the holders of such Series of Subordinated Lien Debt or as set forth in the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, for the benefit of all holders of Secured Debt and each then present or future Secured Debt Representative:

(a) that all Subordinated Lien Obligations will be and are secured Equally and Ratably by all Subordinated Liens at any time granted by the Company

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or any Guarantor to secure any Obligations in respect of such Series of Subordinated Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Subordinated Lien Debt, and that all such Subordinated Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Subordinated Lien Obligations Equally and Ratably;

(b) that the holders of Obligations in respect of such Series of Subordinated Lien Debt are bound by the provisions of this Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

(c) consenting to the terms of this Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under this Agreement and the Intercreditor Agreement.

“Net Available Cash Account” means any Deposit Account or Securities Account established by the Company or any Guarantor in accordance with Section 8.3 of the ABL Credit Facility and which does not contain proceeds of Loans (as defined in the ABL Credit Facility), Inventory, Accounts, or Specified ABL Collateral and which has been identified in writing to the ABL Agent as such at the time that proceeds from any sale of Collateral (other than ABL Priority Collateral) shall be deposited pending final application.

“Notes” has the meaning set forth in the recitals.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) under any Secured Debt Documents or ABL Debt Documents, as the case may be.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary, any Executive Vice President, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or the general counsel of the Company, including:

(a) a statement that the Person making such certificate has read such covenant or condition;

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(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person, consistent with past practices or, with respect to actions taken by such Person for which no past practice exists, consistent with past practices of similarly situated companies, and, in each case, undertaken in good faith.

“Permitted Liens” means, with respect to the Parent or any of its Restricted Subsidiaries, all Liens permitted to be incurred by the Parent or such Restricted Subsidiary under the Term Credit Agreement.

“Permitted Prior Liens” means Permitted Liens other than those set forth in clauses (a) and (r) of Section 10.02 of the Term Credit Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, among the Parent, the Company, the Subsidiary Guarantors from time to time party thereto and the Collateral Trustee, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(1) the Term Loans, the Term Guarantees and all other Guaranteed Obligations (as defined in the Term Guarantee Agreement);

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(2) notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured Equally and Ratably with the Term Loans by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document, and guarantees (including the Term Guarantees) thereof by any of the Guarantors; provided, in the case of any notes, guarantees or other Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such notes were issued or Indebtedness is incurred by the Company or a Guarantor, such notes, guarantees or other Indebtedness, as applicable, is designated by the Company, in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b), as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt and no Series of Secured Debt may be designated as both ABL Debt and Priority Lien Debt;

(b) the Priority Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a);

(c) such notes, guarantees or other Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation; and

(d) all other requirements set forth in Section 3.8 hereof have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such notes, guarantees or other Indebtedness is “Priority Lien Debt”); and

(3) Hedging Obligations of the Company or any Guarantor incurred in accordance with the terms of the Secured Debt Documents; provided that:

(a) on or before or within 30 days after the date on which such Hedging Obligations are incurred by the Company or Guarantor (or on or within thirty (30) days after the date hereof for Hedging Obligations in existence on the date hereof), such Hedging Obligations are designated by the Company or Guarantor, as applicable, as “Priority Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b); provided, that no Hedging Obligation may be designated as both Priority Lien Debt and Subordinated Lien Debt and no Hedging Obligation may be designated as both ABL Debt and Priority Lien Debt;

(b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Priority Lien, executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a) or otherwise becomes subject to the terms of this Agreement; and

(c) all other requirements set forth in this Agreement, including Section 3.8, have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “Priority Lien Debt”).

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“Priority Lien Documents” means the Term Credit Agreement and any additional indenture, Credit Facility or other agreement, including any Fee Letter (as defined in the Term Credit Agreement), pursuant to which any Priority Lien Debt is incurred and the Security Documents related thereto (other than any Security Documents that do not secure Priority Lien Obligations), as each may be amended, supplemented or otherwise modified.

“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.

“Priority Lien Representative” means:

(a) the Term Administrative Agent in the case of the Term Credit Obligations, or

(b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who is appointed as a representative of such Series of Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Required Priority Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Priority Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Priority Lien Debt registered in the name of, or beneficially owned by, the Parent or any Subsidiary of the Parent will be deemed not to be outstanding.

“Required Subordinated Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Subordinated Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Subordinated Lien Debt registered in the name of, or beneficially owned by, the Parent or any Subsidiary of the Parent will be deemed not to be outstanding.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Secured Debt” means Priority Lien Debt and Subordinated Lien Debt.

“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits

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holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Priority Lien Documents and the Subordinated Lien Documents.

“Secured Debt Representative” means each Priority Lien Representative and each Subordinated Lien Representative.

“Secured Obligations” means the Priority Lien Obligations and Subordinated Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Parent, the Company, the subsidiaries of the Company from time to time party thereto and the Collateral Trustee, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Security Documents” means this Agreement, the Security Agreement, the Pledge Agreement, the Intercreditor Agreement, each Lien Sharing and Priority Confirmation, each Collateral Trust Joinder and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.

“Senior Trust” has the meaning set forth in Section 2.1.

“Senior Trust Estate” has the meaning set forth in Section 2.1.

“Series of Priority Lien Debt” means, severally, the Term Credit Obligations, any Credit Facility and other Indebtedness or Hedging Obligations that constitute Priority Lien Debt.

“Series of Secured Debt” means each Series of Subordinated Lien Debt and each Series of Priority Lien Debt.

“Series of Subordinated Lien Debt” means, severally, each issue or series of Subordinated Lien Debt for which a single transfer register is maintained.

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“Specified ABL Collateral” means all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property, and General Intangibles pertaining to the property described in the clauses (a) and (b) of ABL Priority Collateral.

“Subordinated Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral of the Company or any Guarantor to secure Subordinated Lien Obligations.

“Subordinated Lien Debt” means

(1) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company or any Guarantor that is secured on a subordinated basis to the Priority Lien Debt by a Subordinated Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by the Company or such Guarantor, such Indebtedness is designated by the Company or Guarantor, as applicable, in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b) as “Subordinated Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt;

(b) the Subordinated Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a);

(c) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(d) all other requirements set forth in Section 3.8 have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Subordinated Lien Debt”); and

(2) Hedging Obligations of the Company or any Guarantor incurred in accordance with the terms of the Secured Debt Documents; provided that:

(a) on or before or within 30 days after the date on which such Hedging Obligations are incurred by the Company or Guarantor (or on or within thirty (30) days after the date hereof for Hedging Obligations in existence on the date hereof), such Hedging Obligations are designated by the Company or Guarantor, as applicable, as “Subordinated Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b); provided, that no Hedging Obligation may be designated as both Priority Lien Debt and Subordinated Lien Debt;

(b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Subordinated Lien, executes and

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delivers a Collateral Trust Joinder in accordance with Section 3.8(a) or otherwise becomes (or the associated Subordinated Liens otherwise become) subject to the terms of this Agreement; and

(c) all other requirements set forth in this Agreement, including Section 3.8, have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “Subordinated Lien Debt”).

“Subordinated Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Subordinated Lien Debt and the Security Documents (other than any Security Documents that do not secure Subordinated Lien Obligations), in each case as such documents may be amended, restated, modified or supplemented from time to time in accordance with their terms.

“Subordinated Lien Obligations” means Subordinated Lien Debt and all other Obligations in respect thereof.

“Subordinated Lien Representative” means, in the case of any future Series of Subordinated Lien Debt, the trustee, agent or representative of the holders of such Series of Subordinated Lien Debt who is appointed as a Subordinated Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, together with its successors in such capacity, and that has executed a Collateral Trust Joinder.

“Subordinated Trust” has the meaning set forth in Section 2.2. “Subordinated Trust Estate” has the meaning set forth in Section 2.2.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Equity Interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

“Subsidiary Guarantors” means (a) each wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) existing on the date hereof and (b) each wholly owned Domestic Subsidiary that either (i) becomes a party to the Term Guarantee Agreement after the date hereof pursuant to Section 9.12 of the Term Credit Agreement or otherwise or (ii) otherwise becomes a party to a Security Document pursuant to Section 9.13 of the Term Credit Agreement.

“Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC) and in any event means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document,

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General Intangible, Instrument or Investment Property, including, but not limited to, securities, Investment Property, bills, notes, lien notes, judgments, chattel mortgages, mortgages, security interests, hypothecs, assignments, guarantees, suretyships, accessories, bills of exchange, negotiable instruments, invoices and all other rights, benefits and documents now or hereafter taken, vested in or held by a Person in respect of or as security for the same and the full benefit and advantage thereof, and all rights of action or claims which a Person now has or may at any time hereafter have against any other Person in respect thereof, including rights in its capacity as seller of any property or assets returned, repossessed or recovered, under an installment or conditional sale or otherwise

“Term Administrative Agent” has the meaning set forth in the preamble.

“Term Credit Agreement” has the meaning set forth in the recitals.

“Term Credit Documents” means the Term Credit Agreement, any additional credit agreement or indenture related thereto and all other loan documents, security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the Term Credit Agreement, as such agreements or instruments may be amended or supplemented from time to time.

“Term Guarantee” means a guarantee of the Term Credit Obligations, including (a) the Term Loan Guarantee and Acknowledgment, dated as of the date hereof (the “Term Guarantee Agreement”), made by the Company and each Guarantor in favor of the Term Administrative Agent for the benefit of the Guaranteed Parties (as defined in the Term Guarantee Agreement), and (b) any other guarantee of the Term Credit Obligations made by a Restricted Subsidiary of the Parent, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Term Credit Obligations” means the Term Loans and all other Obligations in respect thereof.

“Term Guarantee Agreement” has the meaning set forth in the definition of Term Guarantee.

“Term Lenders” has the meaning set forth in the recitals.

“Term Loans” means the Term Loans (as defined in the Term Credit Agreement).

“Term Priority Collateral” means all Collateral other than:

(1) Excluded Assets; and

(2) ABL Priority Collateral.

“Trustee” has the meaning set forth in the recitals.

“Trust Estates” has the meaning set forth in Section 2.2.

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“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” has the meaning assigned to it in the Term Credit Agreement.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 1, 8 or 9, as the case may be, of the UCC and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9, as the case may be, of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Term Credit Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Term Credit Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Term Credit Agreement and (2) approved by an Act of Required Debtholders in a writing delivered to the applicable Secured Debt Representative and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Term Credit Agreement, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Term Credit Agreement notwithstanding the termination or expiration of the Term Credit Agreement or redemption of all Obligations evidenced thereby.

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(f) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

(g) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document (other than the Intercreditor Agreement), the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document (other than the Intercreditor Agreement). In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall supersede and control the terms and provisions of this Agreement.

ARTICLE 2. THE TRUST ESTATES

SECTION 2.1 Declaration of Senior Trust. To secure the payment of the Priority Lien Obligations and in consideration of the premises and the mutual agreements set forth in this Agreement, the Company and each Guarantor hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit solely and exclusively of all current and future holders of Priority Lien Obligations, all of the Company’s or such Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of the Priority Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Priority Lien Obligations as security for the payment of all current and future Priority Lien Obligations (the “Senior Trust”).

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Priority Lien Obligations have been released as provided in Section 3.2, 4.1 or 4.4;

(2) the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Company delivers to the Collateral Trustee an Officer’s Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Company and the Guarantors are not required by any Priority Lien Document to grant any Priority Lien upon any property,

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then the Senior Trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Declaration of Subordinated Trust. To secure the payment of the Subordinated Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, the Company and each of the Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit solely and exclusively of all current and future holders of Subordinated Lien Obligations, all of the Company’s or such Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Subordinated Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Subordinated Trust Estate” and, together with the Senior Trust Estate, the “Trust Estates”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Subordinated Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Subordinated Lien Obligations as security for the payment of all current and future Subordinated Lien Obligations (the “Subordinated Trust”).

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Subordinated Lien Obligations have been released as provided in Section 3.2 or 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Subordinated Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Company delivers to the Collateral Trustee an Officer’s Certificate stating that all Subordinated Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Subordinated Lien Documents and that the Company and the Guarantors are not required by any Subordinated Lien Document to grant any Subordinated Lien upon any property,

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then the Subordinated Trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Subordinated Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3 Priority of Liens. Notwithstanding (1) anything else contained herein or in any other Security Document; (2) the time of incurrence of any Series of Priority Lien Debt or any Series of Subordinated Lien Debt; (3) the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt or any Series of Subordinated Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Priority Lien or any Subordinated Lien upon any Collateral; (5) the time of taking possession or control over any Collateral; (6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, it is the intent and agreement of the parties, the Secured Debt Representatives and the Secured Parties that:

(a) this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Senior Trust Estate and the Priority Liens securing the payment and performance of the Priority Lien Obligations; and the Subordinated Trust Estate and the Subordinated Liens securing the payment and performance of the Subordinated Lien Obligations; and

(b) the Liens securing the Subordinated Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations.

SECTION 2.4 Restrictions on Enforcement of Subordinated Liens. (a) Until the Discharge of Priority Lien Obligations, the Term Lenders and the holders of other future Priority Lien Obligations will have, subject to the Intercreditor Agreement and the exceptions set forth below in clauses (1) through (4), and subject to the rights of the holders of Permitted Prior Liens, the exclusive right to authorize and direct the Collateral Trustee with respect to the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and the provisions of the Security Documents relating thereto, and no Subordinated Lien Representative or holder of Subordinated Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the holders of Subordinated Lien Obligations may, subject to the rights of the holders of other Permitted Prior Liens and subject to the limitations set forth in the Intercreditor Agreement, direct the Collateral Trustee with respect to Collateral:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

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(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

(3) as necessary to perfect or establish the priority (subject to the priority of the Liens securing Priority Lien Obligations, Liens securing ABL Debt Obligations and Permitted Prior Liens) of the Subordinated Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Intercreditor Agreement and the other Security Documents, the holders of Subordinated Lien Obligations may not require the Collateral Trustee to take any action to perfect any Subordinated Liens on any Collateral through possession or control; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Subordinated Liens upon any Collateral.

(b) Subject to the Intercreditor Agreement, both before and during an Insolvency or Liquidation Proceeding, until the Discharge of Priority Lien Obligations, none of the holders of Subordinated Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Subordinated Lien Representative will be permitted to:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Subordinated Liens or grant the Subordinated Liens equal ranking to the Priority Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale of Collateral in foreclosure of Priority Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien; or Liens.

(5) challenge the validity, enforceability, perfection or priority of the Priority Notwithstanding the foregoing, and subject to the terms of the Intercreditor Agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations or Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims,

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including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Company or any Guarantor in accordance with applicable law; provided, that no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the Intercreditor Agreement or any of the actions prohibited by clauses (1) through (5) of this Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8.

(c) At any time prior to the Discharge of Priority Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any Guarantor, or (2) the Collateral Trustee and each Subordinated Lien Representative have received written notice from any Priority Lien Representative that (A) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Document to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Collateral by the Company or any Guarantor to the Collateral Trustee (other than distributions to the Collateral Trustee for the benefit of the holders of Priority Lien Obligations), any Subordinated Lien Representative or any holder of Subordinated Lien Obligations (including, without limitation, payments and prepayments made for application to Subordinated Lien Obligations).

(d) All proceeds of Collateral received by the Collateral Trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations in violation of Section 2.4(c) shall be held by such Person for the account of, prior to the Discharge of Priority Lien Obligations, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Subordinated Liens will remain attached to and, subject to Section 2.3 and the other clauses of this Section 2.4, enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations not in violation of Section 2.4(c) will be received by such Person free from the Priority Liens and all other Liens except Subordinated Liens and Permitted Prior Liens, subject to the terms of the Intercreditor Agreement.

SECTION 2.5 Waiver of Right of Marshalling. (a) Prior to the Discharge of Priority Lien Obligations, the holders of Subordinated Lien Obligations, each Subordinated Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations or the Priority Lien Representatives (in their capacity as priority lienholders) with respect to Collateral.

(b) Following the Discharge of Priority Lien Obligations, the holders of Subordinated Lien Obligations and any Subordinated Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.

SECTION 2.6 Discretion in Enforcement of Priority Liens. Subject to the terms of the Intercreditor Agreement, in exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) or instruct the Collateral Trustee to enforce the provisions of the Priority Lien Documents and exercise (or refrain from

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exercising) or instruct the Collateral Trustee to exercise remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock, if any, included in the Senior Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.7 Discretion in Enforcement of Priority Lien Obligations. Subject to the terms of the Intercreditor Agreement, but without in any way limiting the generality of Section 2.6, the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Subordinated Lien Obligations or the Subordinated Lien Representatives, without incurring responsibility to holders of Subordinated Lien Obligations and the Subordinated Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3) release the Priority Lien on any Collateral; and

(4) exercise or refrain from exercising any rights against the Company or any Guarantor.

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SECTION 2.8 Insolvency or Liquidation Proceedings. (a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an act of Required Debtholders or any Priority Lien Representative consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral; or

(4) relating to a sale of assets of the Company or any Guarantor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Priority Liens and Subordinated Liens will attach to the proceeds of the sale;

then, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative opposes or otherwise contests any request made by the holders of Subordinated Lien Obligations or a Subordinated Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Priority Liens on such property.

Notwithstanding the foregoing and subject to the terms of the Intercreditor Agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the Company or any Guarantor in accordance with applicable law; provided that no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the Intercreditor Agreement or any of the actions prohibited under Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8(a)(1) through (4).

(b) The holders of Subordinated Lien Obligations or any Subordinated Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Subordinated Liens, except that, subject to the provisions of the Intercreditor Agreement:

(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, all Liens

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granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(c) The holders of Priority Lien Obligations and the holders of Subordinated Lien Obligations acknowledge and agree that (i) the grants of Liens pursuant to the Priority Lien Documents and the Subordinated Lien Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Priority Lien Obligations and the Subordinated Lien Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the holders of Priority Lien Obligations and the holders of Subordinated Lien Obligations in respect of the Collateral constitute only one secured claim (rather than separate Classes of senior and junior secured claims), then the holders of Priority Lien Obligations shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the holders of Subordinated Lien Obligations, with the holders of Subordinated Lien Obligations hereby acknowledging and agreeing to turn over to the holders of Priority Lien Obligations amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the holders of Subordinated Lien Obligations.

SECTION 2.9 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured Equally and Ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1 Undertaking of the Collateral Trustee. (a) Subject to, and in accordance with, this Agreement, including without limitation Section 5.3, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the current and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and, where directed following a Secured Debt Default, enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

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(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officer’s Certificate to the effect that the amendment was permitted under Section 7.1;

(7) release any Lien granted to it by any Security Document upon any Collateral pursuant to Section 3.2, 4.1 or 4.4; and

(8) enter into and perform its obligations and to the extent directed by written notice of an Act of Required Debtholders, protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement and the Intercreditor Agreement and subject to its rights, privileges, indemnities and protections hereunder.

(d) Notwithstanding anything to the contrary contained in this Agreement: (1) neither the Company nor its Affiliates may act as Collateral Trustee; and (2) no Secured Debt Representative may serve as Collateral Trustee, provided that any agent, collateral agent, collateral trustee or other representative of lenders or holders of Term Credit Obligations may serve as the Collateral Trustee if the Term Credit Obligations are the only Priority Lien Obligations or Subordinated Lien Obligations outstanding (other than Hedging Obligations).

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SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d) for the subordination of the Subordinated Trust Estate and the Subordinated Liens to the Senior Trust Estate and the Priority Liens; or

(e) for the subordination of the Liens on the ABL Priority Collateral securing the Secured Obligations to the Liens on the ABL Priority Collateral securing the ABL Debt Obligations to the extent required by the Intercreditor Agreement.

SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders, subject to the limitations set forth in the Intercreditor Agreement with respect to the rights of the Collateral Trustee in the ABL Priority Collateral. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations, subject in all cases to the limitations in the Intercreditor Agreement.

SECTION 3.4 Application of Proceeds. (a) If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Priority Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee, subject to the provisions of the Intercreditor Agreement, in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

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SECOND, to the repayment of Indebtedness and other obligations, other than Priority Lien Obligations and Subordinated Lien Obligations, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or obligation is (or is required) to be discharged in connection with such sale or other realization;

THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding Term Loan Obligations and other Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Term Loan Obligations and other Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, to the respective Subordinated Lien Representatives for application to the payment of all outstanding Subordinated Lien Debt and any other Subordinated Lien Obligations that are then due and payable in such order as may be provided in the Subordinated Lien Documents in an amount sufficient to pay in full in cash all outstanding Subordinated Lien Debt and all other Subordinated Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Subordinated Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Subordinated Lien Document) of all outstanding letters of credit, if any, constituting Subordinated Lien Debt); and

FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

(b) If any Subordinated Lien Representative or any holder of a Subordinated Lien Obligation collects or receives any proceeds with respect to Subordinated Lien Obligations of such foreclosure, collection or other enforcement that should have been applied to the payment of the

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Priority Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Subordinated Lien Representative or such holder of a Subordinated Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations. This Section 3.4(b) will not apply to payments received by any holder of Subordinated Lien Obligations if such payments are not proceeds of realization upon Collateral.

(c) This Section 3.4 is intended for the benefit of, and will be enforceable by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Subordinated Liens, in each case, as a party to this Agreement or as a third party beneficiary hereof. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Collateral Trust Joinder including a Lien Sharing and Priority Confirmation as provided in Section 3.8 at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds (including liquidating any investments prior to the maturity thereof) for cash prior to the application of the proceeds thereof.

SECTION 3.5 Powers of the Collateral Trustee. (a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter within the scope of the Collateral Trustee’s obligations and powers hereunder or the applicable Security Documents by an Act of Required Debtholders.

(b) No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time granted, transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the current and future holders of current and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

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SECTION 3.8 Additional Secured Debt. (a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in this Agreement, including in Section 3.1(a), with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued, incurred or assumed after the date hereof that:

(1) holds Secured Obligations that are identified as Subordinated Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) signs, directly or through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee at the time of incurrence of such Series of Secured Debt.

(b) Subject to the terms of Section 5.6 of the Intercreditor Agreement, the Company will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Subordinated Lien Debt or the registered holder of Priority Lien Debt issued, incurred or assumed by the Company or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Company may only effect such designation by delivering to the Collateral Trustee (with a copy delivered by the Company to each other Secured Debt Representative) an Additional Secured Debt Designation stating that:

(1) the Company or such Guarantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien Equally and Ratably with all previously existing and future Priority Lien Debt or (ii) Subordinated Lien Debt permitted by each applicable Secured Debt Document to be secured with a Subordinated Lien Equally and Ratably with all previously existing and future Subordinated Lien Debt; and

(2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7.

Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Secured Debt Representative shall have the right to request that the Company shall provide a copy of any legal opinion of counsel (which may be provided by internal counsel to the Company) provided to the holders of Additional Secured Debt or their Secured Debt Representatives as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Company. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any Guarantor to issue, incur or assume additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

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The Security Documents creating or evidencing the Priority Liens and the Subordinated Liens for the Priority Lien Obligations and the Subordinated Lien Obligations, respectively, shall be in all material respects substantially the same forms of documents other than with respect to the Obligations thereunder and the first priority lien, second priority lien or third priority lien nature of the Obligations thereunder.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE ISSUER

AND THE GUARANTORS

SECTION 4.1 Release of Liens on Collateral. (a) The Collateral Trustee’s Liens on the Collateral will be released:

(1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2) (a) as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor (including indirectly, by way of a sale or other disposition of Equity Interests of the Company or a Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that is not prohibited by either Section 10.04 of the Term Credit Agreement or by the terms of any applicable Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is pursuant to Section 10.03 of the Term Credit Agreement under circumstances where the transferee is the Company or a Guarantor, and (b) as to any Collateral owned by any Person that ceases to be a Subsidiary of the Parent or a ceases to be a Credit Party in either case in a transaction or other circumstance that is not prohibited by the terms of the Term Credit Agreement or any other applicable Secured Debt Documents;

(3) [reserved];

(4) as to less than all or substantially all of the Collateral, if (A) consent to the release of all Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, consent to the release of all Subordinated Liens) on such Collateral has been given by an Act of Required Debtholders and (B) the Company has delivered an Officer’s Certificate to the Collateral Trustee certifying that all requirements for such release (including that such Collateral constitutes less than all or substantially all of the Collateral) have been complied with;

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(5) as to all or substantially all of the Collateral, if (A) release of that Collateral is permitted by each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Company has delivered an Officer’s Certificate to the Collateral Trustee certifying that all requirements for such release have been complied with;

(6) if and to the extent (a) required by all Series of Secured Debt at the time outstanding (including pursuant to Section 13.11 of the Term Credit Agreement) or (b) upon request of the Company, if such release is permitted for all Series of Secured Debt at the time outstanding without the consent of the holders thereof, in each case as provided for in the applicable Secured Debt Documents; or

(7) if and to the extent required by Section 5.1 of the Intercreditor Agreement;

and, in each such case, upon request of the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Company; provided, however, to the extent the Company requests the Collateral Trustee to deliver evidence of the release of Collateral in accordance with this Section 4.1(a), the Company will deliver to the Collateral Trustee an Officer’s Certificate to the effect that such release of Collateral pursuant to this Section 4.1(a) did not violate the terms of any applicable Secured Debt Document. Notwithstanding the foregoing, subject to the Intercreditor Agreement, all Liens will remain attached to and enforceable against all proceeds of any sale or disposition to the extent provided in the other Secured Debt Documents.

(b) The Collateral Trustee agrees for the benefit of the Company and the Guarantors that if the Collateral Trustee at any time receives:

(1) an Officer’s Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with, (C) no Secured Debt Default has occurred and is continuing of the date of such Officer’s Certificate or will result from the release of such Lien, and (D) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(3) upon the reasonable request of the Collateral Trustee, a legal opinion of Company counsel to the effect that:

(A) the conditions precedent, if any, in Section 4.1 of this Agreement to be satisfied with respect to the release of such Collateral have been complied with; and

(B) with respect to all releases, that the instrument or instruments proposed to be executed will be effective solely to release the Lien of the Security Document as to the property described in such Officer’s Certificate (without requiring the Collateral Trustee to

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make any representation or warranty in respect thereof), without releasing or satisfying any obligation secured by such Lien and without imposing any obligation or liability upon the Collateral Trustee or any other Person;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or Guarantors as soon as practicable, but no later than the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that:

(1) in the case of any release pursuant to Section 4.1(a), if the terms of any such sale, transfer, disposition or other transaction require the payment of the purchase price, refinancing proceeds or otherwise to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Subordinated Lien Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(4), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d) Each Secured Debt Representative hereby agrees that within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Subordinated Lien Debt for which it acts as Secured Debt Representative.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Company will deliver to each Secured Debt Representative a copy of each Officer’s Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officer’s Certificate; provided, however, that the failure to so deliver such copies to any of the existing Secured Debt Representatives shall not affect the status of any release of Liens if the requirements of Section 4.1 are complied with.

SECTION 4.3 Collateral Trustee not Required to Serve, File, Register or Record. (a) The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral (but without limiting the Collateral Trustee’s obligations under Section 3.2, 4.1 or 4.4).

(b) Each Secured Party authorizes the Collateral Trustee to arrange for the filing and continuation of financing statements or other filing or recording documents or instruments (collectively, the “Financing Statements”) for the perfection of security interests in the Collateral; provided that the Collateral Trustee shall not be responsible for the preparation, form, content, sufficiency or adequacy of any such Financing Statements, all of which shall be in form and substance reasonably satisfactory to the applicable Secured Debt Representative.

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SECTION 4.4 Release of Liens in Respect of Term Loan Obligations. Without in any way limiting any other provision hereof (including, without limitation, Section 4.1), the Collateral Trustee’s Lien will no longer secure the Term Loan Obligations and the right of the holders of such Term Loan Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:

(1) [reserved];

(2) [reserved];

(3) upon termination of the Commitments (as defined in the Term Credit Agreement) and payment in full of the outstanding Term Loan Obligations;

(4) in whole or in part as set forth in Section 13.11 of the Term Credit Agreement in accordance with the requirements set forth therein; or

(5) if and to the extent required by Section 5.1 of the Intercreditor Agreement.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have any duties, responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents to which it is a party.

SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders or the Company, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee, as determined by the Collateral Trustee in its reasonable discretion. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement, the Term Credit Agreement and the other Security Documents to which it is a party).

SECTION 5.4 Solicitation of Instructions. (a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an

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Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative (as to the holders of Secured Obligations for whom it acts) in compliance with the provisions of this Agreement, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from

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acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Secured Obligations.

SECTION 5.10 Security or Indemnity in Favor of the Collateral Trustee. The Collateral Trustee will not be required to take any action, at the request or the direction of any holders of Secured Obligations or otherwise, to advance or expend any funds, or otherwise that would cause the Collateral Trustee, in the reasonable judgment of the Collateral Trustee, to incur any personal or financial liability (after giving effect to all indemnity and reimbursement obligations set forth in Sections 14.04 and 14.05 of the Term Credit Agreement) in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with pre-funding, security or indemnity reasonably satisfactory to it against any and all cost, loss, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee. In the event there is any disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise (subject to Section 5.10) in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral. (a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the

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maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. The Company and the Guarantors shall defend, indemnify, and hold harmless each Indemnitee from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Collateral Trustee, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses; provided the Collateral Trustee shall not be entitled to indemnification hereunder with respect to the foregoing clauses (w) through (z) to the extent such liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Trustee. For purposes of this paragraph, “Hazardous Materials” includes,

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without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Company and the Guarantors may have to any Indemnitee at common law or under Section 7.11 of this Agreement, and shall survive the termination of this Agreement.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Company, provided that such notice period may be waived by each Secured Debt Representative and the Company; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by the Company; provided, however, that if the Collateral Trustee is removed pursuant to Section 6.1(b), a successor Collateral Trustee may be appointed by an Act of Required Debtholders (and not by the Company). If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $100,000,000;

(3) maintaining an office in New York, New York; and

(4) that is not (a) the Company or its Affiliates or (ii) any Secured Debt Representative (other than any agent, collateral agent, collateral trustee or other representative of lenders or holders of Term Credit Obligations so long as the Term Credit Obligations are the only Priority Lien Obligations or Subordinated Lien Obligations outstanding (other than Hedging Obligations)).

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

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SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges, duties and obligations of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder;

(2) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates; and

(3) the successor Collateral Trustee will join the Intercreditor Agreement in the same capacity as the predecessor Collateral Trustee.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company, each Priority Lien Representative and each Subordinated Lien Representative thereof in writing.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (ii) curing any ambiguity, defect, mistake, omission or inconsistency; (iii) providing for the assumption of the Company’s or any Guarantor’s Obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of the Company or such Guarantor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not

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adversely affect in any material respect the legal rights under the Term Credit Agreement or any other Secured Debt Document of any Secured Party or the Collateral Trustee; (v) conforming the text of any Security Document to any provision of the Term Credit Agreement to the extent that such provision in the Term Credit Agreement was intended to be a verbatim recitation of any Security Document; or (vi) complying with any requirement of the U.S. Securities and Exchange Commission or any successor agency, will, in each case, become effective when executed and delivered by the Company and any applicable Guarantor party thereto and the Collateral Trustee.

(b) No amendment or supplement to the provisions of this Agreement or any other Security Document that:

(1) reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Priority Lien Debtholders,

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization after default on any Collateral that has not been released in accordance with the provisions described in Sections 3.2, 4.1 or 4.4, or

(C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Sections 3.2, 4.1 or 4.4, or

(2) amends the provisions of this clause (b) or the definition of “Act of Required Debtholders,” “Required Priority Lien Debtholders” or “Required Subordinated Lien Debtholders,”

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents.

(c) No amendment or supplement to the provisions of this Agreement or any other Security Document that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, as applicable.

(d) Any amendment or supplement to the provisions of this Agreement or any other Security Document that releases Collateral will be effective only if such release is granted in accordance with the applicable Secured Debt Document (for the avoidance of doubt, including the Intercreditor Agreement) in compliance with each then outstanding Series of Secured Debt. Any amendment or supplement that results in the Collateral Trustee’s Liens upon all or substantially all of the Collateral no longer securing the Term Loan Obligations may only be effected in accordance with Section 4.4.

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(e) Notwithstanding anything to the contrary in Sections 7.1(a) through 7.1(c) but subject to Sections 7.1(b) and 7.1(c):

(1) any Security Document that secures Subordinated Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Subordinated Lien Debtholders and the Company, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Priority Lien Documents;

(2) any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Subordinated Lien Document without the consent of or notice to any Subordinated Lien Representative or holder of Subordinated Lien Obligations and without any action by the Company, any Guarantor, any Term Lender or other Priority Lien Obligations or any Subordinated Lien Representative or other Subordinated Lien Obligations; and

(3) the Company may direct the Collateral Trustee to amend, supplement or otherwise modify the Intercreditor Agreement; provided that the changes made by such amendment, supplement or other modification, taken together with all other changes (whenever and however made) from the form of the Intercreditor Agreement attached as Exhibit D, are not materially adverse to any holder of Secured Obligations.

(f) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officer’s Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents or the ABL Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Company (which may be provided by internal counsel to the Company) to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral addressing customary perfection matters with respect to such Collateral.

(g) The holders of Subordinated Lien Obligations and the Subordinated Lien Representatives agree that each Security Document that secures Subordinated Lien Obligations (but not also securing Priority Lien Obligations) will include language substantially to the effect of the following:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the ~~Amended and Restated~~ Collateral Trust Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, the Guarantors from time to time party thereto, Bank of America, N.A., as administrative agent under the Term Credit Agreement (as defined therein), the other Secured Debt Representatives from time to time party thereto, and U.S. Bank National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

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; provided, however, that if the jurisdiction in which any such Subordinated Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Subordinated Lien Representatives and the Priority Lien Representatives agree, prior to such Subordinated Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Subordinated Lien Document is subject to the provisions of this Agreement.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each applicable Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement. If any Series of Secured Debt consists of Hedging Obligations, those Hedging Obligations will vote on matters concerning such Series of Secured Debt in accordance with the applicable Secured Debt Documents.

SECTION 7.3 Further Assurances. (a) The Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case and to the extent as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as and to the extent contemplated by the Secured Debt Documents for the benefit of holders of Secured Obligations (it being expressly agreed that the Collateral Trustee has no responsibility to monitor, protect or perfect any such Liens or benefits).

(c) Upon the request of the Collateral Trustee upon the occurrence and during the continuation of a Secured Debt Default, the Company and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice during regular business hours, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers. The Company and the Guarantors shall, at any reasonable time and from time to time upon the occurrence and during the continuation of a Secured Debt Default, upon reasonable prior notice during regular business hours, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and the Guarantors and their respective Subsidiaries, all at the Company’s expense.

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SECTION 7.4 Perfection of Subordinated Trust Estate. Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives in any portion of the Subordinated Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the Collateral Trustee for the benefit of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives.

SECTION 7.5 Successors and Assigns; Third Party Beneficiaries. (a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each current and future holder of Secured Obligations and (to the extent specified in this Agreement or as the context indicates) the Company and Guarantor, each of whom will be entitled to enforce this Agreement as a party thereto or as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Company nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each current and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a party thereto or as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	U.S. Bank National Association
c/o U.S. Bank Corporate Trust Services
214 North Tryon St., 26th Floor
Charlotte, North Carolina 28202
Fax: (704) 335-4678
Attention: James Hanley, CDO Trust Services

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If to the Company or any Guarantor:	McJunkin Red Man Corporation
2 Houston Center
909 Fannin, Suite 3100
Houston, Texas 77010
Telephone: (832) 308-2845
Fax: (832) 308-2876
Attn: James E. Braun

If to the Term Administrative Agent:	Erik M. Truette
Bank of America, N.A.
Mail Code: NC1-002-15-36
101 South Tryon St. 15th Floor
Charlotte, NC 28255
Telephone: 980-387-5451
Fax: 704-409-0015
Email: erik.m.truette@baml.com

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be faxed to the relevant fax number set forth above or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, all notices and communications will be sent in the manner specified in the Secured Debt Documents applicable to such holder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.8 Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

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SECTION 7.10 Compensation; Expenses. The Company and the Guarantors jointly and severally agree to pay, promptly upon demand:

(1) such compensation to the Collateral Trustee and its agents as the Company and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable and documented out-of pocket costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable and documented out-of pocket fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee reasonably incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any Guarantor;

(4) all reasonable and documented out-of pocket costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, and search fees;

(5) all other reasonable and documented out-of pocket costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6) after the occurrence of any Secured Debt Default, all reasonable costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Indemnity. (a) The Company and the Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys-in-fact and agents, and (in each case) their respective successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, that no Indemnitee

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will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.11 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Company and the Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) Neither the Company nor any Guarantor will assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company and each of the Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14 Obligations Secured. All obligations of the Company and the Guarantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTIONS 5- 1401 and 5- 1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, the Company, each Guarantor and the Collateral Trustee, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

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(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto on the date hereof and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

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SECTION 7.20 Additional Guarantors. The Company will cause each Subsidiary that becomes a Guarantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Guarantor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21 Continuing Nature of this Agreement. This Agreement, including the lien subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Subordinated Lien Obligations or Subordinated Lien Representative with respect to the Subordinated Lien Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien.

SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The Term Administrative Agent as the Secured Debt Representative with respect to the Term Loan Obligations will be entitled to all of the rights, protections, immunities and indemnities set forth in the Term Credit Documents and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Company or any Guarantor or the Collateral Trustee hereunder.

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SECTION 7.24 Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the “Collateral Trustee” (as defined in the Intercreditor Agreement) on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 7.25 Appointment Under Term Credit Agreement. U.S. Bank National Association has been appointed the Collateral Trustee pursuant to Article 13 of the Term Credit Agreement. Notwithstanding anything to the contrary herein, it is expressly understood and agreed by the parties to this Agreement that, until such time as the Discharge of Priority Lien Obligations occurs with respect to the Term Loans, the Term Guarantees, and all other Guaranteed Obligations (as defined in the Term Guarantee Agreement) any authority conferred upon the Collateral Trustee hereunder is subject to the terms of the delegation of authority made by the Term Administrative Agent and the Term Lenders to the Collateral Trustee pursuant to the Term Credit Agreement and that the Collateral Trustee has agreed to act (and any successor Collateral Trustee shall act) as such hereunder only on the express conditions and with the benefit of the express protections contained in the Term Credit Agreement (including, without limitation, Article 13 thereof).

[Remainder of this Page Intentionally Left Blank]

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EXHIBIT A

to Collateral Trust Agreement

FORM OF

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of November 9, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among McJunkin Red Man Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Bank of America, N.A., as administrative agent under the Term Credit Agreement (as defined therein), the other Secured Debt Representatives from time to time party thereto, and U.S. Bank National Association, as Collateral Trustee. This Additional Secured Debt Designation is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement in order to designate additional secured debt as either Priority Lien Debt or Subordinated Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Company that:

(A) [insert name of the Company or Guarantor] intends to issue, incur or assume additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien Equally and Ratably with all previously existing and future Priority Lien Debt] or [Subordinated Lien Debt permitted by each applicable Secured Debt Document to be secured with a Subordinated Lien Equally and Ratably with all previously existing and future Subordinated Lien Debt];

(B) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C) The Company has caused (or will promptly cause) a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative; provided, however, that a failure to deliver such copies shall not affect the status of the Additional Secured Debt if the other requirements of Section 3.8 of the Collateral Trust Agreement are complied with.

~~[Signature Page to Collateral Trust Agreement]~~

IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of             , 20    .

MCJUNKIN RED MAN CORPORATION

By:
Name:
Title:

~~[Signature Page to Collateral Trust Agreement]~~

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

~~[Signature Page to Collateral Trust Agreement]~~

EXHIBIT B

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement dated as of November 9, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among McJunkin Red Man Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Bank of America, N.A., as administrative agent under the Term Credit Agreement (as defined therein), the other Secured Debt Representatives from time to time party thereto, and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Secured Debt under the Collateral Trust Agreement.

1. Joinder. The undersigned,                     , a                     , (the “New Representative”) as [trustee, administrative agent or other capacity] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Secured Debt] hereby agrees to become party as [a Subordinated Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Series of Subordinated Lien Debt, each existing and future Subordinated Lien Representative, each other existing and future Priority Lien Representative and each existing and future holder of Permitted Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement:

(a) that all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b) that the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and

(c) to the terms of the Collateral Trust Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the Intercreditor Agreement [or]

[Option B: to be used if Additional Debt is Subordinated Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Subordinated Lien Debt for which the undersigned is acting as Subordinated Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Series of Subordinated Lien Debt, each existing and future Priority Lien Representative, each other existing and future Subordinated Lien Representative and each existing and future holder of Permitted Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement:

(a) that all Subordinated Lien Obligations will be and are secured Equally and Ratably by all Subordinated Liens at any time granted by the Company or any Guarantor to secure any Obligations in respect of any Series of Subordinated Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Subordinated Lien Debt, and that all such Subordinated Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Subordinated Lien Obligations Equally and Ratably;

(b) that the New Representative and each holder of Obligations in respect of the Series of Subordinated Lien Debt for which the undersigned is acting as Subordinated Lien Representative are bound by the provisions of the Collateral Trust Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

(c) to the terms of the Collateral Trust Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the Intercreditor Agreement.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

[INSERT NAME OF NEW REPRESENTATIVE]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT C

To Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL GUARANTOR

Reference is made to the Collateral Trust Agreement dated as of November 9, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among McJunkin Red Man Corporation, a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, Bank of America, N.A., as administrative agent under the Term Credit Agreement (as defined therein), the other Secured Debt Representatives from time to time party thereto, and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1. Joinder. The undersigned,                     , a,                      hereby agrees to become party as a Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

[ ]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Guarantor:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Exhibit E

Form of Fourth Amended and Restated Intercreditor Agreement

FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of June 11, 2015, and entered into by and among MRC GLOBAL INC., a Delaware corporation (“MRC Global”), certain subsidiaries of MRC Global (together with MRC Global, the “Companies” and each a “Company”), BANK OF AMERICA, N.A., in its capacity as administrative agent, security trustee and collateral agent for the Revolving Credit Secured Parties referenced below (including its successors and assigns from time to time, the “Revolving Credit Collateral Agent”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral trustee for itself and the Term Secured Parties, the Additional Term Secured Parties, if any, and the Subordinated Lien Secured Parties, if any, in each case, referenced below (including its successors and assigns from time to time, the “Collateral Trustee”). Capitalized terms used in this Agreement have the meanings assigned to them in Section I below.

RECITALS:

The Companies, certain foreign Affiliates of the Companies, the lenders from time to time party thereto (the “Revolving Credit Lenders”), the Revolving Credit Collateral Agent and the other agents and other Persons from time to time party thereto have entered into a Second Amended and Restated Loan, Security and Guarantee Agreement dated as of July 18, 2014 providing for a revolving credit facility and certain other credit accommodations (as may be amended, restated, supplemented, modified, replaced, increased, restructured, renewed, refunded or refinanced from time to time, the “Revolving Credit Agreement”);

The Companies, Bank of America, N.A., as administrative agent (the “Term Agent”), the Collateral Trustee, the lenders from time to time party thereto (the “Term Lenders”), and the other agents and other Persons from time to time party thereto are party to that certain Term Loan Credit Agreement dated as of November 9, 2012 providing for a term credit facility (as amended by a Refinancing Amendment and Incremental Joinder Agreement dated as of November 19, 2013 (the “2013 Term Amendment”), and by a Second Amendment to Term Loan Agreement dated as of the date hereof (the “2015 Term Amendment”), and as may be further amended, restated, supplemented, modified, replaced, increased, restructured, renewed, refunded or refinanced from time to time, the “Term Credit Agreement”);

The obligations of (i) the Companies to the Revolving Credit Claimholders are secured by Liens on substantially all of the Accounts and Inventory and certain personal property relating to such Accounts and Inventory of the Companies and (ii) the Companies to the Term Priority Lien Claimholders and the Subordinated Lien Claimholders are secured by Liens on substantially all the assets of the Companies (other than Excluded Assets);

In connection with the entry by the Term Agent, the Collateral Trustee, the Term Lenders and the Grantors into the 2015 Term Amendment, the parties hereto desire to restate that certain Third Amended and Restated Intercreditor Agreement dated as of November 9, 2012 (as amended, the “Existing Intercreditor Agreement”) instead of the Collateral Trustee and other parties hereto executing and delivering an intercreditor agreement joinder and new debt notice pursuant to Sections 5.3(a) and 5.5 of the Existing Intercreditor Agreement; and

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In furtherance of the foregoing, each of the Revolving Credit Collateral Agent, the Collateral Trustee and the various Claimholders have agreed to amend and restate the Existing Intercreditor Agreement in its entirety and to set forth the relative priority of their respective Liens on the Collateral (as defined below) and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.	DEFINITIONS.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“2013 Term Amendment” has the meaning assigned to that term in the recitals to this Agreement.

“2015 Term Amendment” has the meaning assigned to that term in the recitals to this Agreement.

“Access Period” means (a) with respect to all Primary Real Estate Assets, the period, after the commencement of an Enforcement Period, which begins, with respect to all Primary Real Estate Assets, on the day that the Revolving Credit Collateral Agent provides the Collateral Trustee with the notice of its election to request access with respect to all Primary Real Estate Assets pursuant to Section 3.2(b) below and ends on the earliest of (i) the 180th day after the Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Collateral located on the Primary Real Estate Assets following Enforcement plus such number of days, if any, after the Revolving Credit Collateral Agent obtains access to such Revolving Credit Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Collateral located on the Primary Real Estate Assets, (ii) the date on which all or substantially all of the Revolving Credit Collateral located on the Primary Real Estate Assets is sold, collected or liquidated or (iii) the date on which the Discharge of Revolving Credit Obligations occurs and (b) with respect to each parcel of Other Real Estate, the period, after the commencement of an Enforcement Period, which begins, with respect to such parcel of Other Real Estate, on the day that the Revolving Credit Collateral Agent provides the Collateral Trustee with the notice of its election to request access with respect to such parcel of Other Real Estate pursuant to Section 3.2(b) below and ends on the earliest of (i) the 180th day after the Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Collateral located on such Other Real Estate following Enforcement plus such number of days, if any, after the Revolving Credit Collateral Agent obtains access to such Revolving Credit Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to the Revolving Credit Collateral located on such Other Real Estate, (ii) the date on which all or substantially all of the Revolving Credit Collateral located on such Other Real Estate is sold, collected or liquidated or (iii) the date on which the Discharge of Revolving Credit Obligations occurs.

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“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, armored car agreement, credit card processing agreement or any similar deposit or securities account agreements among the Collateral Trustee and/or Revolving Credit Collateral Agent and a Grantor and the relevant service provider, financial institution depository or securities intermediary.

“Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).

“Additional Secured Debt” has the meaning assigned to that term in Section 5.6.

“Additional Term Debt Facility” means one or more debt facilities, credit agreements, note purchase agreements, commercial paper facilities, indentures or other agreements for which the requirements of Section 5.6 of this Agreement have been satisfied, in each case with banks, lenders, purchasers, investors or trustees, agents or other representatives of any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in such receivables to such lenders or other Persons or to special purpose entities formed to borrow from such lenders or other Persons against such receivables or sell such receivables or interests in such receivables), letters of credit, notes or other borrowings or extensions of credit, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document; provided that neither the Revolving Credit Agreement, the Term Credit Agreement, any Subordinated Lien Debt Facility nor any Refinancing of any of the foregoing in this proviso shall constitute an Additional Term Debt Facility at any time.

“Additional Term Documents” means the Additional Term Debt Facility, the Additional Term Security Documents and, to the extent applicable, Hedge Agreements.

“Additional Term Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Term Secured Party (or any of its Affiliates) in respect of the Additional Term Documents.

“Additional Term Secured Parties” means, at any time, the Collateral Trustee, the trustee, agent or other representative of the holders of indebtedness under any Additional Term Debt Facility, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Term Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Additional Term Obligations outstanding at such time; provided that the Term Secured Parties shall not be deemed Additional Term Secured Parties.

“Additional Term Security Documents” means the Additional Term Debt Facility (insofar as the same grants a Lien on the Collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or

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entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Obligations of the Grantors owed thereunder to any Additional Term Secured Parties or under which rights or remedies with respect to such Liens are governed.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation, limited liability company, trust, joint venture, association, company, partnership or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, limited liability company, trust, joint venture, association, company, partnership or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to that term in the preamble, as such agreement may be further amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Applicable Junior Collateral” has the meaning set forth in Section 6.5.

“Applicable Landlord Agreement” has the meaning set forth in Section 3.6.

“Bank Product” means any of the following products, services or facilities secured under the Revolving Credit Loan Documents and extended to any Grantor (or any Subsidiary and guaranteed by a Grantor) by any Person that is a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender (or was a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender at the time such product, service or facility was entered into): (i) any services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services; (ii) products under Hedge Agreements (other than Hedge Agreements that constitute Term Priority Lien Debt or Subordinated Lien Debt for purposes of this Agreement); (iii) commercial credit card, purchase card and merchant card services; and (iv) other banking products or services as may be requested by such Persons, other than loans and letters of credit.

“Bank Product Document” means any Hedge Agreement and any other agreement, instrument or document entered into in connection with any Bank Product Obligations.

“Bank Product Obligations” means the indebtedness and other obligations of any Grantor relating to Bank Products.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

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“Business Day” means any day excluding Saturday, Sunday and any day that shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

“Cap Amount” means, at any time, the greater of (a) the maximum amount of Indebtedness (constituting principal under the Revolving Credit Agreement and the face amount of any letters of credit issued under the Revolving Credit Agreement and not reimbursed) permitted to be incurred under and pursuant to the Revolving Credit Agreement, as provided in the Term Credit Agreement as in effect on the date hereof and (b) maximum amount of Indebtedness (constituting principal under the Revolving Credit Agreement and the face amount of any letters of credit issued under the Revolving Credit Agreement and not reimbursed) then permitted to be incurred under and pursuant to the Revolving Credit Agreement, as provided in the Term Credit Agreement, any Additional Term Debt Facility and any Subordinated Lien Debt Facility.

“Cash Collateral” has the meaning set forth in Section 6.1(a).

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholders” means the Revolving Credit Claimholders, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Revolving Credit Collateral, Term Priority Lien Collateral or Subordinated Lien Collateral.

“Collateral Agent” and “Collateral Agents” has the meaning set forth in Section 3.6.

“Collateral Trust Agreement” means the collateral trust agreement dated on or about the date hereof among the Collateral Trustee and the Term Agent as the same may be joined from time to time by the trustee, agent or other representative under any Additional Term Debt Facility or Subordinated Lien Debt Facility, specifying the relative lien priorities and related matters as among the holders of Term Obligations, holders of Additional Term Obligations and Subordinated Lien Obligations, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning assigned to that term in the preamble to this Agreement, but shall also include where the context so indicates, any agent or representative of the Collateral Trustee acting on behalf of the Collateral Trustee.

“Collateral Trustee Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“Commodity Agreement” means any commodity swap agreement, futures contract, option contract or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity price exposure associated with MRC Global’s and its Subsidiaries’ operations and not for speculative purposes.

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“Companies” and “Company” have the meanings assigned to those terms in the preamble to this Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with MRC Global’s and its Subsidiaries’ operations and not for speculative purposes.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1(a).

“DIP Financing Cap” means $125,000,000.

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations;

(c) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Revolving Credit Collateral Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations;

(d) payment in full in cash of all Bank Product Obligations and the expiration or termination of all Bank Product Documents or the cash collateralization of all such Bank Product Obligations on terms satisfactory to each applicable counterparty; and

(e) payment in full in cash of all other Revolving Credit Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Revolving Credit Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Revolving Credit Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Revolving Credit Obligations are incurred or Revolving Credit Obligations are reinstated in accordance with

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Section 6.4, the Discharge of Revolving Credit Obligations shall (effective upon the incurrence of such additional Revolving Credit Obligations or reinstatement of such Revolving Credit Obligations, as applicable) be deemed to no longer be effective.

“Discharge of Subordinated Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) termination or expiration of all commitments to extend credit that would constitute Subordinated Lien Debt;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Subordinated Lien Documents and constituting Subordinated Lien Debt;

(c) termination or cash collateralization (in an amount and manner required by the Subordinated Lien Documents or otherwise reasonably satisfactory to the trustee, agent or other representative under the relevant Subordinated Lien Documents, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Subordinated Lien Documents and constituting Subordinated Lien Obligations;

(d) payment in full in cash of all Hedge Obligations constituting Subordinated Lien Obligations or the cash collateralization of all such Hedge Obligations on terms satisfactory to each applicable counterparty; and

(e) payment in full in cash of all other Subordinated Lien Obligations that are outstanding and unpaid at the time the Subordinated Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Subordinated Lien Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Subordinated Lien Obligations are incurred or Subordinated Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Subordinated Lien Obligations shall (effective upon the incurrence of such additional Subordinated Lien Obligations or reinstatement of such Subordinated Lien Obligations, as applicable) be deemed to no longer be effective.

“Discharge of Term Priority Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) termination or expiration of all commitments to extend credit that would constitute Term Priority Lien Debt;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding,

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whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Term Priority Lien Documents and constituting Term Priority Lien Debt;

(c) termination or cash collateralization (in an amount and manner required by the Term Priority Lien Documents or otherwise reasonably satisfactory to the trustee, agent or other representative under the relevant Term Priority Lien Documents, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Term Priority Lien Documents and constituting Term Priority Lien Obligations;

(d) payment in full in cash of all Hedge Obligations constituting Term Priority Lien Obligations or the cash collateralization of all such Hedge Obligations on terms satisfactory to each applicable counterparty; and

(e) payment in full in cash of all other Term Priority Lien Obligations that are outstanding and unpaid at the time the Term Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Term Priority Lien Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Term Priority Lien Obligations are incurred or Term Priority Lien Obligations are reinstated in accordance with Section 6.4, the Discharge of Term Priority Lien Obligations shall (effective upon the incurrence of such additional Term Priority Lien Obligations or reinstatement of such Term Priority Lien Obligations, as applicable) be deemed to no longer be effective.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Domestic” means, as to any Person, a Person which is created or organized under the laws of the United States of America, any of its states or the District of Columbia.

“Enforcement” means, collectively or individually for the Revolving Credit Collateral Agent or the Collateral Trustee when a Revolving Credit Default, a Term Priority Lien Default or a Subordinated Lien Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies with respect to any Collateral under the Revolving Credit Loan Documents, the Term Priority Lien Documents, the Subordinated Lien Documents or under any applicable law, but in all cases excluding (a) the demand of the repayment of all the principal amount of any of the Obligations, (b) the imposition of a default rate or late fee, (c) the collection and application of, or the delivery of any activation notice with respect to, Accounts or other proceeds of Revolving Credit Collateral deposited from time to time in Deposit Accounts or Securities Accounts against the Revolving Credit Obligations pursuant to the Revolving Credit Loan Documents; provided, however, the foregoing exclusion set forth in clause (c) shall immediately cease to apply upon the earlier of (i) the Revolving Credit Collateral Agent’s delivery of written notice to MRC

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Global that such exclusion no longer applies and (ii) the termination of the Revolving Commitments pursuant to Section 11 (or any other applicable provision) of the Revolving Credit Agreement, and (d) the collection and application of, or the delivery of any activation notice with respect to, proceeds of Term Priority Lien Collateral or Subordinated Lien Collateral deposited from time to time in Deposit Accounts or Securities Accounts against the Term Priority Lien Obligations or Subordinated Lien Obligations pursuant to the Term Priority Lien Documents or Subordinated Lien Documents, as applicable.

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default, a Term Priority Lien Default or a Subordinated Lien Default has occurred and is continuing, by either the Revolving Credit Collateral Agent or the Collateral Trustee to the other such Person announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations, the current balance owing with respect to the Term Priority Lien Obligations or the current balance owing with respect to the Subordinated Lien Obligations, as the case may be, and requesting the payment of the current balance owing of the Revolving Credit Obligations, the Term Priority Lien Obligations or the Subordinated Lien Obligations, as the case may be.

“Enforcement Period” means the period of time following the receipt by either the Revolving Credit Collateral Agent or the Collateral Trustee of an Enforcement Notice from the other until either (i) in the case of an Enforcement Period commenced by the Collateral Trustee, the Discharge of Term Priority Lien Obligations or the Discharge of Subordinated Lien Obligations, as the case may be, or (ii) in the case of an Enforcement Period commenced by the Revolving Credit Collateral Agent, the Discharge of Revolving Credit Obligations, or (iii) the Revolving Credit Collateral Agent or the Collateral Trustee (as applicable) agree in writing to terminate the Enforcement Period.

“Equipment” has the meaning assigned to such term in the Term Priority Lien Security Agreement or the corresponding Subordinated Lien Document, as applicable.

“Excluded Assets” has the meaning assigned to that term in the Term Credit Agreement.

“Existing Intercreditor Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“General Intangibles” means all “general intangibles” (as defined in Article 9 of the UCC).

“Grantors” means each Company and each other Domestic Subsidiary that has or may from time to time hereafter execute and deliver a Secured Document as a person granting a Lien or other interest in its property to secure any of the Obligations.

“Hedge Agreement” means an Interest Rate Agreement, a Currency Agreement or a Commodity Agreement.

“Hedging Obligation” of any Person means any Obligation of such Person pursuant to any Hedge Agreement and any guarantee obligations in respect thereof.

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“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Revolving Credit Agreement, the Term Priority Lien Documents or the Subordinated Lien Documents, as applicable.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(3) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” has the meaning assigned to such term in the Term Priority Lien Security Agreement or the corresponding Subordinated Lien Document, as applicable.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with MRC Global’s and its Subsidiaries’ operations and not for speculative purposes.

“Inventory” means all “inventory” (as defined in Article 9 of the UCC).

“Investment Property” means all “investment property” (as such term is defined in Section 9-102(a)(49) of the UCC).

“Junior Lien Effective Date” has the meaning set forth in Section 3.6(b).

“Junior Lien Reorganization Securities” has the meaning set forth in Section 6.5.

“Landlord” has the meaning set forth in Section 3.6.

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“Letter of Credit” means any present and future “letter of credit” (as defined in Article 5 of the UCC).

“Letter of Credit Rights” means any “letter-of-credit right” (as defined in Article 9 of the UCC).

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Term Priority Lien Mortgage or a Subordinated Lien Mortgage.

“MRC Global” has the meaning assigned to such term in the preamble to this Agreement.

“Net Available Cash Account” means any Deposit Account or Securities Account established by the Companies or any other Grantor in accordance with the requirements set forth in Section 8.3 of the Revolving Credit Agreement and which does not contain proceeds of Loans (as defined in the Revolving Credit Agreement), Inventory, Accounts, or Specified Revolving Credit Collateral and which has been identified in writing to the Revolving Credit Collateral Agent as such at the time that proceeds from any sale of Term Priority Lien Collateral or Subordinated Lien Collateral shall be deposited pending final application.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to the Revolving Credit Claimholders, the Term Priority Lien Claimholders, the Subordinated Lien Claimholders or any of them or their respective Affiliates, agents, trustees or other representatives, in each case under the Revolving Credit Loan Documents, the Term Priority Lien Documents or the Subordinated Lien Documents, whether for principal, interest or payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Other Real Estate” means any Real Estate Asset which is not Primary Real Estate Asset.

“Permitted Liens” has the meaning assigned to such term in the Term Credit Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

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“Primary Real Estate Asset” means Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund, increase or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Commitments” means the “U.S. Revolver Commitments” (as such term is defined in the Revolving Credit Agreement).

“Revolving Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Secured Parties, certain of their Affiliates and the Revolving Credit Collateral Agent, under the Revolving Credit Loan Documents.

“Revolving Credit Collateral” means all now owned or hereafter acquired Collateral other than the Term Priority Lien Collateral and the Subordinated Lien Collateral, including, without limitation:

(a) all Accounts,

(b) all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory,

(c) all Specified Revolving Credit Collateral,

(d) all Deposit Accounts (other than the Net Available Cash Account, to the extent that it constitutes a Deposit Account) and Securities Accounts (other than the Net Available Cash Account, to the extent it constitutes a Securities Account), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing,

(e) all Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent not primarily related to Term Priority Lien Collateral or Subordinated Lien Collateral; and

(f) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

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provided, however, that to the extent that Instruments or Chattel Paper that constitute identifiable proceeds of Term Priority Lien Collateral or Subordinated Lien Collateral or other identifiable proceeds (including lease payments under leases of Equipment) of Term Priority Lien Collateral or Subordinated Lien Collateral are deposited or held in any such Deposit Accounts or Securities Accounts after an Enforcement Notice, then (as provided in Section 3.4 below) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Term Priority Lien Collateral or Subordinated Lien Collateral, as applicable.

“Revolving Credit Collateral Agent” has the meaning assigned to that term in the preamble to this Agreement, but shall also include where the context so indicates, any agent or representative of the Revolving Credit Collateral Agent acting on behalf of the Revolving Credit Collateral Agent.

“Revolving Credit Collateral Documents” means the “Security Documents” (as defined in the Revolving Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement).

“Revolving Credit Lenders” has the meaning assigned to that term in the recitals to this Agreement.

“Revolving Credit Loan Documents” means the Revolving Credit Agreement, the Revolving Credit Collateral Documents, the Bank Product Documents and the other Credit Documents (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced, increased or refinanced from time to time in whole or in part (whether with the Revolving Credit Collateral Agent and Revolving Credit Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Revolving Credit Obligations” means all Obligations outstanding under the Revolving Credit Agreement and the other Revolving Credit Loan Documents, including the Bank Product Obligations. “Revolving Credit Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the

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rate specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. Notwithstanding the foregoing, if the sum of (i) Indebtedness for borrowed money constituting principal outstanding under the Revolving Credit Agreement plus (ii) the aggregate face amount of any letters of credit issued but not reimbursed under the Revolving Credit Agreement is in excess of the Cap Amount in the aggregate, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Cap Amount shall be included in Revolving Credit Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute Revolving Credit Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the Revolving Credit Obligations.

“Revolving Credit Secured Parties” means, at any time, the Revolving Credit Lenders, any other Person that holds Bank Product Obligations, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Revolving Credit Loan Document and each other holder of, or obligee in respect of, any Revolving Credit Obligation outstanding at such time.

“Secured Debt Obligations” means the Term Priority Lien Obligations, the Revolving Credit Obligations and the Subordinated Lien Obligations.

“Secured Documents” means the Term Priority Lien Documents, the Revolving Credit Loan Documents and the Subordinated Lien Documents.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Lien Reorganization Securities” has the meaning set forth in Section 6.5.

“Specified Revolving Credit Collateral” means all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property, and General Intangibles pertaining to the property described in the clauses (a) and (b) of Revolving Credit Collateral.

“Specified Subordinated Lien Collateral” means all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property, and General Intangibles other than Specified Revolving Credit Collateral.

“Specified Term Priority Lien Collateral” means all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property, and General Intangibles other than Specified Revolving Credit Collateral.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

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“Subordinated Lien” means a Lien granted by a Secured Document to the trustee, agent or other representative (so long as such trustee, agent or other representative is or becomes a party to the Collateral Trust Agreement), at any time, on a junior and subordinated basis, upon any Collateral of either MRC Global or any other Grantor to secure Subordinated Lien Obligations.

“Subordinated Lien Claimholders” means, at any relevant time, the holders of Subordinated Lien Obligations at that time, including the Collateral Trustee, under the Subordinated Lien Documents.

“Subordinated Lien Collateral” means all now owned or hereafter acquired:

(a) Net Available Cash Account;

(b) Equipment;

(c) Real Estate Assets;

(d) documents of title related to Equipment;

(e) Specified Subordinated Lien Collateral;

(f) Intellectual Property;

(g) Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and

(h) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that the term “Subordinated Lien Collateral” (i) shall include (as provided in Section 3.4 below) Instruments or Chattel Paper to the extent such Instruments or Chattel Paper constitute identifiable proceeds of Subordinated Lien Collateral or other identifiable proceeds (including lease payments under leases of Equipment) of Subordinated Lien Collateral are deposited or held in any such Deposit Accounts or Securities Accounts after an Enforcement Notice and (ii) shall not include Excluded Assets.

“Subordinated Lien Debt” means, collectively, any notes, loans, other indebtedness (including letters of credit and reimbursement obligations with respect thereto) or Hedging Obligations of MRC Global or any other Grantor that is secured on a subordinated basis to the Term Priority Lien Debt by a Subordinated Lien that was permitted to be incurred and so secured under each applicable Secured Document and with respect to which the requirements of Section 5.6 have been satisfied, and all notes, loans, other indebtedness or Hedging Obligations issued or incurred under any Refinancing thereof.

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“Subordinated Lien Debt Facility” means one or more debt facilities, credit agreements, note purchase agreements, commercial paper facilities, indentures or other agreements for which the requirements of Section 5.6 of this Agreement have been satisfied, in each case with banks, lenders, purchasers, investors or trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in such receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in such receivables), letters of credit, notes, borrowings or other extensions of credit, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document; provided that neither the Revolving Credit Agreement, the Term Credit Agreement, any Additional Term Debt Facility nor any Refinancing of any of the foregoing in this proviso shall constitute a Subordinated Lien Debt Facility at any time.

“Subordinated Lien Default” means an “Event of Default” (as defined in any of the Subordinated Lien Documents).

“Subordinated Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Subordinated Lien Debt Facility and the security documents and other agreements related thereto (other than any security documents that do not secure Subordinated Lien Obligations), including, to the extent applicable, Hedge Agreements.

“Subordinated Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Subordinated Lien Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“Subordinated Lien Obligations” means Subordinated Lien Debt and all other Obligations in respect thereof. “Subordinated Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Subordinated Lien Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Subordinated Lien Secured Parties” means, at any time, the trustee, agent or representative of the holders of any Subordinated Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Subordinated Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Subordinated Lien Debt outstanding at such time.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time

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Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries owns more than 50% of the Stock at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of MRC Global.

“Term Agent” has the meaning assigned to that term in the recitals to this Agreement, but shall also include where the context so indicates, any agent or representative of the Term Agent acting on behalf of the Term Agent.

“Term Collateral Documents” means the “Security Documents” (as defined in the Term Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Credit Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Term Documents” means the Term Credit Agreement, the Term Collateral Documents and the other Credit Documents (as defined in the Term Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Term Obligation, including, to the extent applicable, Hedge Agreements and any other document or instrument executed or delivered at any time in connection with any Term Obligations, including any intercreditor or joinder agreement among holders of Term Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced, increased or refinanced from time to time in whole or in part (whether with the Term Agent, the Collateral Trustee and the Term Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Term Lenders” has the meaning assigned to that term in the recitals to this Agreement.

“Term Obligations” means all Obligations outstanding under the Term Credit Agreement and the other Term Documents. “Term Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Term Priority Lien” means a Lien granted by the Term Priority Lien Documents to the Collateral Trustee at any time upon any property of MRC Global or any other Grantor to secure the Term Priority Lien Obligations.

“Term Priority Lien Claimholders” means, at any relevant time, the holders of Term Priority Lien Obligations at that time, including the Term Lenders, the Term Agent and the Collateral Trustee, under the Term Priority Lien Documents.

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“Term Priority Lien Collateral” means all now owned or hereafter acquired:

(a) Net Available Cash Account;

(b) Equipment;

(c) Real Estate Assets;

(d) documents of title related to Equipment;

(e) Specified Term Priority Lien Collateral,

(f) Intellectual Property;

(g) Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and

(h) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, investment property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that the term “Term Priority Lien Collateral” (i) shall include (as provided in Section 3.4 below) Instruments or Chattel Paper to the extent such Instruments or Chattel Paper constitute identifiable proceeds of Term Priority Lien Collateral or other identifiable proceeds (including lease payments under leases of Equipment) of Term Priority Lien Collateral are deposited or held in any such Deposit Accounts or Securities Accounts after an Enforcement Notice and (ii) shall not include Excluded Assets.

“Term Priority Lien Debt” means, collectively, (a) the notes, loans, other indebtedness (including letters of credit and reimbursement obligations with respect thereto) or Hedging Obligations issued or incurred under the Term Credit Agreement, (b) all notes, loans, other indebtedness (including letters of credit and reimbursement obligations with respect thereto) or Hedging Obligations issued or incurred under any Additional Term Documents and with respect to which the requirements of Section 5.6 have been satisfied, and (c) all notes, loans, other indebtedness or Hedging Obligations issued or incurred under any Refinancing thereof.

“Term Priority Lien Default” means an “Event of Default” (as defined in any of the Term Priority Lien Documents).

“Term Priority Lien Documents” means, collectively, the Term Documents and the Additional Term Documents.

“Term Priority Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Priority Lien Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

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“Term Priority Lien Obligations” means Term Obligations and Additional Term Obligations.

“Term Priority Lien Security Agreement” means the “Security Agreement” (as defined in the Term Credit Agreement).

“Term Secured Parties” means, at any time, the Term Agent, the Collateral Trustee, the Term Lenders, agents and other representatives of the Term Lenders, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Term Priority Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Term Priority Lien Document outstanding at such time; provided that the Additional Term Secured Parties shall not be deemed Term Secured Parties.

“Trademarks” has the meaning assigned to such term in the Term Priority Lien Security Agreement or the corresponding Subordinated Lien Document, as applicable.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e) all references to terms defined in the UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Revolving Credit Agreement or the Term Credit Agreement, such reference shall be deemed to have the same effect as if the definition of such term had been independently set forth herein in full.

II.	LIEN PRIORITIES.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Term Priority Lien Obligations granted on the Collateral, of any Liens securing the Subordinated Lien Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law or the Revolving Credit Loan Documents, the Term Priority Lien Documents or the Subordinated Lien Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations, Term Priority Lien Obligations or Subordinated Lien Obligations or any other circumstance whatsoever, the Revolving Credit Collateral Agent, on behalf of itself and/or the Revolving Credit Claimholders, and the Collateral Trustee, on behalf of itself and/or the Term Priority Lien Claimholders and/or the Subordinated Lien Claimholders, hereby each agrees that any Lien of the Revolving Credit Collateral Agent on the Revolving Credit Collateral, whether now or hereafter held by or on behalf of the Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Revolving Credit Collateral securing any Term Priority Lien Obligations or Subordinated Lien Obligations.

2.2 Prohibition on Contesting Liens. The Revolving Credit Collateral Agent, Revolving Credit Claimholders, the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, each agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders, any of the Term Priority Lien Claimholders or Subordinated Lien Claimholders in all or any part of the Collateral, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the Revolving Credit Collateral Agent, any Revolving Credit Claimholder, the Collateral Trustee, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.4.

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III.	ENFORCEMENT.

3.1 Exercise of Remedies – Restrictions on the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders.

(a) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Collateral Trustee and each Term Priority Lien Claimholder and Subordinated Lien Claimholder:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Revolving Credit Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Collateral Trustee, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Collateral Trustee may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the earlier of: (x) the date of the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor that has not been dismissed, or (y) the date on which the Collateral Trustee first declares the existence of a Term Priority Lien Default or a Subordinated Lien Default, as applicable, demands the repayment of all the principal amount of any Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable, and the Revolving Credit Collateral Agent has received notice from the Collateral Trustee of such declaration of a Term Priority Lien Default or Subordinated Lien Default, as applicable (the “Collateral Trustee Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Collateral Trustee, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder exercise any rights or remedies with respect to the Revolving Credit Collateral if, notwithstanding the expiration of the Collateral Trustee Standstill Period, the Revolving Credit Collateral Agent or the Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Revolving Credit Collateral (and the Revolving Credit Collateral Agent shall give prompt notice of such exercise to the Collateral Trustee);

(2) will not contest, protest or object to any foreclosure proceeding or action brought by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any other exercise by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder of any rights and remedies relating to the Revolving Credit Collateral, whether under the Revolving Credit Loan Documents or otherwise; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders from bringing or pursuing any Enforcement;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Term Priority Lien Obligations and Subordinated Lien Obligations shall attach to any remaining proceeds resulting from actions taken by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder in accordance with this Agreement after Discharge of Revolving Credit Obligations.

(b) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Revolving Credit Collateral by the respective Grantors after a Revolving Credit Default) make

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determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Collateral without any consultation with or the consent of the Collateral Trustee, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder; provided, however, that the Liens securing the Term Priority Lien Obligations and the Subordinated Lien Obligations shall remain on the proceeds (other than those properly applied to the Revolving Credit Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section II. In exercising rights and remedies with respect to the Revolving Credit Collateral, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Collateral Trustee, any Term Priority Lien Claimholder and any Subordinated Lien Claimholder may:

(1) file a claim or statement of interest with respect to the Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable, of any Grantor; provided that an Insolvency or Liquidation Proceeding has been commenced by or against such Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Revolving Credit Collateral, or the rights of the Revolving Credit Collateral Agent or any Revolving Credit Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Priority Lien Claimholders or Subordinated Lien Claimholders, as applicable, including any claims secured by the Revolving Credit Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not prohibited by the terms of this Agreement;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not prohibited by the terms of this Agreement, with respect to the Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable;

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(6) exercise any of its rights or remedies with respect to any of the Revolving Credit Collateral after the termination of the Collateral Trustee Standstill Period to the extent permitted by Section 3.1(a)(1); and

(7) make a cash bid on all or any portion of the Revolving Credit Collateral in any foreclosure proceeding or action.

The Collateral Trustee, on behalf of itself, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, agrees that it will not take or receive any Revolving Credit Collateral or any proceeds of such Revolving Credit Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Revolving Credit Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a)(1), 6.3(b)(1) and this Section 3.1(c), the sole right of the Collateral Trustee, the Term Priority Lien Claimholders or the Subordinated Lien Claimholders with respect to the Revolving Credit Collateral is to hold a Lien (if any) on such Collateral pursuant to the respective Term Priority Lien Documents or Subordinated Lien Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

(d) Subject to Sections 3.1(a) and (c) and Section 6.3(b)(1):

(1) The Collateral Trustee, on behalf of itself, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, agrees that it will not take any action that would hinder any exercise of remedies under the Revolving Credit Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Collateral, whether by foreclosure or otherwise;

(2) The Collateral Trustee, on behalf of itself, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, hereby waives any and all rights the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, as applicable, may have as a junior lien creditor or otherwise to object to the manner in which the Revolving Credit Collateral Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens securing the Revolving Credit Obligations granted in any of the Revolving Credit Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Credit Collateral Agent or Revolving Credit Claimholders is adverse to the interest of the Term Priority Lien Claimholders or Subordinated Lien Claimholders;

(3) the Collateral Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Priority Lien Document or Subordinated Lien Document (in each case, other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders with respect to the enforcement of the Liens on the Revolving Credit Collateral as set forth in this Agreement and the Revolving Credit Loan Documents.

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(e) Except as otherwise specifically set forth in Sections 3.1(a) and (d) and 3.4, the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor that has guaranteed or granted Liens to secure the Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable, and the Collateral Trustee may exercise rights and remedies with respect to the Term Priority Lien Collateral and Subordinated Lien Collateral, as applicable, in accordance with the terms of the Term Priority Lien Documents and Subordinated Lien Documents, as applicable, and applicable law; provided, however, that in the event that the Collateral Trustee, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of Revolving Credit Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Term Priority Lien Obligations and Subordinated Lien Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Collateral Trustee, the Term Priority Lien Claimholders or the Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of its Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable, so long as such receipt is not the direct or indirect result of the exercise by Collateral Trustee, the Term Priority Lien Claimholders or the Subordinated Lien Claimholders of rights or remedies as a secured creditor in respect of the Revolving Credit Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Credit Collateral Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Loan Documents.

3.2 Exercise of Remedies – Collateral Access Rights.

(a) The Revolving Credit Collateral Agent and the Collateral Trustee agree not to commence Enforcement until the earlier of the date on which (A) an Enforcement Notice has been given to the Collateral Trustee or the Revolving Credit Collateral Agent, as the case may be or (B) any Insolvency or Liquidation Proceeding is commenced by or against any Grantor that has not been dismissed. Subject to the provisions of Section 3.1, the Collateral Trustee may, to the extent permitted by applicable law, join in any judicial proceedings commenced by the Revolving Credit Collateral Agent to enforce Liens on the Collateral, provided that neither the Collateral Trustee, nor the Term Priority Lien Claimholders or the Subordinated Lien Claimholders shall interfere with the Enforcement actions of the Revolving Credit Collateral Agent with respect to the Revolving Credit Collateral.

(b) If the Collateral Trustee or any of its agents or representatives, or any third party pursuant to any Enforcement undertaken by the Collateral Trustee or any receiver, shall obtain possession or physical control of any of the Primary Real Estate Assets or any of the Other Real Estate, the Collateral Trustee shall promptly notify the Revolving Credit Collateral Agent of that fact and the Revolving Credit Collateral Agent shall, within ten (10) Business Days thereafter, notify Collateral Trustee or, if applicable, any such third party (at such address

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to be provided by the Collateral Trustee in connection with the applicable Enforcement), as to whether the Revolving Credit Collateral Agent desires to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Collateral Agent’s exercise of such access rights. Access rights may apply to differing parcels of Other Real Estate at differing times (i.e. a Revolving Credit Collateral Agent may obtain possession of one leased location at a different time than it obtains possession of other properties), in which case, a differing Access Period may apply to each such property.

(c) Upon delivery of notice to the Collateral Trustee as provided in Section 3.2(b), the Access Period shall commence for all of the Primary Real Estate Assets or the subject parcel of Other Real Estate, as applicable. During the Access Period and for any period prior to an Access Period when the Revolving Credit Collateral Agent may have had access and/or use of any Term Priority Lien Collateral or Subordinated Lien Collateral (e.g. pursuant to access granted by a landlord of any Real Estate Asset), the Revolving Credit Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have such access to, and a rent free right to use, the Term Priority Lien Collateral or Subordinated Lien Collateral, as applicable, for the purpose of arranging for and effecting the sale or disposition of Revolving Credit Collateral, including the production, completion, packaging, shipping and other preparation of such Revolving Credit Collateral for sale or disposition. During any such Access Period (or period prior to an Access Period), the Revolving Credit Collateral Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Revolving Credit Collateral, as well as to engage in bulk sales or other liquidations of Revolving Credit Collateral. Revolving Credit Collateral Agent shall take proper care of any Term Priority Lien Collateral and any Subordinated Lien Collateral that is used by it during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by them or their agents, representatives or designees and comply with all applicable laws in connection with its use or occupancy of the Term Priority Lien Collateral and Subordinated Lien Collateral. The Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall indemnify and hold harmless the Collateral Trustee, the relevant Term Priority Lien Claimholders or the relevant Subordinated Lien Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control. Revolving Credit Collateral Agent and the Collateral Trustee shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Collateral Trustee to commence foreclosure of the Term Priority Lien Mortgages or Subordinated Lien Mortgages, as applicable, or to show the Term Priority Lien Collateral or Subordinated Lien Collateral, as applicable, to prospective purchasers and to ready the Term Priority Lien Collateral or Subordinated Lien Collateral, as applicable, for sale.

(d) If the Collateral Trustee shall foreclose or otherwise sell any of the Term Priority Lien Collateral or Subordinated Lien Collateral, as applicable, such Person will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Collateral subject to the terms of this Agreement.

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3.3 Exercise of Remedies–Intellectual Property Rights/Access to Information/Use of Equipment.

(a) The Collateral Trustee hereby grants (to the full extent of its rights and interests) the Revolving Credit Collateral Agent and its agents, representatives and designees a royalty free, rent free license and lease to use all of the Term Priority Lien Collateral and Subordinated Lien Collateral exclusive of Intellectual Property but including any computer or other data processing Equipment to conduct distribution activities on the Real Estate Assets during any Enforcement Period, to collect all Accounts or amounts owing under Instruments or Chattel Paper constituting Revolving Credit Collateral, to copy, use or preserve any and all information relating to any of the Collateral, and to complete the manufacture, packaging and sale of Inventory; provided, however, the royalty free, rent free license and lease granted in this clause (a) with respect to Equipment shall immediately expire upon the sale, lease, transfer or other disposition of such Equipment.

(b) The Collateral Trustee hereby grants (to the full extent of its rights and interests) the Revolving Credit Collateral Agent and its agents, representatives and designees solely during the Enforcement Period (A) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) to use all of the Term Priority Lien Collateral and Subordinated Lien Collateral constituting Intellectual Property solely to the extent necessary to collect all Accounts or amounts owing under Instruments or Chattel Paper constituting Revolving Credit Collateral and to complete the manufacture, packaging and sale of Inventory and (B) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property in connection with its Enforcement; provided, however, that on and after the 30th day following the termination of the Access Period with respect to the Primary Real Estate Assets, the Revolving Credit Collateral Agent, during the term of the above licenses, shall use any Trademarks of such licensed Intellectual Property solely in connection with (x) goods or services which the Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects of at least the same level of quality offered by, and in a manner in which the Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects consistent with the practices of, one or more Grantors as of the date of the Enforcement Notice or (y) the disposition of damaged, obsolete or second-quality goods which dispositions the Revolving Credit Collateral Agent in good faith reasonably believes will not materially diminish the distinctiveness and quality characteristics associated with such Intellectual Property or the validity thereof (it being understood and agreed that the Revolving Credit Collateral Agent and its agents, representatives and designees shall comply in all material respects with all laws pertaining to its use of Intellectual Property described hereunder, including notice requirements).

3.4 Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds. The Collateral Trustee, on behalf of itself, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, acknowledges and agrees that, to the extent any such Person exercises its rights of setoff against any Grantor’s Deposit Accounts, Securities Accounts or other assets, the amount of such setoff shall be deemed to be the Revolving Credit Collateral to be held and distributed pursuant to Section 4.2; provided, however, that the foregoing shall not

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apply to any setoff by any such Person against any Term Priority Lien Collateral or Subordinated Lien Collateral (including funds in any Net Available Cash Account) to the extent applied to payment of Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable. The Collateral Trustee, on behalf of itself, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, agrees that prior to an issuance of an Enforcement Notice all funds deposited under Account Agreements and then applied to the Revolving Credit Obligations shall be treated as Revolving Credit Collateral and, unless the Revolving Credit Collateral Agent has actual knowledge to the contrary, any claim that payments made to Revolving Credit Collateral Agent through the Deposit Accounts or Securities Accounts that are subject to Account Agreements are proceeds of or otherwise constitute Term Priority Lien Collateral or Subordinated Lien Collateral, are waived. The Revolving Credit Collateral Agent, Revolving Credit Claimholders, the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, each agrees that, prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (as among the Revolving Credit Collateral Agent, the Collateral Trustee and the various Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. The Revolving Credit Collateral Agent, Revolving Credit Claimholders, the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, each agrees that after an issuance of an Enforcement Notice, each such Person shall cooperate in good faith to identify the proceeds of the Revolving Credit Collateral, the Term Priority Lien Collateral and the Subordinated Lien Collateral, as the case may be (it being agreed that after an issuance of an Enforcement Notice, unless the Revolving Credit Collateral Agent has actual knowledge to the contrary, all funds deposited under Account Agreements and then applied to the Revolving Credit Obligations shall be presumed to be Revolving Credit Collateral (a presumption that can be rebutted by the Collateral Trustee)); provided, however, that neither any Revolving Credit Claimholder nor any Term Priority Lien Claimholder or Subordinated Lien Claimholder shall be liable or in any way responsible for any claims or damages from conversion of the Revolving Credit Collateral, Term Priority Lien Collateral or Subordinated Lien Collateral, as the case may be (it being understood and agreed that (a) the only obligation of any Revolving Credit Claimholder is to pay over to the Collateral Trustee, in the same form as received, with any necessary endorsements, all proceeds that such Revolving Credit Claimholder received that have been identified as proceeds of the Term Priority Lien Collateral or Subordinated Lien Collateral, as applicable, and (b) the only obligation of any Term Priority Lien Claimholder or any Subordinated Lien Claimholder is to pay over to the Revolving Credit Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Term Priority Lien Claimholder or Subordinated Lien Claimholder, as applicable, received that have been identified as proceeds of the Revolving Credit Collateral). Each of the Revolving Credit Collateral Agent and the Collateral Trustee may request from the other an accounting of the identification of the proceeds of Collateral (and the Revolving Credit Collateral Agent and the Collateral Trustee, as the case may, upon which such request is made shall deliver such accounting reasonably promptly after such request is made).

3.5 Allocation of Proceeds for Mixed Collateral. In the event that Revolving Credit Collateral and Term Priority Lien Collateral are disposed of in a single transaction or series of related transactions in which the aggregate sales price is not allocated between the Revolving Credit Collateral, on the one hand, and the Term Priority Lien Collateral, on the other hand,

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being sold, including in connection with or as a result of the sale of the Stock of any Grantor or a Subsidiary thereof that owns assets constituting Revolving Credit Collateral or Term Priority Lien Collateral, then, solely for purposes of this Agreement and unless otherwise agreed, the portion of the aggregate sales price deemed to be proceeds of the Revolving Credit Collateral, on the one hand, and the Term Priority Lien Collateral, on the other hand, shall be allocated as follows: (a) first, to the Revolving Credit Collateral in an amount equal to the face amount of all Accounts and the net book value of all Inventory sold; and (b) second, to the Revolving Credit Collateral or the Term Priority Lien Collateral in accordance with the respective fair market value of the other Collateral sold.

3.6 Exercise of Remedies – Applicable Landlord Agreements. In respect of each consent/waiver/access agreement, if any, among the Revolving Credit Collateral Agent and Collateral Trustee (collectively, the “Collateral Agents” and individually, a “Collateral Agent”), on the one hand, and a landlord leasing real estate to a Grantor or a bailee storing personal property for a Grantor (a “Landlord”), on the other hand, which provides that each Collateral Agent has the right to inspect or remove the personal property of the applicable Grantor from the premises (such consent/waiver/access agreement being an “Applicable Landlord Agreement”):

(a) if either Collateral Agent exercises its rights under such Applicable Landlord Agreement, such Collateral Agent hereby agrees to reimburse the other Collateral Agent upon demand for any repair by such other Collateral Agent of any damage arising from the removal of the personal property by or on behalf of such Collateral Agent; and

(b) the Collateral Trustee hereby expressly agrees, for the benefit of such Landlord and those claiming through such Landlord, that (i) such Landlord may exclusively deal with the Revolving Credit Collateral Agent until the date (the “Junior Lien Effective Date”) of a delivery of a certificate to such Landlord pursuant to the terms of such Applicable Landlord Agreement certifying to the effect that the Discharge of Revolving Credit Obligations has occurred and (ii) the Collateral Trustee has no right to object to any discussions, correspondence or agreements between such Landlord and the Revolving Credit Collateral Agent or any amendments or modifications to such Applicable Landlord Agreement prior to the Junior Lien Effective Date; it being understood and agreed, as between the Revolving Credit Collateral Agent and the Collateral Trustee, that the Revolving Credit Collateral Agent shall not agree without Collateral Trustee’s advance written consent to any amendment or modifications to such Applicable Landlord Agreement the reasonably likely effect of which is to impair Collateral Trustee’s rights as an invitee under such Applicable Landlord Agreement or impact the Collateral Trustee in any material respect differently than it would impact the Revolving Credit Collateral Agent under such Applicable Landlord Agreement prior to the Junior Lien Effective Date.

IV.	PAYMENTS.

4.1 Application of Proceeds. Subject to the provisions of Section 6.5 hereof, so long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Revolving Credit Collateral or proceeds thereof received in connection with the sale or other

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disposition of, or collection on, such Collateral upon the exercise of remedies by the Revolving Credit Collateral Agent or Revolving Credit Claimholders, shall be applied by the Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Loan Documents. Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall deliver to the Collateral Trustee any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Collateral Trustee in such order as specified in the Term Priority Lien Documents and Subordinated Lien Documents.

4.2 Payments Over in Violation of Agreement. Unless and until each of the Discharge of Revolving Credit Obligations, the Discharge of Term Priority Lien Obligations and the Discharge of Subordinated Lien Obligations have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof received by any Revolving Credit Claimholder, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Revolving Credit Collateral Agent or Collateral Trustee, as appropriate, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Trustee and Revolving Credit Collateral Agent are each hereby authorized to make any such endorsements as agent for the other Person. This authorization is coupled with an interest and is irrevocable until each of the Discharge of Revolving Credit Obligations, the Discharge of Term Priority Lien Obligations and the Discharge of Subordinated Lien Obligations have occurred.

4.3 Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Loan Documents; and (b) the Term Priority Lien Claimholders or the Subordinated Lien Claimholders, as the case may be, may be applied, reversed and reapplied, in whole or in part, to the Term Priority Lien Obligations or the Subordinated Lien Obligations to the extent provided for in the Term Priority Lien Documents and Subordinated Lien Documents.

V.	OTHER AGREEMENTS.

5.1 Releases.

(a) If in connection with the exercise of Revolving Credit Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.1, the Revolving Credit Collateral Agent, for itself and/or on behalf of any of the other Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Collateral, then the Liens, if any, of the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Collateral Trustee, for itself and/or on behalf of any of the Term Priority Lien Claimholders and/or on behalf of any of the Subordinated Lien Claimholders, promptly shall execute and deliver to the Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as the Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

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(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of each of the Revolving Credit Loan Documents, the Term Priority Lien Documents and the Subordinated Lien Documents (including voluntary Dispositions of Revolving Credit Collateral by the respective Grantors after a Revolving Credit Default, voluntary Dispositions of Term Priority Lien Collateral by the respective Grantors after a Term Priority Lien Default and voluntary Dispositions of Subordinated Lien Collateral by the respective Grantors after a Subordinated Lien Default), the Revolving Credit Collateral Agent, for itself and/or on behalf of any of the Revolving Credit Claimholders, releases its Liens on any part of the Revolving Credit Collateral, in each case other than (x) in connection with the Discharge of Revolving Credit Obligations or (y) after the occurrence and during the continuance of a Term Priority Lien Default or a Subordinated Lien Default as the case may be (which clause (y) will not apply if the net proceeds of such Disposition are applied to the Revolving Credit Obligations), then the Liens, if any, of the Collateral Trustee, for itself and/or on behalf of any of the Term Priority Lien Claimholders and/or on behalf of any of the Subordinated Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. The Collateral Trustee, for itself and/or on behalf of any Term Priority Lien Claimholder and/or on behalf of any Subordinated Lien Claimholder, promptly shall execute and deliver to the Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as the Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

(c) Until the Discharge of Revolving Credit Obligations shall occur, the Collateral Trustee, for itself and/or on behalf of the Term Priority Lien Claimholders and/or on behalf of the Subordinated Lien Claimholders, hereby irrevocably constitutes and appoints Revolving Credit Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Trustee, such Term Priority Lien Claimholder or Subordinated Lien Claimholder, whether in the Revolving Credit Collateral Agent’s name or, at the option of the Revolving Credit Collateral Agent, in the Collateral Trustee’s, any Term Priority Lien Claimholder’s or Subordinated Lien Claimholder’s own name, from time to time in such Revolving Credit Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2 Insurance.

(a) Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, (i) the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any

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condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Revolving Credit Collateral and to the extent required by the Revolving Credit Loan Documents shall be paid to the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations are outstanding, and subject to the terms of, and the rights of the Grantors under, the Term Priority Lien Documents or Subordinated Lien Documents, as applicable, to the Collateral Trustee for the benefit of the Term Priority Lien Claimholders or Subordinated Lien Claimholders, as applicable, to the extent required under the Term Priority Lien Documents or Subordinated Lien Documents, as applicable, and then, to the extent no Term Priority Lien Obligations or Subordinated Lien Obligations which were secured by such Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Collateral Trustee, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Collateral Agent in accordance with the terms of Section 4.2.

(b) To effectuate the foregoing, the Revolving Credit Collateral Agent and Collateral Trustee shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for business interruption or for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Term Priority Lien Collateral or Subordinated Lien Collateral, such proceeds shall (subject to the rights of the Grantors) first be applied to repay the Revolving Credit Obligations and then be applied, to the extent required by the Term Priority Lien Documents or the Subordinated Lien Documents, to the Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable.

5.3 Amendments to Revolving Credit Loan Documents, Term Priority Lien Documents and Subordinated Lien Documents; Refinancing; Legending Provisions.

(a) The Revolving Credit Loan Documents, the Term Priority Lien Documents and the Subordinated Lien Documents may be amended, restated, supplemented, modified, replaced, renewed, extended or increased in accordance with the terms of both the Revolving Credit Loan Documents, the Term Priority Lien Documents and the Subordinated Lien Documents and the Revolving Credit Obligations, the Term Priority Lien Obligations and the Subordinated Lien Obligations may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any Revolving Credit Document, any Term Priority Lien Document or Subordinated Lien Document) of the Revolving Credit Claimholders, the Term Priority Lien Claimholders or the Subordinated Lien Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement, provided, however, that (i) the holders of such Refinancing debt bind themselves in an Intercreditor Agreement Joinder or other writing,

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reasonably acceptable to the Collateral Trustee and Revolving Credit Collateral Agent and addressed to the Collateral Trustee or Revolving Credit Collateral Agent, as the case may be, to the terms of this Agreement, (ii) any such amendment, restatement, supplement, modification, replacement, renewal, extension, increase or Refinancing shall be in accordance with the provisions of both the Revolving Credit Loan Documents, the Term Priority Lien Documents and the Subordinated Lien Documents, (iii) any such amendment, restatement, supplement, modification, replacement, renewal, extension, increase or Refinancing shall not, without the consent of the Collateral Trustee, increase the sum of (1) the then outstanding aggregate principal amount under the Revolving Credit Agreement (including, if any, any undrawn portion of any commitment under the Revolving Credit Agreement) and (2) the aggregate face amount of any letters of credit issued under the Revolving Credit Agreement and not reimbursed, in excess of the Cap Amount, and (iv) any such amendment, restatement, supplement, modification, replacement, renewal, extension, increase or Refinancing shall not, except in compliance with the Term Priority Lien Documents and the Subordinated Lien Documents, grant a Lien on the Term Priority Lien Collateral or Subordinated Lien Collateral in favor of the Revolving Credit Collateral Agent senior and prior to or pari passu with the Lien on the Term Priority Lien Collateral or Subordinated Lien Collateral in favor of the Collateral Trustee.

(b) The Companies agree that each security agreement relating to the Revolving Credit Collateral that is a Term Priority Lien Collateral Document or a Subordinated Lien Document shall include the following language (or language to similar effect approved by both the Collateral Trustee and the Revolving Credit Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Trustee] pursuant to this Agreement and the exercise of any right or remedy by the [Collateral Trustee] hereunder are subject to the provisions of the Fourth Amended and Restated Intercreditor Agreement, dated as of June 11, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among MRC Global Inc. (“MRC Global”), certain subsidiaries of MRC Global, Bank of America, N.A., in its capacity as a “Revolving Credit Collateral Agent”, U.S. Bank National Association, in its capacity as the “Collateral Trustee” and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(c) The Revolving Credit Collateral Agent and the Collateral Trustee shall each use its commercially reasonable efforts to notify the other parties of any written amendment or modification to any Revolving Credit Loan Document, any Term Priority Lien Document or any Subordinated Lien Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. In connection with amendments or modifications permitted by Section 5.3, Revolving Credit Collateral Agent and the Collateral Trustee, as applicable, shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Persons.

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5.4 Bailees for Perfection.

(a) Revolving Credit Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Term Priority Lien Claimholders and Subordinated Lien Claimholders and as bailee for the Collateral Trustee (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Term Priority Lien Documents and the Subordinated Lien Documents, subject to the terms and conditions of this Section 5.4.

(b) The Revolving Credit Collateral Agent shall have no obligation whatsoever to any other Person to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations as provided in paragraph (d) below, so that, subject to the terms of this Agreement, until a Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Loan Documents (but only to the extent that such Collateral constitutes Revolving Credit Collateral) as if the Liens (if any) of the Collateral Trustee did not exist.

(c) The Revolving Credit Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the Revolving Credit Loan Documents, the Term Priority Lien Documents, the Subordinated Lien Documents, this Agreement or any other document, a fiduciary relationship with any other Person with respect to such acts.

(d) Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Collateral Trustee to the extent the Term Priority Lien Obligations or the Subordinated Lien Obligations which are secured by such Pledged Collateral remain outstanding, and second, to the applicable Grantor (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Revolving Credit Collateral Agent further agrees to take all other action reasonably requested by the Collateral Trustee in connection with the Collateral Trustee obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

5.5 When Discharge of Revolving Credit Obligations, Discharge of Term Priority Lien Obligations and Discharge of Subordinated Lien Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of Revolving Credit Obligations, the Discharge of Term Priority Lien Obligations or the Discharge of Subordinated Lien Obligations, any of the

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Companies enters into any Refinancing of any Revolving Credit Obligation, any Term Priority Lien Obligation or any Subordinated Lien Obligation, as the case may be, which Refinancing is permitted by the Term Priority Lien Documents, the Subordinated Lien Documents and the Revolving Credit Loan Documents, then such Discharge of Revolving Credit Obligations, such Discharge of Term Priority Lien Obligations or such Discharge of Subordinated Lien Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations, Discharge of Term Priority Lien Obligations or Discharge of Subordinated Lien Obligations) and, from and after the date on which the New Debt Notice (defined below) is delivered to the Collateral Trustee or the Revolving Credit Collateral Agent, as appropriate, in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations, Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Collateral Agent or Collateral Trustee, as the case may be, under such new Revolving Credit Loan Documents, Term Priority Lien Documents or Subordinated Lien Documents shall be the Revolving Credit Collateral Agent or Collateral Trustee for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that any of the Companies has entered into new Revolving Credit Loan Documents, new Term Priority Lien Documents or new Subordinated Lien Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent or trustee for such facility, such agent or trustee, the “New Agent”), the Revolving Credit Collateral Agent and the Collateral Trustee shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Revolving Credit Collateral Agent, the Collateral Trustee, the Revolving Credit Claimholders, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, as the case may be, to be bound by the terms of this Agreement.

5.6 Additional Secured Debt. MRC Global and the other applicable Grantors will be permitted to designate as an additional holder of Secured Debt Obligations hereunder each Person who is, or who becomes or who is to become, the registered holder of Term Priority Lien Debt or the registered holder of Subordinated Lien Debt incurred by MRC Global or such other Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Documents. MRC Global or the other applicable Grantor may effect such designation by delivering to the Collateral Trustee and the Revolving Credit Collateral Agent, each of the following:

(i) an Officers’ Certificate stating that MRC Global or such other Grantor intends to incur additional Term Priority Lien Debt and/or Subordinated Lien Debt (“Additional Secured Debt”) which will be (1) Term Priority Lien Debt permitted by each applicable Secured Document to be incurred and secured by a Term Priority Lien equally and ratably with all previously existing and future

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Term Priority Lien Debt or (2) Subordinated Lien Debt permitted by each applicable Secured Document to be incurred and secured by a Subordinated Lien equally and ratably with all previously existing and future Subordinated Lien Debt; and

(ii) an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Secured Debt must be designated as an additional holder of Secured Debt Obligations hereunder and must, prior to or substantially concurrent with such designation, sign and deliver on behalf of the holders or lenders of such Additional Secured Debt an Intercreditor Agreement Joinder, and, to the extent necessary or appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow MRC Global or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Document.

VI.	INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1 Finance and Sale Issues.

(a) Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agent shall, acting in accordance with the Revolving Credit Agreement, agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) other than the identifiable cash proceeds of any Term Priority Lien Collateral or Subordinated Lien Collateral, in each case, on which a Lien has been granted to the Revolving Credit Collateral Agent pursuant to the Revolving Credit Loan Documents or any Grantor to obtain financing, whether from the Revolving Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), provided that, the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of indebtedness constituting borrowed money under the Revolving Credit Agreement plus the aggregate face amount of any letters of credit issued and not reimbursed under the Revolving Credit Agreement does not exceed the sum of the Cap Amount and the DIP Financing Cap, then each Term Priority Lien Claimholder and each Subordinated Lien Claimholder agrees that it (i) will raise no objection to or contest such Cash Collateral use or DIP Financing so long as the Term Priority Lien Claimholders and Subordinated Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their perfected interests in the Term Priority Lien Collateral or Subordinated Lien Collateral, as applicable and (ii) will not support any other Person objecting to such use of Cash Collateral or DIP Financing. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements above, the Collateral Trustee will subordinate any Liens in the Revolving Credit Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as

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expressly agreed by the Revolving Credit Collateral Agent or to the extent permitted by Section 6.3). The Revolving Credit Collateral Agent, for itself and for the Revolving Credit Claimholders, the Collateral Trustee, for itself and for the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, agree that notice received two business days prior to the entry of an order approving usage of Cash Collateral or approving DIP Financing shall be adequate notice.

(b) Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agent shall, acting in accordance with the Revolving Credit Agreement, agree to permit a sale of the Revolving Credit Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then each Term Priority Lien Claimholder and each Subordinated Lien Claimholder agrees that it will not raise any objection to or contest such sale or request adequate protection or any other relief in connection therewith (it being understood that the Term Priority Lien Claimholders and the Subordinated Lien Claimholders still, but subject to this Agreement, have rights with respect to the proceeds of such Collateral).

6.2 Relief from the Automatic Stay.

(a) Until the Discharge of Revolving Credit Obligations has occurred, the Collateral Trustee, each Term Priority Lien Claimholder and each Subordinated Lien Claimholder, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Collateral, without the prior written consent of the Revolving Credit Collateral Agent.

(b) Until both the Discharge of Term Priority Lien Obligations and the Discharge of Subordinated Lien Obligations have occurred, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it shall not seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Priority Lien Collateral and Subordinated Lien Collateral (other than to the extent such relief is required to exercise its rights under Section 3.2 or Section 3.3), without the prior written consent of the Collateral Trustee.

6.3 Adequate Protection.

(a) The Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, each agree that none of them shall contest (or support any other Person contesting):

(1) any request by the Revolving Credit Collateral Agent for adequate protection with respect to the Revolving Credit Collateral; or

(2) any objection by the Revolving Credit Collateral Agent to any motion, relief, action or proceeding based on the Revolving Credit Collateral Agent or the Revolving Credit Claimholders claiming a lack of adequate protection with respect to the Revolving Credit Collateral.

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(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the Revolving Credit Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Collateral) in connection with any Cash Collateral use or DIP Financing, then the Collateral Trustee, on behalf of itself, any of the Term Priority Lien Claimholders or any of the Subordinated Lien Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated (except to the extent that the Collateral Trustee already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens securing the Revolving Credit Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Collateral Trustee on Revolving Credit Collateral; and

(2) in the event the Collateral Trustee, on behalf of itself, any of the Term Priority Lien Claimholders or any of the other Subordinated Lien Claimholders, seeks or requests adequate protection of their respective interest in the Revolving Credit Collateral and such adequate protection is granted in the form of additional collateral, then the Collateral Trustee, on behalf of itself, any of the Term Priority Lien Claimholders or any of the Subordinated Lien Claimholders, agrees that it will not oppose any request by the Revolving Credit Collateral Agent for adequate protection in the form of a Lien on such additional collateral as security for the Revolving Credit Obligations and for any Cash Collateral use or DIP Financing provided by the Revolving Credit Claimholders and that any Lien on such additional collateral securing the Term Priority Lien Obligations and/or Subordinated Lien Obligations shall be subordinated to the Lien on such collateral securing the Revolving Credit Obligations and any such DIP Financing provided by the Revolving Credit Claimholders (and all obligations relating thereto) and to any other Liens granted to the Revolving Credit Claimholders as adequate protection on the same basis as the other Liens securing the Term Priority Lien Obligations and Subordinated Lien Obligations are so subordinated to such Revolving Credit Obligations under this Agreement

(c) Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Revolving Credit Collateral, nothing herein shall limit the rights of any Term Priority Lien Claimholder or any Subordinated Lien Claimholder from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4 Avoidance Issues. If any Revolving Credit Claimholder, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount paid in respect of Revolving Credit Obligations, Term Priority Lien Obligations or Subordinated Lien Obligations, as the case may be, (a “Recovery”), then such Revolving Credit Claimholders, Term Priority Lien Claimholders or Subordinated Lien Claimholders shall be entitled to a

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reinstatement of Revolving Credit Obligations, Term Priority Lien Obligations or Subordinated Lien Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5 Reorganization Securities. Notwithstanding anything to the contrary in this Agreement, if, in any Insolvency or Liquidation Proceeding, (i) the Term Priority Lien Claimholders or the Subordinated Lien Claimholders receive pursuant to a plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Junior Lien Reorganization Securities”) in whole or in part on account of their junior Liens on the Revolving Credit Collateral (such Collateral, the “Applicable Junior Collateral”) that are secured by Liens on such Applicable Junior Collateral, and (ii) the Revolving Credit Claimholders receive pursuant to such plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Senior Lien Reorganization Securities”) in whole or in part on account of their Revolving Credit Obligations that are secured by Liens on such Applicable Junior Collateral, then (x) the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, as applicable, shall be entitled to retain their Junior Lien Reorganization Securities and shall not be obligated to turnover same to any or all of the Revolving Credit Claimholders, and (y) to the extent the Junior Lien Reorganization Securities and the Senior Lien Reorganization Securities are secured by Liens upon the same Applicable Junior Collateral, the provisions of this Agreement will survive the distribution of such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and will apply with like effect to the Junior Lien Reorganization Securities and Senior Lien Reorganization Securities, to such Liens securing such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and to the distribution of proceeds of such Applicable Junior Collateral.

6.6 Separate Grants of Security and Separate Classifications. The Revolving Credit Claimholders, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders acknowledge and agree that (i) the grants of Liens pursuant to the Revolving Credit Loan Documents, the Term Priority Lien Documents and the Subordinated Lien Documents constitute three separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Priority Lien Obligations, the Subordinated Lien Obligations and the Revolving Credit Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Credit Claimholders, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Term Priority Lien Claimholders or the Subordinated Lien Claimholders, with the Term Priority Lien Claimholders and the Subordinated Lien Claimholders hereby acknowledging and agreeing to turn over to the Revolving Credit

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Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Priority Lien Claimholders or Subordinated Lien Claimholders, as applicable.

6.7 Post-Petition Interest.

(a) Neither the Collateral Trustee nor any Term Priority Lien Claimholders or Subordinated Lien Claimholders shall oppose or seek to challenge any claim by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Collateral Trustee on behalf of the Term Priority Lien Claimholders and Subordinated Lien Claimholders on the Collateral.

(b) Neither the Revolving Credit Collateral Agent nor any other Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Collateral Trustee, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Term Priority Lien Obligations or Subordinated Lien Obligations, as applicable, consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Term Priority Lien Claimholder’s or Subordinated Lien Claimholder’s, as applicable, claim, without regard to the existence of the Lien of the Revolving Credit Collateral Agent on behalf of the Revolving Credit Claimholders on the Collateral.

VII.	RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges that it and the Revolving Credit Claimholders have, independently and without reliance on the Collateral Trustee, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Loan Documents or this Agreement. The Collateral Trustee, on behalf of the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, acknowledges that the Term Priority Lien Claimholders and the Subordinated Lien Claimholders have, independently and without reliance on the Revolving Credit Collateral Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Priority Lien Documents and/or Subordinated Lien Documents, as applicable, and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Priority Lien Documents, Subordinated Lien Documents or this Agreement; provided, that nothing herein or in any Term Priority Lien Document or Subordinated Lien Document shall be construed to impose any obligation on the Collateral Trustee in its individual capacity to advance its own funds or extend credit to the Companies, any Claimholder or any other Person.

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7.2 No Warranties or Liability. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges and agrees that each of the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Priority Lien Documents or the Subordinated Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Priority Lien Documents and Subordinated Lien Documents, as applicable, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, each acknowledges and agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Revolving Credit Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders shall have no duty to the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have no duty to the Collateral Trustee, any of the Term Priority Lien Claimholders or any of the Subordinated Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Loan Documents, the Term Priority Lien Documents and the Subordinated Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Collateral Trustee, the Term Priority Lien Claimholders or the Subordinated Lien Claimholders to enforce any provision of this Agreement, any Revolving Credit Loan Document, any Term Priority Lien Document or any Subordinated Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Loan Documents, any of the Term Priority Lien Documents or any of the Subordinated Lien Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.

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(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Loan Documents, the Term Priority Documents and the Subordinated Lien Documents and subject to the provisions of Section 5.3(a)), the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders may, at any time and from time to time in accordance with the Revolving Credit Loan Documents, the Term Priority Lien Documents and the Subordinated Lien Documents and/or applicable law, without the consent of, or notice to, the other Persons (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Revolving Credit Collateral Agent or Collateral Trustee or any rights or remedies under any of the Revolving Credit Loan Documents, the Term Priority Lien Documents or the Subordinated Lien Documents; provided that any such increase in the Revolving Credit Obligations shall not increase the sum of the Indebtedness constituting principal under the Revolving Credit Agreement and the face amount of any letters of credit issued under the Revolving Credit Agreement and not reimbursed to an amount in excess of the Cap Amount;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders and the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Revolving Credit Loan Documents, any Term Priority Lien Documents or any Subordinated Lien Documents;

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(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations, Term Priority Lien Obligations or Subordinated Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document, any Term Priority Lien Document or any Subordinated Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations, the Term Priority Lien Obligations or any Subordinated Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving Credit Collateral Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Collateral Trustee, the Term Priority Lien Obligations, any Term Priority Lien Claimholder, the Subordinated Lien Obligations or any Subordinated Lien Claimholder in respect of this Agreement.

VIII.	MISCELLANEOUS.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Loan Document, any Term Priority Lien Document or any Subordinated Lien Document, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Collateral Agent and Revolving Credit Claimholders under Section 6.4;

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(b) with respect to the Collateral Trustee, the date of the Discharge of Term Priority Lien Obligations and the Discharge of Subordinated Lien Obligations, subject to the rights of the Collateral Trustee under Section 6.4;

(c) with respect to the Term Priority Lien Claimholders, the date of the Discharge of Term Priority Lien Obligations, subject to the rights of the Term Priority Lien Claimholders under Section 6.4; and

(d) with respect to the Subordinated Lien Claimholders, the date of the Discharge of Subordinated Lien Obligations, subject to the rights of the Subordinated Lien Claimholders under Section 6.4.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of Revolving Credit Collateral Agent and the Collateral Trustee or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute Revolving Credit Obligations, Term Priority Lien Obligations or Subordinated Lien Obligations as the Grantors may designate).

8.4 Information Concerning Financial Condition of the Companies and their Subsidiaries. The Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, and the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of MRC Global and its Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations, the Term Priority Lien Obligations or the Subordinated Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations, the Term Priority Lien Obligations or the Subordinated Lien Obligations. Neither the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, nor the Collateral Trustee, the Term Priority Lien Claimholders or the Subordinated Lien Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, on the one hand, or the Collateral Trustee, the Term Priority Lien Claimholders or the Subordinated Lien Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

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(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Term Priority Lien Claimholders, any of the Subordinated Lien Claimholders or the Collateral Trustee pays over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Term Priority Lien Claimholders, the Subordinated Lien Claimholders and the Collateral Trustee shall be subrogated to the rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders; provided, however, that, the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, hereby each agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Collateral Trustee, any Term Priority Lien Claimholder or any Subordinated Lien Claimholder that are paid over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce the amounts which such Grantor shall be obligated to pay the Collateral Trustee, any such Term Priority Lien Claimholder or any such Subordinated Lien Claimholder.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the Revolving Credit Claimholders or the Revolving Credit Collateral Agent pays over to the Collateral Trustee, the Term Priority Lien Claimholders or the Subordinated Lien Claimholders under the terms of this Agreement, the Revolving Credit Claimholders and the Revolving Credit Collateral Agent shall be subrogated to the rights of the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders; provided, however, that the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until each of the Discharge of Term Priority Lien Obligations and the Discharge of Subordinated Lien Obligations has occurred. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders that are paid over to the Collateral Trustee, any Term Priority Lien Claimholder or any

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Subordinated Lien Claimholder pursuant to this Agreement shall not reduce the amounts which such Grantor shall be obligated to pay the Revolving Credit Collateral Agent or such Revolving Credit Claimholders.

8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND

(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING

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(OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY SECURED DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.7 Notices. All notices to the Revolving Credit Claimholders, the Term Priority Lien Claimholders and Subordinated Lien Claimholders permitted or required under this Agreement shall also be sent to the Revolving Credit Collateral Agent and Collateral Trustee, as applicable. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances. The Revolving Credit Collateral Agent, the Collateral Trustee and each of the Claimholders, each agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Revolving Credit Collateral Agent or Collateral Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by Revolving Credit Collateral Agent or Collateral Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral, the Term Priority Lien Collateral or the Subordinated Lien Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Loan Documents, the Term Priority Lien Documents and the Subordinated Lien Documents.

8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.10 Binding Effect on Successors and Assigns and on Claimholders. This Agreement shall be binding upon the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders and their respective successors and assigns. Collateral Trustee represents that

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it has not agreed to any modification of the provisions in the Term Priority Lien Documents or the Subordinated Lien Documents authorizing it to execute this Agreement and bind the Term Priority Lien Claimholders and Subordinated Lien Claimholders, and the Revolving Credit Collateral Agent represents that it has not agreed to any modification of the provisions in the Revolving Credit Agreement authorizing it to execute this Agreement and bind the Revolving Credit Claimholders. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Collateral Trustee nor the Revolving Credit Collateral Agent makes any representation regarding the validity or binding effect of the Term Priority Lien Documents, the Subordinated Lien Documents or Revolving Credit Loan Documents, respectively, or their authority to bind any of the Claimholder’s through their execution of this Agreement.

8.11 Specific Performance. Each of the Revolving Credit Collateral Agent and the Collateral Trustee may demand specific performance of this Agreement. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, and the Collateral Trustee, on behalf of itself, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders or the Collateral Trustee, the Term Priority Lien Claimholders or the Subordinated Lien Claimholders, as the case may be.

8.12 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by PDF or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Revolving Credit Collateral Agent, the Collateral Trustee, the Revolving Credit Claimholders, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, or as between the Grantors and the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Loan Documents, the Term Priority Lien Documents and Subordinated Lien Documents, respectively.

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8.16 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders on the one hand and the Collateral Trustee, the Term Priority Lien Claimholders and the Subordinated Lien Claimholders on the other hand. None of the Grantor or any other creditor thereof shall have any rights or obligations hereunder and neither the Companies nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations, the Term Priority Lien Obligations and the Subordinated Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.17 Amendment and Restatement. This Agreement amends and restates the Existing Intercreditor Agreement in its entirety. The parties acknowledge and agree that this agreement does not constitute a termination of the rights and obligations under the Existing Intercreditor Agreement, all of which are in all respects continuing under this Agreement with only the terms being modified from and after the date hereof as provided in this Agreement.

8.18 Collateral Trustee Authority Subject to Collateral Trust Agreement and Term Credit Agreement; Liability of Collateral Trustee.

(a) U.S. Bank National Association has been appointed the Collateral Trustee pursuant to the Collateral Trust Agreement and Article 13 of the Term Credit Agreement. Notwithstanding anything to the contrary in this Agreement, it is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Collateral Trustee hereunder is subject to the terms of the delegation of authority made by the Secured Parties (as defined in the Collateral Trust Agreement) to the Collateral Trustee pursuant to the Collateral Trust Agreement and the Term Credit Agreement and that the Collateral Trustee has agreed to act (and any successor Collateral Trustee shall act) as such hereunder only on the express conditions and with the benefit of the express protections contained in the Collateral Trust Agreement, the Term Credit Agreement (including, without limitation, Article 13 thereof) and any other Term Priority Lien Document or Subordinated Lien Document.

(b) In furtherance of the foregoing, and notwithstanding anything to the contrary contained in this Agreement, (i) it is understood that the Collateral Trustee is entering into this Agreement solely as collateral trustee for the benefit of the Term Priority Lien Claimholders and the Subordinated Lien Claimholders, and not in its individual capacity; (ii) the obligations of the Collateral Trustee under or in respect of this Agreement are non-recourse to the Collateral Trustee in its individual capacity (as opposed to its capacity as the Collateral Trustee) and no recourse, claim (including any deficiency claim, tort claim or otherwise) or proceeding shall be made, asked for, taken, commenced or enforced against the Collateral Trustee in its individual capacity (as opposed to its capacity as the Collateral Trustee) under or in respect of this Agreement; (iii) the Collateral Trustee is entitled to all of its rights, privileges, protections and immunities under the Term Priority Lien Documents and the Subordinated Lien Documents, in addition to any such rights, privileges, protections and immunities herein; (iv) in

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the administration of this Agreement and performance of its duties herein, the Collateral Trustee shall be entitled to follow the directions of the Term Agent or any other Term Priority Lien Claimholder or Subordinated Lien Claimholder, as applicable, as provided in the Collateral Trust Agreement, Term Priority Lien Documents and Subordinated Lien Documents; and (v) the Collateral Trustee shall have no liability in its individual capacity (as opposed to its capacity as the Collateral Trustee) to the Revolving Credit Collateral Agent or any Revolving Credit Claimholder in connection with this Agreement.

[Remainder of Page Intentionally Left Blank]

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Revolving Credit Collateral Agent:

BANK OF AMERICA, N.A., as Revolving Credit Collateral Agent

By:
Name: Mark Porter
Title: Senior Vice President

Notice Address:

901 Main Street, 11th Floor
TXl-492-11-23
Dallas, Texas 75202
Attention: Mark Porter
Fax: 214-209-4766

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Collateral Trustee:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Notice Address:

U.S. Bank National Association
c/o U.S. Bank Corporate Trust Services
214 North Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Attention: James Hanley, CDO Trust Services
Telephone: (302) 576-3714
Facsimile: (704) 335-4678
Email: Agency.Services@usbank.com

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

Acknowledged and Agreed to by the Companies:

MRC GLOBAL INC.
MCJUNKIN RED MAN CORPORATION
MIDWAY-TRISTATE CORPORATION
MCJUNKIN RED MAN DEVELOPMENT CORPORATION
MILTON OIL & GAS COMPANY
GREENBRIER PETROLEUM CORPORATION
RUFFNER REALTY COMPANY
MRC MANAGEMENT COMPANY
THE SOUTH TEXAS SUPPLY COMPANY, INC.

By:
Name: Andrew Lane
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT]

EXHIBIT A

FORM OF INTERCREDITOR AGREEMENT JOINDER

The undersigned,                     , a                     , hereby agrees to become party as [a Grantor] [agent/trustee] under the Fourth Amended and Restated Intercreditor Agreement dated as of June 11, 2015 (the “Intercreditor Agreement”) among MRC GLOBAL INC., a Delaware corporation (“MRC Global”), certain subsidiaries of MRC Global, BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent for the Revolving Credit Secured Parties referenced below (including its successors and assigns from time to time, the “Revolving Credit Collateral Agent”) and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral trustee for the Term Secured Parties, the Additional Term Secured Parties, if any, and the Subordinated Lien Secured Parties, if any, in each case, referenced therein (including its successors and assigns from time to time, the “Collateral Trustee”), as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 8 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of             , 20    .

[ ]

By:

Name:
Title:

A-1